Exhibit 10.17

$650,000,000

CREDIT AGREEMENT

Dated as of August 26, 2008

Among

PK SALE LLC,

 as Borrower

PRK HOLDINGS I LLC, PRK HOLDINGS II LLC, PRK HOLDINGS III LLC,

as Guarantors

KIMCO REALTY CORPORATION,

as Guarantor

THE LENDERS

from time to time party hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

WACHOVIA BANK, NATIONAL ASSOCIATION,

THE BANK OF NOVA SCOTIA,

as Syndication Agents

WELLS FARGO BANK, NATIONAL ASSOCIATION,

ROYAL BANK OF CANADA,

as Documentation Agents

_______________

JPMORGAN SECURITIES INC.,

WACHOVIA CAPITAL MARKETS, INC.

as Joint Bookrunners and Joint Lead Arrangers

TABLE OF CONTENTS

PAGE

ARTICLE I

DEFINITIONS

333

SECTION 1.1

Defined Terms

333

SECTION 1.2

Other Definitional Provisions; Interpretation

350

SECTION 1.3

Accounting Terms; GAAP

351

ARTICLE II

THE LOANS

351

SECTION 2.1

Loans

351

SECTION 2.2

Prepayments

352

SECTION 2.3

Conversion and Continuation Options

353

SECTION 2.4

Interest Rates and Payment Dates

354

SECTION 2.5

Computation of Interest

354

SECTION 2.6

Inability to Determine Interest Rate

355

SECTION 2.7

Pro Rata Treatment and Payments

355

SECTION 2.8

Illegality

356

SECTION 2.9

Requirements of Law

356

SECTION 2.10

Taxes

357

SECTION 2.11

Indemnity

359

SECTION 2.12

Change of Lending Office

359

SECTION 2.13

Replacement of Lenders under Certain Circumstances

359

SECTION 2.14

Obligations of Loan Parties Not Contractually Subordinated

360

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF HS LOAN PARTIES

360

SECTION 3.1

Existence, Compliance With Law, Power, Authorization, Enforceability

360

SECTION 3.2

No Legal Bar, Approvals, Material Litigation, No Default

360

SECTION 3.3

Ownership of Property, Intellectual Property

361

SECTION 3.4

No Burdensome Restrictions

362

SECTION 3.5

Taxes, Federal Regulations

362

SECTION 3.6

ERISA

362

SECTION 3.7

Investment Company Act; Other Regulations

362

SECTION 3.8

Collateral, Guarantees

362

SECTION 3.9

Purpose

363

SECTION 3.10

Environmental Matters

363

SECTION 3.11

Insurance, Condition of Properties

363

SECTION 3.12

Solvency

364

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF KIMCO

364

SECTION 4.1

Financial Condition

364

SECTION 4.2

No Change

364

SECTION 4.3

Corporate Existence; Compliance with Law

365

SECTION 4.4

Power; Authorization; Enforceable Obligations

365

SECTION 4.5

No Legal Bar; Approvals

365

SECTION 4.6

Kimco Guarantee

365

SECTION 4.7

Benefit of Loans

365

SECTION 4.8

Solvency

365

SECTION 4.9

[Reserved]

366

SECTION 4.10

Full Disclosure

366

ARTICLE V

CONDITIONS

366

SECTION 5.1

Conditions to Effectiveness, Effective Date

366

SECTION 5.2

Conditions to the Borrowing

367

ARTICLE VI

AFFIRMATIVE COVENANTS OF KIMCO

368

SECTION 6.1

Financial Statements

368

SECTION 6.2

Certificates; Other Information

368

SECTION 6.3

Payment of Obligations

369

SECTION 6.4

Maintenance of Existence, etc

369

SECTION 6.5

Inspection of Property; Books and Records; Discussions

369

SECTION 6.6

Notices

369

SECTION 6.7

Further Assurances

370

ARTICLE VII

AFFIRMATIVE COVENANTS OF THE HS LOAN PARTIES

370

SECTION 7.1

Certificates; Other Information

370

SECTION 7.2

Payment of Obligations

371

SECTION 7.3

Maintenance of Existence, etc

371

SECTION 7.4

Maintenance of Property; Insurance

371

SECTION 7.5

Inspection of Property; Books and Records; Discussions

371

SECTION 7.6

Notices

371

SECTION 7.7

Environmental Laws

372

SECTION 7.8

Compliance with Laws

373

SECTION 7.9

ERISA-Related Update

373

SECTION 7.10

Further Assurances

373

ARTICLE VIII

NEGATIVE COVENANTS OF KIMCO

373

SECTION 8.1

Financial Covenants

373

ARTICLE IX

NEGATIVE COVENANTS OF THE HS LOAN PARTIES

374

SECTION 9.1

Limitation on Transactions with Affiliates

374

SECTION 9.2

Limitation on Changes in Fiscal Year

374

SECTION 9.3

Limitation on Lines of Business; Issuance of Commercial Paper; Swap Agreements

374

SECTION 9.4

Limitation on Indebtedness

375

SECTION 9.5

Limitation on Liens

375

SECTION 9.6

Plans

375

SECTION 9.7

Margin Stock, Use of Facility

375

SECTION 9.8

Ownership of Property

375

SECTION 9.9

Limitation on Certain Fundamental Changes

376

SECTION 9.10

Limitation on Restricted Payments

376

ARTICLE X

EVENTS OF DEFAULT

376

ARTICLE XI

THE AGENTS

378

SECTION 11.1

The Agents

378

SECTION 11.2

Indemnification

380

SECTION 11.3

Certain Agents, Arrangers, and Bookrunners

380

ARTICLE XII

MISCELLANEOUS

381

SECTION 12.1

Amendments and Waivers

381

SECTION 12.2

Notices

381

SECTION 12.3

No Waiver; Cumulative Remedies

382

SECTION 12.4

Survival of Representations and Warranties

382

SECTION 12.5

Payment of Expenses and Taxes; Indemnity

382

SECTION 12.6

Successors and Assigns

383

SECTION 12.7

Disclosure

385

SECTION 12.8

Extension of Maturity Date

385

SECTION 12.9

FTC Guarantee

386

SECTION 12.10

KIMCO Guarantee

389

SECTION 12.11

Reserved

391

SECTION 12.12

Adjustments; Set-off

391

SECTION 12.13

Counterparts

392

SECTION 12.14

Severability

392

SECTION 12.15

Integration

392

SECTION 12.16

GOVERNING LAW

392

SECTION 12.17

Submission to Jurisdiction; Waivers

392

SECTION 12.18

Acknowledgments

393

SECTION 12.19

WAIVERS OF JURY TRIAL

393

SECTION 12.20

Confidentiality

393

SECTION 12.21

USA Patriot Act

394

EXHIBITS:

Exhibit A

--

Form of Assignment and Assumption

Exhibit B-1

--

Form of Note

Exhibit C

--

Form of HS Pledge and Security Agreement

Exhibit D-1

--

Form of Opinion of Loan Party Counsel

Exhibit D-2

--

Form of ERISA Opinion

Exhibit E

--

Form of Compliance Certificate

SCHEDULES:

Schedule 1.1A

--

Lenders and Commitments Immediately After Giving Effect to Effective Date

Schedule 1.1B

--

FFO Definition Variations

Schedule 3.3

--

Scheduled Properties

Schedule 3.11

--

Condemnation and Eminent Domain Proceedings

Schedule 4.1

--

Certain Financial Disclosure

Schedule 12.9

--

FTG Percentages

CREDIT AGREEMENT, dated as of August 26, 2008, among PK Sale LLC, a Delaware limited liability company (the "Borrower" or "Sale LLC"), PRK Holdings I LLC, a Delaware limited liability company ("PRK 1"), PRK Holdings II LLC, a Delaware limited liability company ("PRK 2") and PRK Holdings III LLC, a Delaware limited liability company ("PRK 3"), KIMCO REALTY CORPORATION, a Maryland corporation ("Kimco"), the Lenders party hereto from time to time, WACHOVIA BANK, NATIONAL ASSOCIATION and SCOTIABANC, INC., as Co-Syndication Agents (in such capacity, the "Co-Syndication Agents"), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent"), and WELLS FARGO BANK, NATIONAL ASSOCIATION and ROYAL BANK OF CANADA, as Co-Documentation Agents (in such capacity, collectively, the "Co-Documentation Agents").

The parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1

Defined Terms.

As used in this Agreement, the following terms shall have the following meanings:

"ABR": for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%.  For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City, each change in the Prime Rate being effective from and including the date such change is publicly announced as being effective (the Prime Rate not being intended to be the lowest rate of interest charged by JPMCB in connection with extensions of credit to debtors); and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.  If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist.  Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

"ABR Loans": Loans, the rate of interest applicable to which is based upon the ABR.

"Account 1": an insurance company separate account known as PRISA.

"Account 2": an insurance company separate account known as PRISA II.

"Account 3": an insurance company separate account known as Western Conference of Teamsters.

"Acquired Companies": collectively, Pan Pacific Properties, Inc., a Maryland corporation, CT Operating Partnership, L.P., a California limited partnership, Western/Pinecreek, L.P., a Delaware limited partnership, and their respective subsidiaries.

"Adjusted Net Income": for any period, as to Kimco and the Consolidated Entities, Consolidated Net Income; provided that there shall be excluded the income (or deficit) of any Person other than Kimco accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Kimco or any of its Subsidiaries.

"Administrative Agent": as defined in the introductory paragraph hereof.

"Administrative Questionnaire": as defined in Section 12.6.

"Affiliate": as to any Person, any other Person which, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person.

"Agreement": this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance herewith.

"Applicable Margin": with respect to each Loan at any date, the applicable percentage per annum set forth below based upon the Status on such date:

	Level I Status	Level II Status

Eurocurrency Loans and Money Market Loans	1.150%	1.250%

ABR Loans	0%	0%

"Applicable Percentage": as to any Lender at any time, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Loans (or, if no Loans are then outstanding, the Commitment) of such Lender and the denominator of which is the aggregate outstanding principal amount of the Loans (or, if no Loans are then outstanding, the Commitments) of all Lenders.

"Applicable Properties": as defined in Section 3.10.

"Assignment and Assumption": as defined in Section 12.6.

"Attributed Value": the value attributed by Kimco to each of the Scheduled Properties, as set forth on Schedule 3.3.

"AVP Certificate": as defined in Section 5.2(g).

"Board": the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

"Borrower": as defined in the introductory paragraph hereof.

"Borrowing": Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

"Borrowing Date": the Business Day specified in a notice pursuant to Section 2.1(d) as the date on which the Loans shall be made hereunder.

"Borrowing Occasion": as defined in Section 2.1.

"Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that, when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealings in dollar deposits in the London interbank market.

"Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

"Cash Equivalents": (a) securities denominated in Dollars or any other currency of any Qualified Jurisdiction (any of the foregoing, "Currency"), in any event issued or directly and fully guaranteed or insured by the United States Government or any other Qualified Jurisdiction, as applicable, or any agency or instrumentality of any of them, having maturities of not more than one year from the date of acquisition, (b) time deposits and certificates of deposit denominated in Currency having maturities of not more than one year from the date of acquisition of any Lender or of any domestic commercial bank the senior long-term unsecured debt of which is rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody's and having capital and surplus in excess of $500,000,000 (or the equivalent in the applicable Currency), (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper denominated in Currency rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within 90 days after the date of acquisition and (e) investments in money market funds that have assets in excess of $2,000,000,000 (or the equivalent in the applicable Currency), are managed by recognized and responsible institutions and invest all of their assets in (x) obligations of the types referred to in clauses (a), (b), (c) and (d) above and (y) commercial paper denominated in Currency having at least the rating described in clause (d) above and maturing within 270 days after the date of acquisition.

"Co-Documentation Agents": as defined in the introductory paragraph hereof.

"Co-Syndication Agents":  as defined in the introductory paragraph hereof.

"Code": the Internal Revenue Code of 1986, as amended from time to time.

"Collateral": all property in which a security interest is granted or purported to be granted pursuant to any Loan Document.

"Commitment": as to any Lender, the obligation to make Loans hereunder on the Borrowing Occasion in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1A as such amount may be changed from time to time in accordance with the provisions of this Agreement.  The initial aggregate amount of the Lenders' Commitments is $650,000,000.

"Commitment Period": the period commencing with and including the date of this Agreement through and terminating at 5:00 p.m., New York City time, on August 26, 2008.

"Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with Kimco within the meaning of Section 4001 of ERISA or is part of a group which includes Kimco and which is treated as a single employer under Section 414 of the Code.

"Consolidated Entities": as of any date of determination, any entities whose financial results are consolidated with those of Kimco in accordance with GAAP.

"Consolidated Net Income": for any period, net income (or loss) of Kimco and the Consolidated Entities for such period determined on a consolidated basis in accordance with GAAP.

"Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Control": the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  "Controlling" and "Controlled" have meanings correlative thereto.

"Credit Facility": the term loan credit facility established pursuant to this Agreement.

"Currency": as defined in the definition of the term "Cash Equivalents", provided that dollars shall not be treated as a Currency.

"Default": any of the events specified in Article X, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

"Dollar Equivalent": on any date of determination, for purposes of the determination of Unrestricted Cash and Cash Equivalents, with respect to any amount in any Currency (other than dollars), the equivalent in dollars of such amount, determined by using the Exchange Rate with respect to such Currency.

"Dollars", "dollars" and "$":  lawful currency of the United States of America.

"EBITDA": for any Person, the consolidated net income of such Person and its Subsidiaries before income taxes, interest, depreciation, amortization, gains or losses on sales of operating real estate and marketable securities, any provision or benefit for income taxes, noncash impairment charges, and gains or losses on extraordinary items in accordance with GAAP and gains or losses on early extinguishment of debt.

"Effective Date": the date on which the conditions set forth in Section 5.1 shall be satisfied (or waived in accordance with Section 12.1).

"Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to Kimco, any Entity or any of their respective assets or properties.

"Entity": as of any date of determination, any Consolidated Entity or Unconsolidated Entity.

"ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

"Eurocurrency Loans": Loans the rate of interest applicable to which is based upon the Eurocurrency Rate.

"Eurocurrency Rate": with respect to any Eurocurrency Loan for any Interest Period, the rate appearing on Reuters "LIBOR01" or "LIBOR02" screen, as applicable, displaying British Bankers’ Association Interest Rate Settlement Rates (or on any successor or substitute Reuters screen, or any successor to or substitute therefor, providing rate quotations comparable to those currently provided on such Reuters screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the "Eurocurrency Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

"Eurocurrency Tranche": the collective reference to Eurocurrency Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date.

"Event of Default": any of the events specified in Article X, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

"Exchange Rate": on any day, with respect to any Currency, (a) if the Existing Revolving Credit Facility is in effect and JPMCB is serving as the Administrative Agent thereunder, the "Exchange Rate" as defined in the Existing Revolving Credit Agreement then in effect for purposes of determining under the Existing Revolving Credit Facility the "Unrestricted Cash and Cash Equivalents" as defined in the Existing Revolving Credit Agreement, or, if the preceding clause (a) is inapplicable, (b) the rate at which such Currency may be exchanged into dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for such Currency.  For purposes of clause (b) of the preceding sentence, in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon in writing by the Administrative Agent and Kimco, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its Currency exchange operations in respect of such Currency are then being conducted, at or about 11:00 a.m., local time, on such date for the purchase of dollars for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with Kimco, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

"Existing Revolving Credit Agreement": the Credit Agreement dated as of October 25, 2007 among Kimco, the several banks, financial institutions and other entities from time to time parties thereto, the Issuing Lender party thereto, and JPMCB, as administrative agent for the lenders thereunder, as modified, supplemented, amended or waived from time to time.

"Existing Revolving Credit Facility": the revolving credit facility established and in effect pursuant to the Existing Revolving Credit Agreement.

"Existing Term Loan Agreement": the Credit Agreement dated as of October 31, 2006 among Sale LLC, PRK1, PRK2, PRK3, Kimco, the several banks, financial institutions and other entities parties thereto, and JPMCB, as administrative agent for the lenders thereunder, as modified, supplemented, amended or waived through and immediately prior to the Effective Date.

"Existing Term Loan Facility": the term loan facility established pursuant to the Existing Term Loan Agreement.

"Exposure": as to any Lender at any time, the outstanding aggregate amount of such Lender's Loans at such time.

"Extended Maturity Date":  as defined in Section 12.8.

"Federal Funds Effective Rate": as defined in the definition of the term "ABR".

"Fee Letter": Fee Letter, dated as of June 12, 2008, to which Kimco, JPMCB, J.P. Morgan, Wachovia Bank, National Association and Wachovia Capital Markets, LLC are parties, as the same may be amended, supplemented or otherwise modified from time to time in accordance therewith.

"FFO": funds from operations, as calculated based upon the NAREIT definition in effect on the date of said calculation or in a manner consistent with Kimco's prior reporting (with any variation from the NAREIT definition being specified in Schedule 1.1B).

"Final Date": as defined in Section 2.9(d).

"Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of such lessee.

"First Tier Company": each of PRK1, PRK2 and PRK3.

"FTC Guarantee":  the Guarantee by a First Tier Company contained in Section 12.9 hereof.

"FTC Guarantors":  as defined in Section 12.9(a).

"FTG Percentage": as defined in Section 12.9(i).

"GAAP": generally accepted accounting principles in the United States of America.

"Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Gross Asset Value": as of any relevant date, an amount equal to the sum, without duplication, of (a) Total Adjusted EBITDA, calculated with respect to the most recent Test Period ended on or before such date annualized and capitalized at 7.50%, plus (b) Unrestricted Cash and Cash Equivalents of Kimco and the Consolidated Entities as of such date, plus (c) the sum of the following items of Kimco and the Consolidated Entities: (i) land and development projects as of such date valued at "cost", and (ii) mezzanine and mortgage loan receivables valued at the lower of cost or market at such date and marketable securities at the value reflected in the consolidated financial statements of Kimco as of such date, plus (d) Kimco's investments in and advances to the Noncontrolled Entities valued at the lower of cost or market as reflected in the consolidated financial statements of Kimco as of such date, provided that the items described in clauses (c) and (d) (other than mortgage loan receivables valued at the lower of cost or market at such date and marketable securities at the value reflected in the consolidated financial statements of Kimco as of such date) shall not be taken into account to the extent that the amounts thereof exceed, in the aggregate, 40% of Gross Asset Value, plus (e) 100% of the bona fide purchase price of Identified Properties as of such date, and provided, further, that not more than 25% in the aggregate of items comprising Gross Asset Value shall be attributable to assets located outside of the United States or to assets owned by Entities not organized in and having principal offices in the United States.

"Guarantee": the Kimco Guarantee and each FTC Guarantee.

"Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); provided that in all events (and regardless of the existence of a stated liability amount), the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Kimco in good faith.

"Guarantor": (a) Kimco, and (b) each First Tier Company.

"Holdco: each of Holdco1, Holdco2, and Holdco3.

"Holdco1": PK I Holdco LLC, a Delaware limited liability company, all the equity interests in which are owned beneficially and of record by PRK1, through which PRK1 owns all the Hold Properties owned directly or indirectly by PRK1 (other than the Hold Properties owned directly or indirectly by PPRP or Sale LLC as set forth on Schedule 3.3).

"Holdco2": PK II Holdco LLC, a Delaware limited liability company, all the equity interests in which are owned beneficially and of record by PRK2, through which PRK2 owns all the Hold Properties owned directly or indirectly by PRK2 (other than the Hold Properties owned directly or indirectly by PPRP or Sale LLC as set forth on Schedule 3.3).

"Holdco3": PK III Holdco LLC, a Delaware limited liability company, all the equity interests in which are owned beneficially and of record by PRK3, through which PRK3 owns all the Hold Properties owned directly or indirectly by PRK3 (other than the Hold Properties owned directly or indirectly by PPRP or Sale LLC as set forth on Schedule 3.3).

"Hold Property":  a property identified on Schedule 3.3 as a Hold Property.

"HS Loan Party": each Loan Party other than Kimco.

"HS Pledge and Security Agreement": an agreement substantially in the form of Exhibit C hereto, pursuant to which each First Tier Company shall grant to the Administrative Agent for the benefit of the Secured Parties a Lien on inter alia, (a) the equity interests of the applicable Holdco of which such First Tier Company holds 100% of the equity interests, (b) the equity interests in Sale LLC held by such First Tier Company and (c) the equity interests in PPRP held by such First Tier Company.

"Identified Property": as of any time, Properties acquired by Kimco during the most recent Test Period.

"Income REIT": Kimco Income Operating Partnership, L.P., a Delaware limited partnership.

"Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all obligations of such Person under Financing Leases, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person, (g) reimbursement obligations for letters of credit and other contingent liabilities,  (h) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (i) the net obligations (contingent or otherwise) of such Person at such date under interest rate hedging agreements.

"Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

"Insolvent": pertaining to a condition of Insolvency.

"Intellectual Property": as defined in Section 3.3.

"Interest Payment Date": (a) as to any ABR Loan, the last day of each calendar month to occur while such ABR Loan is outstanding and the Termination Date, (b) as to any Eurocurrency Loan, the last day of the Interest Period with respect thereto and, in the case of a Eurocurrency Loan with an Interest Period of more than three (3) months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months' duration after the first day of such Interest Period, and (c) as to any Money Market Loan, the last day of the Money Market Rate Period applicable thereto.

"Interest Period": with respect to any Eurocurrency Loan:

(a)

initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower in the notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(b)

thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(1)

if any Interest Period pertaining to a Eurocurrency Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(2)

any Interest Period pertaining to a Eurocurrency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(3)

in no event shall any Interest Period end on a day subsequent to the Termination Date.

"Investment Entity": as to any Person, a corporation, limited liability company, partnership or other entity in which Kimco has a direct or indirect interest, but which is not a Subsidiary.

"JPMCB": JPMorgan Chase Bank, N.A.

"J.P. Morgan": J.P. Morgan Securities Inc.

"Kimco": as defined in the introductory paragraph hereof.

"Kimco Guarantee": the Guarantee by Kimco arising under Section 12.10 hereof.

"Lenders": as defined in the introductory paragraph hereof.

"Lien": any mortgage, pledge, hypothecation, assignment (including any collateral assignment but excluding any assignment of an asset made in lieu of a sale thereof where the assignor is paid the fair market value of such asset by the assignee and the assignee assumes all of the rights and obligations attributable to ownership of such asset), deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

"Loan": each loan made by a Lender on the Borrowing Date as the same may be continued or converted pursuant to this Agreement (whether a Eurocurrency Loan, an ABR Loan, or a Money Market Loan).

"Loan Documents": this Agreement, the Notes, each HS Pledge and Security Agreement and any instrument or agreement waiving, amending, or supplementing any Loan Document.

"Loan Parties":  The Borrower, Kimco and each First Tier Company.

"Major Acquisitions": with respect to any applicable period, one or more acquisitions by Kimco or one of its Subsidiaries during such period of the Capital Stock and/or assets of another Person that (a) are otherwise permitted by the Existing Revolving Credit Agreement and (b) involve the payment by Kimco or such Subsidiary of consideration (whether in the form of cash or non-cash consideration) in excess of $500,000,000 in the aggregate for all such acquisitions during such period.

"Majority Lenders": at any time (a) prior to the making of the Loans on the Borrowing Date, Lenders holding more than 50% of the total Commitments, and (b) thereafter, Lenders holding more than 50% of the aggregate principal amount of Loans outstanding at such time.

"Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of Kimco and its Subsidiaries taken as a whole, (b) the ability of Kimco to perform its obligations under the Loan Documents or (c) the validity or enforceability of this Agreement or any of the other material Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or under any other Loan Document.

"Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

"Maturity Date": (a) the date that is one year after the date of this Agreement, or (b) if the term of this Agreement is extended pursuant to Section 12.8, the Extended Maturity Date; provided that references hereunder to the Maturity Date shall be to the Maturity Date specified in clause (a) unless and until extended in accordance with Section 12.8.

"Merger": as defined in the Merger Agreement.

"Merger Agreement": the Agreement and Plan of Merger dated as of July 9, 2006, among Kimco, KRC Acquisition Inc., a Maryland corporation and indirect Subsidiary of Kimco, KRC CT Acquisition Limited Partnership, a Delaware limited partnership, KRC PC Acquisition Limited Partnership, a Delaware limited partnership, Pan Pacific Retail Properties, Inc., a Maryland corporation, CT Operating Partnership, L.P., a California limited partnership, and Western/Pinecreek L.P., a Delaware limited partnership, as in effect on such date (or as it may be amended from time to time in a manner not materially adverse to the Lenders, including an amendment to remove the requirement that the "Partnership Mergers" (as such term is defined in such agreement on the date hereof) be consummated).

"Money Market Loans": Loans denominated in Dollars the rate of interest applicable to which is based upon the Money Market Rate.

"Money Market Rate": with respect to any proposed Money Market Loan, the quoted rate per annum obtained by the Administrative Agent with respect thereto, and accepted by each Lender, in its sole discretion, no later than 10:00 A.M., New York City time, on the Borrowing Date (if borrowed on such a basis on the Borrowing Occasion), or in the case of a conversion to a Money Market Rate Loan, the date of such conversion.

"Money Market Rate Period": with respect to any Money Market Loan, the period requested by the Borrower in connection therewith (which period shall in no event be longer than 29 days or end after the Termination Date).

"Money Market Tranche": the collective reference to Money Market Loans having the same Borrowing Date (if borrowed on the Borrowing Occasion) or, in the case of a conversion to or continuation of a Money Market Rate Loan, the same date of conversion or continuation, and in either case the same Money Market Rate Period.

"Moody's": Moody's Investors Service, Inc.

"Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

"NAREIT": The National Association of Real Estate Investment Trusts.

"Net Cash Proceeds": with respect to any Prepayment Event, (a) the cash proceeds received by or for the account of any HS Loan Party or PPRP or any Subsidiary of any thereof, in respect of such event, including (i) any cash received in respect of any non-cash proceeds (including as a result of any monetization of non-cash proceeds), but only as and when received, (ii) in the case of a casualty constituting a Prepayment Event, insurance proceeds received, and (iii) in the case of a condemnation or similar event constituting a Prepayment Event, condemnation awards and similar payments received, net of (b) the sum of (A) all reasonable fees, discounts, premiums, commissions or other out-of-pocket expenses of the applicable HS Loan Party or PPRP or applicable Subsidiary thereof (including any legal, title or recording tax expenses and similar holdbacks or deductions customarily deducted in the determination of net cash proceeds) paid or payable (if reserved for such purpose) to third parties in connection with such Prepayment Event, (B) in the case of a disposition of any Scheduled Property, the amount of all Indebtedness of any applicable HS Loan Party or PPRP or the applicable Subsidiary thereof related to such Scheduled Property (whether or not secured by such Scheduled Property or by any interest therein) required to be paid in connection with such disposition by the applicable HS Loan Party or PPRP or applicable Subsidiary thereof, (C) in the case of a financing or refinancing of any Indebtedness secured by a Scheduled Property or by any interest therein, the amount of all existing Indebtedness of the Borrower, any Guarantor, PPRP or any Subsidiary of any thereof secured by such Scheduled Property or by any interest therein that is paid in connection with such financing or refinancing, together with any premiums, fees, or other expenses incurred in connection therewith, (D) any amount paid or payable to the holder of any direct or indirect minority interest in such Scheduled Property (which shall be set forth on Schedule 3.3, in the case of minority interests existing on the Borrowing Date), (E) the amount of all taxes paid (or reasonably estimated to be payable) as a result of such Prepayment Event, (F) any amounts taken as a reserve by the applicable HS Loan Party or PPRP or applicable Subsidiary thereof  in accordance with GAAP against any liabilities associated with the Scheduled Property (or interest therein) disposed of in such transaction and retained by the applicable HS Loan Party or PPRP or applicable Subsidiary thereof  after such disposition, including pension, employee benefit, environmental or against contractual indemnification obligations, or (G) in the case of financing ("New Mortgage Financing") with respect to a Hold Property for which commercial mortgage backed security financing was not obtained in connection with the Merger, the proceeds of such New Mortgage Financing to the extent of equity capital that had been provided by Prudential and/or Kimco in order to acquire such Hold Property, up to the "Loan Amount" for such Hold Property as shown on Schedule 3.3.

"Noncontrolled Entity": any of the following Unconsolidated Entities: (a) the Income REIT, Kimco Retail Opportunity Portfolio, LLC, or  "Rio Can/Canadian Ventures", (b) any entity in which the only investment by Kimco or any Affiliate thereof consists of preferred stock or securities of another entity having characteristics analogous to those of preferred stock, or (c) any entity as to which Kimco (together with its Affiliates) does not have the power to direct the acquisition, financing, disposition and other major decisions regarding property owned by such entity.

"Non-Excluded Taxes": as defined in Section 2.10(a).

"Non-Recourse Indebtedness": Indebtedness the documentation with respect to which expressly provides that (a) the lender(s) thereunder (and any agent for such lender(s)) may not seek a money judgment against the Person issuing such Indebtedness or (b) recourse for payment in respect of such Indebtedness is limited to those assets or Capital Stock of the Person issuing such Indebtedness which secure such Indebtedness (except in the case of customary indemnities or customary potential recourse carve-outs contained in such documentation, provided that if a claim is made in connection with such indemnities or potential recourse carve-outs, such claim shall not constitute Non-Recourse Indebtedness for the purposes of this Agreement); provided that, notwithstanding the foregoing, any Indebtedness which would otherwise constitute Recourse Indebtedness (or which would not constitute Non-Recourse Indebtedness hereunder), shall be included as Non-Recourse Indebtedness for all purposes hereunder if and to the extent such Indebtedness is not recourse (either contractually or by operation of law) to Kimco (except in the case of customary indemnities or customary potential recourse carve-outs contained in the applicable documentation, provided that if a claim is made in connection with such indemnities or potential recourse carve-outs, such claim shall not constitute Non-Recourse Indebtedness for the purposes of this Agreement).

"Non-U.S.  Lender": as defined in Section 2.10(b).

"Notes": as defined in Section 2.1(b).

"Obligated Property Owner": as defined in the definition of the term "Unencumbered Properties".

"Obligations": all payment obligations of every nature of the Borrower from time to time owing to any Lender or the Administrative Agent, under or in connection with this Agreement or any other Loan Document, in each case whether primary, secondary, direct, indirect, contingent, fixed or otherwise, including interest accruing at the rate provided in the applicable Loan Document on or after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable.

"Original Maturity Date":  the date that is one (1) year after the date of this Agreement.

"Ownership Percentage": (a) in respect of a Wholly Owned Subsidiary, 100%, and (b) in respect of (i) any other Consolidated Entity (other than a Wholly Owned Subsidiary) or (ii) an Unconsolidated Entity, Kimco's direct and indirect percentage interest in such entity determined in accordance with GAAP.

"Participant": as defined in Section 12.6(c).

"PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

"Permitted Encumbrances": (a) Liens imposed by law for taxes (x) that are not yet due and delinquent, or (y) where (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, (B) the Person responsible for such taxes is Kimco or a Wholly Owned Subsidiary and has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (C) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect, (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Person responsible for the charges so secured is Kimco or a Wholly Owned Subsidiary and has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect, (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations, (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Kimco or of any Wholly Owned Subsidiary that has any direct or indirect interest in any Unencumbered Property; provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

"Permitted Liens": (a) Liens imposed by law for taxes (x) that are not yet due and delinquent, or (y) where (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, (B) the Person responsible for such taxes has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (C) the failure to make payment pending such contest could not reasonably be expected to have a material adverse effect on any HS Loan Party, (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Person responsible for the charges so secured has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to have a material adverse effect on any HS Loan Party, (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations, (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any HS Loan Party; provided that the term "Permitted Liens" shall not include any Lien securing Indebtedness.

"Person": an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

"PRK1":  as defined in the introductory paragraph hereof.

"PRK2":  as defined in the introductory paragraph hereof.

"PRK3":  as defined in the introductory paragraph hereof.

"Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Kimco or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"Plan Assets": as defined in Section 3(42) of ERISA including under regulations referred to therein.

"Plan Asset Regulation":  Department of Labor Regulation Section 2510.3-101, 29 C.F.R. § 2510.3-101, and any successor regulation or regulations.

"PPRP": Pan Pacific Retail Properties, Inc., a Maryland corporation.

"Prepayment Event": (i) any sale, transfer or other disposition (including any other transaction however denominated having comparable effect) of any Sale Property, (ii) the incurrence of any Indebtedness secured by a Lien (other than a Permitted Lien) on any Sale Property, (iii) any casualty or taking under power of eminent domain or by condemnation or similar proceeding of any Sale Property unless the owner of the affected Sale Property shall be proceeding diligently and in good faith to repair, restore or replace the affected Sale Property; provided, however, that the total and complete casualty or taking of a Sale Property shall in any event constitute a Prepayment Event, (iv) the sale or other disposition (including any other transaction however denominated having comparable effect), or issuance, to a Person other than a Loan Party, PPRP, or a Wholly Owned Subsidiary of any thereof, of any equity interests in the Borrower, the Holdcos, PPRP, or any Subsidiary of any thereof, (v) any sale, transfer or other disposition (including any other transaction however denominated having comparable effect) of any Hold Property, (vi) the incurrence of any Indebtedness secured by a Lien (other than a Permitted Lien) on any Hold Property, and (vii) any casualty or taking under power of eminent domain or by condemnation or similar proceeding of any Hold Property unless the owner of the affected Hold Property shall be proceeding diligently and in good faith to repair, restore or replace the affected Hold Property; provided, however, that the total and complete casualty or taking of a Hold Property shall in any event constitute a Prepayment Event.

"Prime Rate": as defined in the definition of the term "ABR".

"Property": real property owned by Kimco or any of the Entities, or in which Kimco, any of the Consolidated Entities, or any of the Unconsolidated Entities has a leasehold interest.

"Property Gross Revenues": with respect to any Property, for any period, all gross income, revenues and consideration, of whatever form or nature, received by or paid to or for the account or benefit of the Person owning such Property, in each instance during such period, in connection with the ownership, operation, leasing and occupancy of such Property, including the following: (a) amounts received under leases, including base rent, escalation, overage, additional, participation, percentage and similar rentals, late charges and interest payments and amounts received on account of maintenance or service charges, real estate taxes, assessments, utilities, air conditioning and heating, insurance premiums and other administrative, management, operating, leasing and maintenance expenses for such property, but excluding until earned security deposits, prepaid rents and other refundable receipts, (b) rents and receipts from licenses, concessions, vending machines and similar items, (c) parking fees and rentals, (d) other fees, charges or payments not denominated as rental of office, retail, storage, parking or other space in such Property, and (e) payments received as consideration, in whole or in part, for the cancellation, modification, extension or renewal of leases; but in any event excluding the proceeds of any financing or asset sales in respect of all or any portion of such Property.

"Property NOI": with respect to any Property, for any period, an amount equal to the excess, if any, of (a) Property Gross Revenues in respect of such Property for such period over (b) Property Operating Expenses in respect of such Property for such period.

"Property Operating Expenses: with respect to any Property, for any period, the sum of all expenses incurred during such period with respect to the ownership, operation, leasing and occupancy of such Property, including the following: (a) real estate taxes; (b) special assessments or similar charges paid during such period; (c) personal property taxes; (d) costs of utilities, air conditioning and heating; (e) maintenance and repair costs of a non-capital nature; (f) operating expenses and fees; (g) wages and salaries of on-site employees engaged in the operation and management of such Property, including employer's social security taxes and other taxes, insurance benefits and the like, levied on or with respect to such wages or salaries; (h) premiums payable for insurance carried on or with respect to such Property; (i) advertising and promotion costs; (j) rental expense; and (k) in the case of any Property owned or operated by an Investment Entity, any obligation of Kimco or any of its Subsidiaries (contingent or otherwise) to contribute funds to such Investment Entity. The following shall be excluded from Property Operating Expenses: (1) foreign, U.S., state and local income taxes, franchise taxes or other taxes based on income, (2) depreciation, amortization and any other non-cash deduction for income tax purposes, (3) interest expenses of the Person owning such Property, (4) property management fees payable to Kimco or its Affiliates, and (5) any expenditures made for capital improvements and the cost of leasing commissions.

"Prudential": The Prudential Insurance Company of America.

"Qualified Jurisdiction": at any time of determination, any jurisdiction in which Kimco or any of its Subsidiaries is doing business at such time the government of which jurisdiction is internationally recognized at such time, including by the United States Government.

"Recourse Indebtedness": any Indebtedness of any Person, (A) to the extent that Kimco is liable for direct claims for payment of such debt, or (B) to the extent that the payment of such debt is guaranteed by Kimco or that Kimco otherwise stands as a surety or accommodation party for such debt, or (C) as to which a Lien securing such debt has been placed against any assets of Kimco (excluding from this clause (C) Non-Recourse Indebtedness of Kimco).  (Any such Indebtedness shall not be treated as Recourse Indebtedness solely because of customary potential recourse carveouts contained in documentation, provided that if a claim is made in connection with such potential recourse carve-outs, such claim shall constitute Recourse Indebtedness for the purposes of this Agreement).  For the avoidance of doubt, Guarantee Obligations shall not constitute Recourse Indebtedness in an amount greater than the amount provided in the last proviso to the definition of Guaranteed Obligations.

"Register": as defined in Section 12.6(b)(iv).

"Regulation U": Regulation U of the Board as in effect from time to time.

"Relevant Properties": as defined in Section 3.11(b).

"REOC": a "real estate operating company" as defined in the Plan Asset Regulation.

"REOC Update Certificate": in respect of a First Tier Company, a certificate of a Responsible Officer of such First Tier Company stating that such First Tier Company has consulted with Mayer Brown LLP or other recognized ERISA counsel reasonably acceptable to the Administrative Agent in connection with the preparation of such certificate, which certificate shall state that such First Tier Company (a) is a REOC as of the date of such certificate, (b) has met the requirements of paragraph (e)(1) of the Plan Asset Regulation within the Annual Valuation Period in which the date of such certificate falls, (c) has complied with Section (e)(2) of the Plan Asset Regulation through the date of such certificate, (d) will be a REOC (assuming compliance with section (e)(2) of the Plan Asset Regulation), as the case may be, at least until the end of its next Annual Valuation Period (assuming in either case no change in applicable law after the date of such certificate), and (e) making reference to the Annual Valuation Period of such First Tier Company; provided that to the extent that compliance with Section (e)(2) of the Plan Asset Regulation requires that any subsidiary of any Person is itself an operating company (including a REOC), such certificate shall state facts in sufficient detail to demonstrate satisfaction of such requirement.

"REOC Update Opinion": in  respect of a First Tier Company, a written opinion (addressed to the Administrative Agent and the Lenders) of Mayer Brown LLP or other recognized ERISA counsel reasonably acceptable to the Administrative Agent, in form, scope, and substance reasonably acceptable to the Administrative Agent, to the effect that none of the assets of such First Tier Company constitute Plan Assets because such First Tier Company is a REOC, and that such First Tier Company will be a REOC (assuming compliance with Section (e)(2) of the Plan Asset Regulation) at least until the end of its next Annual Valuation Period (assuming in either case no change in applicable law after the date of such opinion) and making reference to the Annual Valuation Period of such First Tier Company.

"Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

"Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .13, .14, .16, .18, .19 or .20 of PBGC Reg. § 2615.

"Required Lenders": at any time, (a) prior to the making of the Loans on the Borrowing Occasion, Lenders holding at least 66-2/3% of the total Commitments and (b) thereafter, Lenders holding at least 66-2/3% of the aggregate principal amount of Loans outstanding at such time.

"Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Responsible Officer": with respect to any Person, any executive officer or financial officer of such Person or any other individual that the board of directors of such Person shall designate and any other officer or similar official thereof responsible for the administration of the obligations of such Person.

"Sale LLC": as defined in the introductory paragraph hereof.

"Sale Property" a property identified on Schedule 3.3 as a Sale Property.

"Scheduled Property" each Sale Property and each Hold Property.

"S&P": Standard & Poor's Ratings Services.

"Secured Party": each of Administrative Agent and the Lenders and their successors and assigns.

"Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

"Solvent": as to any Person, that, as of any date of determination, (a) the amount of the present fair saleable value of the assets of such Person  will, as of such date, exceed the amount of all liabilities of such Person, contingent or otherwise, as of such date, as determined in accordance with applicable U.S. federal and state laws (or analogous applicable foreign laws) governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its existing or anticipated debts as such debts become absolute and matured, and (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business.

"Status": as to Kimco, the existence of Level I Status or Level II Status, as the case may be.

As used in this definition:

"Level I Status" exists at any date if, at such date, Kimco has a long-term senior unsecured debt rating of A- or better by S&P and A3 or better by Moody’s; and

"Level II Status" exists at any date if, at such date, Level I Status does not exist;

provided that (i) in the event of a “split” rating, the Applicable Margin shall be based upon the higher of the two ratings, (ii) Kimco may, at its option, obtain a debt rating from a third nationally-recognized rating agency, in which case the Applicable Margin shall be based on the lower of the two highest ratings, at least one of which must be Moody’s or S&P, and (iii) if S&P and/or Moody’s shall cease to issue ratings of debt securities of real estate investment trusts generally, then the Administrative Agent and the Loan Parties shall negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of such substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency (or, if both S&P and Moody’s shall have so ceased to issue such ratings, on the basis of the Status in effect immediately prior thereto) and (b) after such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency and such substitute rating agency or the two substitute rating agencies, as the case may be.

"Subsidiary": as to any Person, a corporation, limited liability company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of Kimco.  Notwithstanding the foregoing, for all purposes hereunder, each of Sale LLC, each Subsidiary of Sale LLC, PPRP, and each Subsidiary of PPRP shall be treated as a Subsidiary of each First Tier Company.

"Swap Agreement": any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Kimco or any Affiliate thereof shall be a Swap Agreement.

"Termination Date": the date that is the earlier to occur of (a) the Maturity Date and (b) the date on which the Loans shall become due and payable hereunder by acceleration.

"Test Period": a period of two (2) consecutive fiscal quarters of Kimco.

"Total Adjusted EBITDA": for any Test Period, Total EBITDA for such period minus (without duplication) (a) replacement reserves of $0.15 per square foot of gross leasable area per annum, pro-rated for the applicable period, (b) non-cash revenue for such period attributable to straight-lining of rents, (c) EBITDA for such period attributable to Unconsolidated Entities, (d) income for such period from mezzanine and mortgage loan receivables, (e) dividend and interest income from marketable securities, (f) EBITDA for such period attributable to Identified Properties, and (g) Kimco's and its Affiliates' management fee income and other income (excluding all items referred to in any other clause of this definition) for such period not attributable to Properties to the extent that such items referred to in this clause (g), in the aggregate, exceed 15% of Total EBITDA.

"Total Debt Service": in respect of any Test Period, interest expense plus scheduled principal debt amortization for Kimco and the Consolidated Entities on the aggregate principal amount of their respective Indebtedness (provided that (a) there shall be excluded optional prepayments and balloon payments due at maturity, and (b) in the case of any Indebtedness that amortizes in annual installments, there shall be included in the aggregate 50% of the amount of such annual installments payable during such Test Period and 50% of the amount of such annual installments payable during the two immediately succeeding fiscal quarters), plus preferred stock dividends paid during such Test Period.

"Total EBITDA": for any period, Adjusted Net Income of Kimco and the Consolidated Entities before income taxes, interest, depreciation, amortization, gains or losses on sales of operating real estate and marketable securities, any provision or benefit for income taxes, noncash impairment charges, and gains or losses on extraordinary items in accordance with GAAP and gains or losses on early extinguishment of debt, plus, without duplication, EBITDA of Unconsolidated Entities.

"Total Indebtedness": as of any date of determination, all Indebtedness of Kimco, of its Wholly Owned Subsidiaries and any other Consolidated Entities, outstanding at such date.

"Total Priority Indebtedness": as of any date of determination, the aggregate of (a) Indebtedness of Kimco or of any of the Consolidated Entities outstanding as of such date, secured by any asset of Kimco or the Consolidated Entities, and (b) all unsecured third party Indebtedness of the Consolidated Entities to Persons other than Kimco or any Consolidated Entity outstanding as of such date except to the extent that such unsecured third party Indebtedness is unconditionally and irrevocably guaranteed by Kimco.

"Total Unsecured Interest Expense": actual interest expense (accrued, paid, or capitalized) on all Unsecured Debt of Kimco, of the Consolidated Entities and of the Unconsolidated Entities (other than of the Noncontrolled Entities).

"Transactions": the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the consummation of the transactions contemplated thereby, including the borrowing hereunder.

"Transferee": as defined in Section 12.7.

"Type": as to any Loan, its nature as an ABR Loan, a Eurocurrency Loan or a Money Market Loan.

"Unconsolidated Entity": as of any date of determination, a corporation, partnership, limited liability company, trust, joint venture, or other business entity in which Kimco, directly or indirectly through ownership of one or more intermediary entities, owns an equity interest but that is not required in accordance with GAAP to be consolidated with Kimco for financial reporting purposes.

"unencumbered": with respect to any asset, as of any date of determination, the circumstance that such asset on such date (a) is not subject to any Liens or claims (including restrictions on transferability or assignability) of any kind (excluding Permitted Encumbrances), (b) is not subject to any agreement (including (i) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset and (ii) if applicable, the organizational documents of any Entity) which prohibits or restricts in a material manner Kimco or any of the Entities from creating, incurring, assuming or suffering to exist any Lien upon, or conveying, selling, leasing, transferring or otherwise disposing of, any assets or Capital Stock of Kimco or any of the Entities (excluding any agreement which limits generally the amount of secured Indebtedness which may be incurred by Kimco and the Entities) and (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien (other than Permitted Encumbrances) on any assets or Capital Stock of Kimco or any of the Entities, or would entitle any Person to the benefit of any Lien (other than Permitted Encumbrances) on such assets or Capital Stock upon the occurrence of any contingency (other than pursuant to an "equal and ratable" clause contained in any agreement governing Indebtedness).

"Unencumbered Assets NOI": for any period, Unencumbered Property NOI, plus (a) 75% of management fee revenues earned by Kimco and its Wholly Owned Subsidiaries in respect of properties owned by any Noncontrolled Entity, plus (b) the sum of dividend and interest income from unencumbered marketable securities and unencumbered mezzanine and mortgage loan receivables; provided that management fee revenues earned in respect of properties owned by any Noncontrolled Entity, dividend and interest income from unencumbered mezzanine loan receivables and Unencumbered Assets NOI attributable to assets located outside of the United States or to assets owned by Entities not organized in and having principal offices in the United States shall not be taken into account to the extent the sum of all such items exceeds 25% of Unencumbered Assets NOI for the applicable period.

"Unencumbered Properties": (a) Properties wholly owned by Kimco or by a Wholly Owned Subsidiary (or in  which Kimco or a Wholly Owned Subsidiary has a leasehold interest to the extent eligible pursuant to clause (b) of the second sentence of the definition of the term "Unencumbered Property NOI"), as to which Kimco has control, which Properties are unencumbered (including freedom from restrictions, whether on the Property itself or the entity holding such Property, on pledging such Property or the stock, limited liability company interests, partnership interests, or other ownership interests of any Person having an ownership interest in such Property as collateral or selling such Property), and (b) other unencumbered Properties as to which Kimco or a Wholly Owned Subsidiary owns (directly or through the ownership of an interest in a Consolidated Entity) a majority of the equity interests or has a leasehold interest, as above, and has the power to direct acquisition, disposition, financing, and other major property decisions (which shall not include Properties owned by or through Noncontrolled Entities); provided that no such Property shall be treated as an Unencumbered Property at any time during which any Person (other than Kimco) having any direct or indirect ownership interest in such Property (a "Property Owner") has any Indebtedness or has any obligation or liability, whether primary, secondary, direct, indirect, fixed, contingent, or otherwise (including as a guarantor or other surety or accommodation party, as the general partner of a partnership that has Recourse Indebtedness, under applicable law, or otherwise) in respect of any Indebtedness (an "Obligated Property Owner"), unless at such time each such Obligated Property Owner is a Wholly Owned Subsidiary of Kimco and a Subsidiary Guarantor (as defined in the Existing Revolving Credit Agreement) pursuant to an effective Subsidiary Guarantee (as defined in the Existing Revolving Credit Agreement).

"Unencumbered Property NOI": for any period, Property NOI for such period of Unencumbered Properties owned by Kimco or a Wholly Owned Subsidiary and the percentage equal to Kimco's Ownership Percentage interest in the applicable Property of Property NOI for such period of other Unencumbered Properties, in each case net of (x) management fees of 3% of revenues and (y) replacement reserves of $0.15 per square foot per annum (pro-rated for the applicable Test Period) of gross leasable area, from Unencumbered Properties.  For the purpose of determining Unencumbered Property NOI, (a) no property owned by any Noncontrolled Entity shall be included and (b) leasehold positions will be eligible if (i) with respect to the lease term, either (x) more than 25 years remains in such lease term or (y) such lease term is renewable in the sole discretion of Kimco for one or more successive periods aggregating (together with the remaining current lease term) more than 25 years so long as, in the case of this clause (y), periodic rent increases shall be at levels comparable to those that are customarily applicable to leases having initial terms in excess of 25 years, and (ii) such leasehold position is mortgageable and the terms of the lease include customary secured lender protections (including that (A) the lessor shall notify any holder of a security interest in such leasehold interest of the occurrence of any default by the lessee under such lease and shall afford such holder the right to cure such default, and (B) in the event that such lease is terminated, such holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated lease).

"United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

"Unrestricted Cash and Cash Equivalents": as of any date of determination, the sum of (a) the Dollar Equivalent of the aggregate amount of Unrestricted cash then held by Kimco or any of the Consolidated Entities and (b) the Dollar Equivalent of the aggregate amount of Unrestricted Cash Equivalents (valued at the lower of cost and fair market value) then held by Kimco or any of the Consolidated Entities.  As used in this definition, "Unrestricted" means, with respect to any asset, the circumstance that such asset is not subject to any Liens or claims of any kind in favor of any Person.

"Unsecured Debt": all Indebtedness which is not secured by a Lien on any income, Capital Stock, property or asset; provided that Unsecured Debt shall not include any Indebtedness included in the calculation of Total Priority Indebtedness.

"Wachovia Bank" means Wachovia Bank, National Association.

"Wholly Owned Subsidiary": of any Person, any entity all of the capital stock of which and any and all equivalent ownership interests of which (other than directors' qualifying shares required by law) are owned by such Person directly or indirectly through one or more Wholly Owned Subsidiaries; provided that unless such Person is otherwise specified, such Person shall be Kimco.

SECTION 1.2

Other Definitional Provisions; Interpretation.

(a)

Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

(b)

Without limiting Section 1.3, as used herein and in any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Kimco and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)

The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)

The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)

Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(f)

The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

(g)

The word "will" shall be construed to have the same meaning and effect as the word "shall".

(h)

Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, waived, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, and (iii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.3

Accounting Terms; GAAP.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Kimco notifies the Administrative Agent that Kimco requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Kimco that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision  amended in accordance herewith.

ARTICLE II

THE LOANS

SECTION 2.1

Loans.

(a)

Term Loan Commitments.

(i)

Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan to the Borrower, in dollars, on a single occasion (the "Borrowing Occasion") on the Borrowing Date, in an aggregate principal amount not to exceed its Commitment; provided that no Loans shall be made if the Commitments shall have terminated.  Amounts prepaid or repaid in respect of Loans may not be reborrowed.

(ii)

Each Loan shall be made on the Borrowing Occasion as part of a Borrowing consisting of Loans made by the Lenders in accordance with their respective Applicable Percentages.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible under this Agreement for any other Lender's failure to make Loans as required.

(iii)

Subject to Section 2.7 and Section 2.9, the Borrowing made on the Borrowing Occasion shall be comprised entirely of Eurocurrency Loans, ABR Loans, or Money Market Loans or a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.1(d).  No Loan, including any Loan into which another Loan shall have been converted or continued under Section 2.3 shall be a Eurocurrency Loan after the day that is one (1) month prior to the Termination Date.  Each Lender at its option may make (or convert into or continue) any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make (or convert into or continue) such Loan; provided that any exercise of such option shall not affect the obligation of the  Borrower to repay such Loan in accordance with the terms of this Agreement; provided, further, that each applicable Lender shall at all times comply with the requirements of this Agreement in respect thereto, including Section 2.11, and no Lender shall make any such election if and to the extent the same would cause the Borrower to increase its payment obligations hereunder.

(b)

Notes.  The Loans made by each Lender shall be evidenced by a promissory note executed and delivered by the Borrower at the request of such Lender, substantially in the form of Exhibit B-1, with appropriate insertions as to payee and date (a "Note"), payable to the order of such Lender in a principal amount equal to the aggregate unpaid principal amount of all Loans made by such Lender.  Each Lender is hereby authorized to record, as applicable, the date, Type and amount of each Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurocurrency Loans, the length of each Interest Period with respect thereto, and, in the case of Money Market Loans, the Money Market Rate Period with respect thereto, on the schedule (including any continuation of such schedule) annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure by any Lender to make any such recordation or any error in such recordation shall not affect the obligations of the Borrower under this Agreement or the Notes.

(c)

Termination Date.  The Borrower shall repay all then outstanding Loans on the Termination Date.

(d)

Procedure for Borrowing Loans on the Borrowing Date.  The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (i) three (3) Business Days prior to the Borrowing Date, as to any part of the requested Loans which are to be initially Eurocurrency Loans, (ii) two (2) Business Days prior to the Borrowing Date, as to any part of the requested Loans which are to be initially Money Market Loans, or (iii) one (1) Business Day prior to the Borrowing Date, otherwise), specifying (A) the aggregate amount to be borrowed, (B) the Borrowing Date and, in the case of each Money Market Loan, the requested Money Market Rate Period, (C) whether the Borrowing is to be of Eurocurrency Loans, ABR Loans, Money Market Loans or a combination thereof, and (D) if the Borrowing is to be entirely or partly of Eurocurrency Loans, the respective amounts of each such Eurocurrency Loan and the respective lengths of the initial Interest Periods therefor.  The Borrowings on the Borrowing Occasion shall be in an amount equal to (i) in the case of ABR Loans, $500,000 or a whole multiple of $100,000 in excess thereof and (ii) in the case of Eurocurrency Loans or Money Market Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof, in each case subject to Section 2.1(e).  Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof.  Each Lender will make the amount of its pro rata share of such Borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 12.2 prior to 1:00 P.M., New York City time (or in the case of Money Market Loans having a Money Market Rate Period of six (6) days or less from the Borrowing Date, 3:00 P.M., New York City time), on the Borrowing Date in funds immediately available to the Administrative Agent.  Such Borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent. In no event may the number of Money Market Loans requested to be made on the Borrowing Occasion exceed two (2).

(e)

Principal Amounts.  Notwithstanding anything to the contrary in this Agreement, (i) the borrowings, and all prepayments, conversions and continuations of Eurocurrency Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (A) the aggregate principal amount of the Loans comprising each Eurocurrency Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof, and (B) there shall be no more than ten (10) Eurocurrency Tranches outstanding at any one time, and (ii) the borrowings, and all prepayments, conversions and continuations of Money Market Rate Loans hereunder and all selections of Money Market Rate Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (A) the aggregate principal amount of each Money Market Rate Loan shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof, and (B) there shall be no more than ten (10) Money Market Rate Loans outstanding at any one time; provided that at no time shall the sum of the number of Eurocurrency Tranches outstanding at any one time and the number of Money Market Rate Loans outstanding at any one time exceed fifteen (15) .

(f)

Termination of Commitments.  Unless earlier terminated hereunder, the Commitments shall automatically and permanently terminate upon the earlier to occur of (i) the making of the Loans on the Borrowing Occasion (whether or not the Loans made on the Borrowing Occasion total the full amount of the Commitments) and (ii) the termination of the Commitment Period.

SECTION 2.2

Prepayments.

(a)

Optional. The Borrower may at any time and from time to time prepay the Loans (subject, in the case of Eurocurrency Loans and Money Market Loans to compliance with the terms of Section 2.1(e) and Section 2.11), in whole or in part, without premium or penalty, upon at least one (1) Business Days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans, ABR Loans, Money Market Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each.  Upon receipt of any notice of prepayment, the Administrative Agent shall promptly notify each Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 2.11.  Subject to Section 2.1(e), partial prepayments shall be in an aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof.

(b)

Mandatory.  The Borrower shall, within three Business Days after the occurrence of a Prepayment Event, prepay Loans in an aggregate amount equal to (i) in the case of a Prepayment Event arising under clause (i), (ii), (iii) or (iv) of the definition thereof, 100% of the Net Cash Proceeds in respect of such Prepayment Event, and (ii) in the case of a Prepayment Event arising under clause (v), (vi) or (vii) of the definition thereof, the applicable FTG Percentage (based on the ownership of the applicable Hold Properties that are the subject of such Prepayment Event) of the Net Cash Proceeds in respect of such Prepayment Event.

(c)

Amounts prepaid pursuant to this Section 2.2 shall be applied first to reduce outstanding ABR Loans.  Any amounts remaining after application in accordance with the preceding sentence shall be applied to such Eurocurrency Loans or Money Market Loans as the Borrower shall direct, such prepayments to be subject to Section 2.11.

(d)

All prepayments shall be accompanied by all interest accrued hereunder on the amount prepaid through the date of prepayment.

SECTION 2.3

Conversion and Continuation Options.

(a)

The Borrower may elect from time to time to convert Eurocurrency Loans and Money Market Loans to ABR Loans, by giving the Administrative Agent at least two (2) Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto, and any such conversion of Money Market Loans may only be made on the last date of the Money Market Rate Period with respect thereto.  The Borrower may elect from time to time to convert Eurocurrency Loans to Money Market Loans by giving the Administrative Agent at least two (2) Business Days’ prior irrevocable notice of such election, or to convert Money Market Loans to Eurodollar Loans, by giving the Administrative Agent at least three (3) Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto, and any such conversion of Money Market Loans may only be made on the last date of the Money Market Rate Period with respect thereto.  The Borrower may elect from time to time to convert ABR Loans to Eurocurrency Loans, by giving the Administrative Agent at least (3) Business Days’ prior irrevocable notice of such election, or to convert ABR Loans to Money Market Loans by giving the Administrative Agent at least two (2) Business Days' prior irrevocable notice of such election.  Any such notice of conversion to Eurocurrency Loans shall specify the length of the initial Interest Period or Interest Periods therefor.  Any such notice of conversion to Money Market Loans shall specify the initial Money Market Rate Period or Money Market Rate Periods therefor.  Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender thereof.  All or any part of the outstanding Eurocurrency Loans, Money Market Loans, and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurocurrency Loan or a Money Market Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, Section 2.1(e) would not be contravened, and (iii) no Loan may be converted into a Eurocurrency Loan after the date that is one (1) month prior to the Termination Date.  If the Borrower shall fail to give any required notice as described above in this paragraph or if such conversion is not permitted pursuant to the preceding proviso, such Loans (other than Eurocurrency Loans or Money Market Loans that are continued in accordance with Section 2.3(b)) shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period or Money Market Rate Period, as applicable.

(b)

Any Eurocurrency Loans or Money Market Loans may be continued as such upon the expiration of the then current Interest Period or Money Market Rate Period with respect thereto by the

Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period or Money Market Rate Period to be applicable to such Loans, provided that no Eurocurrency Loan or Money Market Rate Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion that such a continuation is not appropriate, (ii) if, after giving effect thereto, Section 2.1(e) would be contravened, or (iii) after the date that is one month prior to the Termination Date, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period or Money Market Rate Period, as applicable.  Upon receipt of any notice pursuant to this Section 2.3(b), the Administrative Agent shall promptly notify each Lender thereof.

SECTION 2.4

Interest Rates and Payment Dates.

(a)

Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin.

(b)

Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c)

Each Money Market Loan shall bear interest at a rate per annum equal to the Money Market Rate applicable thereto plus the Applicable Margin.

(d)

If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.4 plus 2% or (y) in the case of any overdue interest, fee or other amount, the rate described in Section 2.4(b) plus 2%, in each case from the date of such non-payment to the date on which such amount is paid in full (as well after as before judgment).

(e)

Interest shall be payable in arrears on each Interest Payment Date, provided that (i) interest accruing pursuant to Section 2.4(d) shall be payable from time to time on demand, and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

SECTION 2.5

Computation of Interest.

(a)

Interest (other than interest calculated on the basis of the Prime Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed.  Interest calculated on the basis of the ABR shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurocurrency Rate or Money Market Rate.  Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

(b)

Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the Borrowers, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate with respect to any Eurocurrency Loan.

SECTION 2.6

Inability to Determine Interest Rate.

If prior to the first day of any Interest Period:

(a)

the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period; or

(b)

the Administrative Agent shall have received notice from the Required Lenders that the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lender(s) (as conclusively certified by such Lender(s) of making or maintaining their affected Loans during such Interest Period;

the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter.  If such notice is given, (i) any Eurocurrency Loans requested to be made on the Borrowing Date shall be made as ABR Loans, (ii) any Loans that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be converted to or continued as ABR Loans, and (iii) any outstanding Eurocurrency Loans shall be converted, on the first day of such Interest Period, to ABR Loans.  Until such notice has been withdrawn by the Administrative Agent, Eurocurrency Loans shall not be made, and no further Eurocurrency Loans shall be continued as such, nor shall the Borrower have the right to convert any other Loans to Eurocurrency Loans.

SECTION 2.7

Pro Rata Treatment and Payments.

(a)

Each Borrowing shall be made (on the Borrowing Occasion), continued, or converted pro rata according to the respective Applicable Percentages of the Lenders.  Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.  All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the applicable Lenders, at the Administrative Agent's office specified in Section 12.2 in immediately available funds.  It is understood that, if any payment of principal is made on any day in accordance with the preceding sentence, no interest shall accrue on such day in respect of such principal.  The Administrative Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received.  If any payment hereunder (other than payments on Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.  If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to any such payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(b)

Unless the Administrative Agent shall have been notified in writing by any Lender prior to the Borrowing Date that such Lender will not make the amount that would constitute its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time of the Borrowing Occasion, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.7(b) shall be conclusive in the absence of manifest error.  If such Lender's share of such Borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of the Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

SECTION 2.8

Illegality.

Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurocurrency Loans, to continue Eurocurrency Loans as such, or to convert ABR Loans to Eurocurrency Loans shall forthwith be cancelled, and (b) such Lender's Loans then outstanding as Eurocurrency Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.  If any such conversion of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.11.

SECTION 2.9

Requirements of Law.

(a)

If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Effective Date:

(i)

shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, or any Eurocurrency Loan or Money Market Loan, made by it, or change the basis of taxation of payments to such Lender in respect thereof (except in each case for Non-Excluded Taxes covered by Section 2.10 and changes in the rate of tax on the overall net income of such Lender);

(ii)

shall impose, modify or hold applicable any reserve (except to the extent that such reserve is specifically subject to Section 2.9(c)), special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any relevant office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate or the Money Market Rate; or

(iii)

shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or Money Market Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, (x) the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, and (y) the Borrower agrees to pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable with respect to this Agreement or the Commitments generally and not solely with respect to any particular Borrower's Loans.  If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.9(a), it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled, provided that such amounts shall be no greater than amounts that such Lender is generally charging other borrowers similarly situated to the Borrower.

(b)

If any Lender shall have determined that the application of any Requirement of Law regarding capital adequacy or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental

Authority does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such application or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's treatment of its Commitments for internal purposes as of the date on which it became a party hereto) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor (setting forth in reasonable detail the basis for such request), (i) the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender, or such corporation, for such reduction, and (ii) the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation, as the case may be, for such reduction with respect to this Agreement or the Commitments.

(c)

The Borrower agrees to pay to each Lender which requests compensation under this Section 2.9(c) (by notice to the Borrower), on the last day of each Interest Period with respect to any Eurocurrency Loan of such Lender, so long as such Lender shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board (or, so long as such Lender may be required by the Board or by any other Governmental Authority to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any Eurocurrency Loans), an additional amount (determined by such Lender and notified to the Borrower) representing such Lender's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Lender shall determine) of the actual costs, if any, incurred by such Lender during such Interest Period, as a result of the applicability of the foregoing reserves to such Eurocurrency Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period:

(i)

the principal amount of the Eurocurrency Loans made by such Lender to which such Interest Period relates and outstanding on such day; and

(ii)

the difference between (x) a fraction the numerator of which is the Eurocurrency Rate (expressed as a decimal) applicable to such Eurocurrency Loan, and the denominator of which is one (1) minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other Governmental Authority on such date minus (y) such numerator; and

(iii)

a fraction the numerator of which is one (1) and the denominator of which is 360.

Any Lender which gives notice under this Section 2.9(c) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and the Borrower) in the event such Lender is no longer required to maintain such reserves or the circumstances giving rise to such notice shall otherwise cease to exist.

(d)

A certificate as to any additional amounts payable pursuant to this Section 2.9 submitted by any Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error.  The agreements in this Section 2.9 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder (the date on which all of the foregoing shall have occurred, the "Final Date"), until the first anniversary of the Final Date.  Notwithstanding anything contained in this Section 2.9, the Borrower shall not be obligated to pay any greater amounts than such Lender(s) is (are) generally charging other borrowers similarly situated to the Borrower.

SECTION 2.10

Taxes.

(a)

All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes).  If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes; provided that the Borrower shall not be required to increase any such amounts payable to any Non-U.S. Lender if such Lender fails to comply with the requirements of Section 2.10(b).  Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.  If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.  The agreements in this Section 2.10(a) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(b)

Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America or any state thereof, or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver (on or prior to the Borrowing Date in the case of any such Person that is a Lender as of the Borrowing Date) to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8BEN, an annual certificate representing under penalty of perjury that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation).  In addition, (i) each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender and (ii) each Non-U.S. Lender shall deliver any and all other documentation reasonably requested by the Borrower from time to time so as to provide a complete (or the greatest extent possible) exemption from U.S federal withholding tax and any other jurisdiction's withholding tax on any and all payments under this Agreement and the other Loan Documents.  Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this Section 2.10(b), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.10(b) that such Non-U.S. Lender is not legally able to deliver.

(c)

Each Lender (or Transferee) that is not a Non-U.S. Lender (a "U.S. Lender") shall deliver (on or prior to the Borrowing Date in the case of any such Person that is a Lender as of the Borrowing Date) to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of U.S. Internal Revenue Service Form W-9 or any subsequent versions thereof or successors thereto, properly completed and duly executed by such U.S. Lender.  Such form shall be delivered by each U.S. Lender on or before the date it becomes a party to this

Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation).  In addition, (i) each U.S. Lender shall deliver such form promptly upon the obsolescence or invalidity of any form previously delivered by such U.S. Lender and (ii) each U.S. Lender shall deliver any and all other documentation reasonably requested by the Borrower from time to time so as to provide a complete (or the greatest extent possible) exemption from U.S. federal withholding tax and any other jurisdiction's withholding tax on any and all payments under this Agreement and the other Loan Documents.  Notwithstanding any other provision of this Section 2.10(c), a U.S. Lender shall not be required to deliver any form pursuant to this Section 2.10(c) that such U.S. Lender is not legally able to deliver.

SECTION 2.11

Indemnity.

The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense (including post-judgment expenses) which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making the borrowing of any Eurocurrency Loans or Money Market Loans, or in the conversion into or continuation of Eurocurrency Loans or Money Market Loans after the Borrower has given a notice requesting or accepting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (c) the making of a prepayment or conversion of Eurocurrency Loans or Money Market Loans on a day which is not the last day of an Interest Period or a Money Market Rate Period, as the case may be, with respect thereto.  Such indemnification may, at the option of any Lender, include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the relevant Interest Period or the relevant Money Market Rate Period (or proposed Interest Period or proposed Money Market Rate Period, as the case may be), in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market or other relevant market.  This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder, until the first anniversary of the Final Date.

SECTION 2.12

Change of Lending Office.

Each Lender and each Transferee agrees that, upon the occurrence of any event giving rise to the operation of Section 2.8, 2.9 or 2.10 with respect to such Lender or Transferee, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender or Transferee) to designate another lending office for Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender or Transferee, cause such Lender or Transferee and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender or Transferee pursuant to Sections 2.8, 2.9 and 2.10.

SECTION 2.13

Replacement of Lenders under Certain Circumstances.

The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.9 or 2.10, (b) is affected in the manner described in Section 2.8 and as a result thereof any of the actions described in Section 2.8 is required to be taken, or (c) defaults in its obligations to make a Loan hereunder with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Section 2.11 if any Eurocurrency Loan or Money Market Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period, or the Money Market Rate Period, as the case may be, relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 12.6

(provided that the Borrower shall be obligated to pay the processing and recordation fee referred to therein), (vii) the replaced Lender shall be released from its obligations under this Agreement, (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.9 or 2.10, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender if it defaulted in its obligation to make a Loan hereunder.

SECTION 2.14

Obligations of Loan Parties Not Contractually Subordinated.

The Loans and the obligations hereunder of the Loan Parties shall not be contractually subordinated to any other obligations of a Loan Party.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF HS LOAN PARTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement, and to make the Loans, it is hereby represented and warranted as of the Borrowing Occasion by the specified HS Loan Party, with respect to itself (and its Subsidiaries) only and not with respect to any other HS Loan Party (or the Subsidiaries thereof), to the Administrative Agent and each Lender as follows:

SECTION 3.1

Existence, Compliance With Law, Power, Authorization, Enforceability.

(a)

Such HS Loan Party (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the limited liability company (or corporate, limited partnership, or other applicable entity) power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign limited liability company (or corporation, limited partnership, or other applicable entity) and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent the failure to be so qualified and in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)

Such HS Loan Party has the corporate (or limited partnership or limited liability company or other form of organization, as applicable) power and authority, and the legal right, to make, deliver and perform each Loan Document to which it is a party and, in the case of the Borrower, to borrow hereunder, and has taken all necessary corporate (or limited partnership or limited liability company or other form of organization, as applicable) action to authorize the execution, delivery and performance of each Loan Document to which it is a party and, in the case of the Borrower, the borrowing of the Loans hereunder, on the terms and conditions of this Agreement.  No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required (except such as have been obtained and are in full force and effect) in connection with the borrowing of the Loans hereunder or the execution, delivery, performance, validity or enforceability of any Loan Document.  Each Loan Document to which such HS Loan Party is a party has been duly executed and delivered on its behalf.  Each Loan Document to which such HS Loan Party is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 3.2

No Legal Bar, Approvals, Material Litigation, No Default.

(a)

The execution, delivery and performance of the Loan Documents and the Borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any

Contractual Obligation of such HS Loan Party and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than Liens in favor of the Secured Parties under the Loan Documents).

(b)

No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such HS Loan Party, threatened by or against it or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, any of the other Loan Documents or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

(c)

Neither such HS Loan Party nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect.

SECTION 3.3

Ownership of Property, Intellectual Property.

(a)

Each of such HS Loan Party and its Subsidiaries has good record title in fee simple to, or a valid leasehold interest in, all of its material real property, and good title to all of its other material property.

(b)

Without limiting the foregoing, it is hereby represented and warranted: (i) by Sale LLC, that Sale LLC owns, directly or indirectly, all the Scheduled Properties indicated on Schedule 3.3 as owned by it, (ii) by each First Tier Company, that PPRP owns, directly or indirectly, all the Scheduled Properties indicated on Schedule 3.3 as owned by PPRP, (iii) by PRK1, that (A) Prudential, acting on behalf of Account 1, owns directly or indirectly 85% of the equity interests of PRK1, (B) that Kimco owns directly or indirectly 15% of the equity interests of PRK1, (C) that PRK1 owns beneficially and of record 46.2921% of the equity interests in each of Sale LLC and PPRP, (D) that PRK1 owns beneficially and of record all the equity interests in Holdco1, and (E) that Holdco1 owns, directly and indirectly, all of the Scheduled Properties indicated on Schedule 3.3 as owned by Holdco1, (iv) by PRK2, that (A) Prudential, acting on behalf of Account 2, owns directly or indirectly 85% of the equity interests of PRK2, (B) that Kimco owns directly or indirectly 15% of the equity interests of PRK2, (C) that PRK2 owns beneficially and of record 45.5763% of the equity interests in each of Sale LLC and PPRP, (D) that PRK2 owns beneficially and of record all the equity interests in Holdco2, and (E) that Holdco2 owns, directly and indirectly, all of the Scheduled Properties indicated on Schedule 3.3 as owned by Holdco2, (v) by PRK3, that (A) Prudential, acting on behalf of Account 3, owns directly or indirectly 85% of the equity interests of PRK3, (B) that Kimco owns directly or indirectly 15% of the equity interests of PRK3, (C) that PRK3 owns beneficially and of record  8.1316% of the equity interests in each of Sale LLC and PPRP, (D) that PRK3 owns beneficially and of record all the equity interests in Holdco3, and (E) that Holdco3 owns, directly and indirectly, all of the Scheduled Properties indicated on Schedule 3.3 as owned by Holdco3, (vi) by each First Tier Company, that the Hold Properties owned directly and indirectly by Holdco1, Holdco2, Holdco3, Sale LLC and PPRP represent approximately 34.8254%, 32.7123%, 8.1316%, 10.7331% and 13.5977%, respectively (and 100% in the aggregate), of the Attributed Value of all the Hold Properties, and (vii) by each HS Loan Party, that the Sale Properties owned directly and indirectly by Sale LLC and by PPRP represent approximately 94.92%, and 5.08%, respectively (and 100% in the aggregate), of the Attributed Value of all the Sale Properties.  The percentages set forth in Section 3.3(b)(iii)(C), Section 3.3(b)(iv)(C) and Section 3.3(b)(v)(C) above do not reflect any interests of the First Tier Companies in any Hold Properties held by Sale LLC through CTOP (as defined in the Merger Agreement), which are allocated to such First Tier Companies as set forth on Schedule 3.3.

(c)

Such HS Loan Party and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes ("Intellectual Property") necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect.  No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does such HS Loan Party know of any valid basis for any such claim.  The use of such Intellectual Property by such HS Loan Party and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.4

No Burdensome Restrictions.

No Requirement of Law or Contractual Obligation applicable to or binding on such HS Loan Party or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

SECTION 3.5

Taxes, Federal Regulations.

(a)

Each of such HS Loan Party and its Subsidiaries has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed after the Borrowing Date and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, fees, or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such HS Loan Party or the books of its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of such HS Loan Party, no claim is being asserted, with respect to any such tax, fee or other charge.

(b)

The Borrower represents and warrants that no part of the proceeds of any Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board.

SECTION 3.6

ERISA.

(a)

Such HS Loan Party does not maintain or contribute to any Plan.

(b)

Each First Tier Company hereby represents and warrants that it is a REOC.

SECTION 3.7

Investment Company Act; Other Regulations.

(a)

The Borrower represents and warrants that it is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

(b)

The Borrower represents and warrants that it is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

SECTION 3.8

Collateral, Guarantees.

(a)

Each First Tier Company represents and warrants that the HS Pledge and Security Agreement executed and delivered by such First Tier Company, and the financing statements filed (or, in the case of financing statements delivered to the Administrative Agent for filing, upon the filing thereof) create, as security for the obligations of such First Tier Company under its FTC Guarantee, valid and enforceable, perfected first priority security interests in and Liens, in favor of the Administrative Agent as agent for the benefit of the Secured Parties, on (i) all the equity interests held by such First Tier Company in Holdco1, Holdco2, and Holdco3, as the case may be, (ii) all the equity interests held by such First Tier Company in Sale LLC, (iii) all the equity interests held by such First Tier Company in PPRP, and (iv) all other property in which a security interest is purported to be granted in such HS Pledge and Security Agreement or other agreements in which a Lien can be granted and perfected under the Uniform Commercial Code, subject to no other Liens, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors’ rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.  Such security interests in and Liens upon such property are the sole and exclusive Liens on the property subject thereto and shall be superior to and prior to the rights of all third parties in such property.

(b)

Each First Tier Company represents and warrants that the FTC Guarantee of such First Tier Company is in full force and effect and has not been repudiated or disaffirmed by such First Tier Company.

SECTION 3.9

Purpose.

The Borrower represents and warrants that the proceeds of the Loans will be used solely to refinance outstanding indebtedness under the Existing Term Loan Facility on the Borrowing Date, and the other transactions related thereto.

SECTION 3.10

Environmental Matters.

Such HS Loan Party represents and warrants that the following statements are true and correct as to any Scheduled Properties in which it has any direct or indirect ownership interest (as to each HS Loan Party, for such purpose, the "Applicable Properties"): except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) to its best knowledge, the Applicable Properties do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or could reasonably give rise to liability under, Environmental Laws, (b) to its best knowledge, the Applicable Properties and all operations at the Applicable Properties are in compliance, and have in the last two years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Applicable Properties, or violation of any Environmental Law with respect to the Applicable Properties, (c) neither it nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Applicable Properties, nor does it have knowledge or reason to believe that any such notice will be received or is being threatened, (d) to its best knowledge, Materials of Environmental Concern have not been transported or disposed of from the Applicable Properties in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Applicable Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws, (e) no judicial proceeding or governmental or administrative action is pending, or, to its knowledge, threatened, under any Environmental Law to which it or any of its Subsidiaries is or, to its knowledge, will be named as a party with respect to the Applicable Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Applicable Properties, (f) to its best knowledge, there has been no release or threat of release of Materials of Environmental Concern at or from the Applicable Properties, or arising from or related to the operations of such HS Loan Party and its Subsidiaries in connection with the Applicable Properties in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

SECTION 3.11

Insurance, Condition of Properties.

(a)

Such HS Loan Party or its Subsidiaries maintains with insurance companies rated at least A- by A.M. Best & Co., with premiums at all times currently paid, insurance upon fixed assets and inventories, including public liability insurance, fire and all other risks insured against by extended coverage, fidelity bond coverage, business interruption insurance, and all insurance required by law, all in form and amounts required by law and customary to the respective natures of their businesses and properties, except in cases where failure to maintain such insurance will not have or potentially have a Material Adverse Effect.

(b)

Such HS Loan Party represents and warrants that the following statements are true and correct, except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, as to any Scheduled Properties in which it has any direct or indirect ownership interest (as to such HS Loan Party, for such purpose, the "Relevant Properties"): (i) all of the improvements located on the Relevant Properties and the use of said improvements comply and shall continue to comply in all respects with all applicable zoning resolutions, building codes, subdivision and other similar applicable laws, rules and regulations and are covered by existing valid certificates of occupancy and all other certificates and permits required by applicable laws, rules, regulations and ordinances or in connection with the use, occupancy and operation thereof, (ii) no material portion of any of the Relevant Properties, nor any improvements located on said Relevant Properties that are material to the operation, use or value thereof, have been damaged in any respect as a result of any fire, explosion, accident, flood or other casualty, (iii) no condemnation or eminent domain proceeding has been commenced or to its knowledge is about to be commenced against any portion of any of the Relevant Properties, or any improvements located thereon that are material to the operation, use or value of said Relevant Properties except as set forth and described in Schedule 3.11, (iv) no notices of violation of any federal, state or local law or ordinance or order or requirement have been issued with respect to any Relevant Properties.

SECTION 3.12

Solvency.

Such HS Loan Party is Solvent after giving effect to the borrowings of Sale LLC, to the FTC Guarantee of each First Tier Company, and to each HS Pledge and Security Agreement.  No event described in paragraph (f) of Article X has occurred in respect of any HS Loan Party.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF KIMCO

To induce the Administrative Agent and the Lenders to enter into this Agreement, and to make the Loans, Kimco hereby represents and warrants as of the Borrowing Occasion to the Administrative Agent and each Lender as follows:

SECTION 4.1

Financial Condition.

(a)

The consolidated balance sheet of Kimco and its subsidiaries as at December 31, 2007 and the related consolidated statements of income and of cash flows for the respective fiscal years ended on such dates, reported on by PricewaterhouseCoopers, LLP, copies of which have heretofore been furnished to the Lenders, are complete and correct and present fairly the consolidated financial condition of Kimco and its subsidiaries as at such dates, as applicable and the consolidated results of their operations and their consolidated cash flows for the applicable fiscal year then ended.  The unaudited consolidated balance sheet of Kimco and its subsidiaries as at June 30, 2008 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date, certified by a Responsible Officer of Kimco, copies of which have heretofore been furnished to the Lenders, are complete and correct and present fairly the consolidated financial condition of Kimco and its subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments).  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved.  Except as set forth on Schedule 4.1, neither Kimco nor any of the Consolidated Entities has, at the Effective Date, any material Indebtedness, Guarantee Obligation, contingent liability or liability for taxes, or any unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto, other than Indebtedness and Guarantee Obligations incurred in connection with the Transactions.

(b)

The credit rating of Kimco's unsecured debt is not less than BBB-/Baa3.

SECTION 4.2

No Change.

Since December 31, 2007, there has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 4.3

Corporate Existence; Compliance with Law.

Kimco (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent the failure to be so qualified and in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 4.4

Power; Authorization; Enforceable Obligations.

Kimco has the corporate power and authority, and the legal right, to make, deliver and perform each Loan Document to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of each Loan Document to which it is a party on the terms and conditions of this Agreement.  No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in respect of Kimco (except such as have been obtained and are in full force and effect) in connection with the borrowing of the Loans hereunder or with the execution, delivery, performance, validity or enforceability of any Loan Document.  Each Loan Document to which Kimco is a party has been duly executed and delivered by Kimco and constitutes a legal, valid and binding obligation of Kimco enforceable against Kimco in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 4.5

No Legal Bar; Approvals.

The execution, delivery and performance by Kimco of the Loan Documents to which it is a party and the Borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law applicable to Kimco or any Contractual Obligation of Kimco and will not result in, or require, the creation or imposition of any Lien on any of Kimco’s properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than Liens in favor of the Secured Parties under the Loan Documents).

SECTION 4.6

Kimco Guarantee.

The Kimco Guarantee is in full force and effect and has not been repudiated or disaffirmed by Kimco.

SECTION 4.7

Benefit of Loans.

Kimco is in the business of acquiring, owning, developing and operating shopping centers and of providing the required services and other facilities for those integrated operations, and expects to derive benefits, directly or indirectly, in return for undertaking its obligations under this Agreement and the other Loan Documents.

SECTION 4.8

Solvency.

Before and after giving effect to the Transactions, including the Kimco Guarantee, Kimco is Solvent.  No event described in paragraph (f) of Article X has occurred in respect of Kimco.

SECTION 4.9

[Reserved].

SECTION 4.10

Full Disclosure.

Each of the following representations and warranties is true and correct (in respect of the Acquired Companies, the Scheduled Properties and information furnished by or on behalf of the Acquired Companies, such representations and warranties being to the best of Kimco’s knowledge):

(a) all written information of a factual nature (other than projections and information of a general economic nature) (the "Information") concerning Kimco, the Acquired Companies, the Transactions and any other transactions contemplated hereby prepared by or on behalf of Kimco or any of its representatives or by or on behalf of the Acquired Companies or any of its representatives made available to any of the Lenders by Kimco or any of its representatives or by the Acquired Companies or any of its representatives in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects when so made available, and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made.

(b) the projections prepared by or on behalf of Kimco or any of its representatives or by or on behalf of the Acquired Companies or any of its representatives made available to any of the Lenders by or on behalf of Kimco or any of its representatives or the Acquired Companies or its representatives in connection with the Transactions or the other transactions contemplated hereby (the "Projections") were prepared in good faith based upon assumptions believed by Kimco to be reasonable at the time when made and at the time when such Projections were furnished to such Lender (it being understood that any such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Kimco or the Acquired Companies, and that no assurance can be given that such Projections will be realized).

ARTICLE V

CONDITIONS

SECTION 5.1

Conditions to Effectiveness, Effective Date.

The effectiveness of this Agreement and the availability of the loans hereunder, is subject to the satisfaction of the following conditions (or the waiver of such conditions in accordance with Section 12.1):

(a)

Loan Documents.  The Administrative Agent shall have received (i) from each party hereto, either a counterpart of this Agreement signed on behalf of such party, or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) from each First Tier Company, either a counterpart of the HS Pledge and Security Agreement signed on behalf of such party, or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page thereof) that such party has signed a counterpart of the HS Pledge and Security Agreement.

(b)

Organizational Documents, Etc.  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the Guarantors and the authorization of the Borrower and the Guarantors in respect of the transactions contemplated by this Agreement or the other Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent, certified to be true, correct and complete by a Responsible Officer as of the Effective Date.

(c)

Notes.  The Administrative Agent shall have received from the Borrower a signed Note for the account of each Lender that notified the Administrative Agent of its request for Notes.

(d)

Closing Certificates.  The Administrative Agent shall have received a certificate from a Responsible Officer of Kimco dated the Effective Date, confirming compliance with the conditions specified in this Section 5.1.

(e)

Existing Term Loan Facility.  The Administrative Agent shall have received evidence that substantially simultaneously herewith all outstanding obligations under the Existing Term Loan Facility shall be paid in full and the Existing Term Loan Agreement shall be terminated.

The Administrative Agent shall notify Kimco and the Borrower of the Effective Date, and such notice shall be conclusive and binding.

SECTION 5.2

Conditions to the Borrowing.

The agreement of each Lender to make any Loan is subject to the satisfaction of the following conditions precedent:

(a)

Governmental Approvals. All governmental approvals necessary to effect the Transactions shall have been obtained.

(b)

No Adverse Change. Since December 31, 2007, there has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect.

(c)

Legal Opinions.  The Administrative Agent shall have received, with a counterpart for the Administrative Agent and each Lender, (i) the executed legal opinion of Wachtell, Lipton, Rosen & Katz, special counsel to the Loan Parties, substantially in the form of Exhibit D-1, and (ii) the executed legal opinion of Mayer Brown LLP, special ERISA counsel, substantially in the form of Exhibit D-2.  Each Loan Party  hereby requests such counsel to deliver such opinion.

(d)

No Default.  On the Borrowing Date: (i) no Event of Default shall have occurred and be continuing under and as defined in (A) the Existing Revolving Credit Agreement, (B) Kimco's September 1, 1993 bond indenture, (C) Kimco's existing C$250,000,000 Canadian revolving credit facility, or (D) Kimco North Trust III's existing Canadian indenture (each such credit facility or indenture as from time to time modified, waived or supplemented) which in any such case relates to payments of amounts due or compliance with the financial covenants under such credit facility or under such indenture and (ii) there shall not have been any acceleration of, or payment default under, recourse indebtedness of Kimco for borrowed money in an aggregate amount exceeding $100,000,000.

(e)

Representations and Warranties.  On the Borrowing Date, each of the representations and warranties made by the Loan Parties in this Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

(f)

Costs and Expenses.  The Administrative Agent shall have received payment (which may be proceeds of the Loans under this Agreement) for the account of the applicable payee of all fees and other amounts due and payable under or in connection with this Agreement or the Fee Letter, and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid under the Loan Documents or under the Fee Letter (including the reasonable fees and disbursements invoiced through such date of JPMCB's special counsel), on or prior to the Borrowing Date.

(g)

Closing Certificates.  The Administrative Agent shall have received (i) a certificate from a Responsible Officer of Kimco dated the Borrowing Date, confirming compliance with the conditions specified in this Section 5.2, and (ii) a certificate (each, an "AVP Certificate") from a Responsible Officer of each First Tier Company dated the Borrowing Date and certifying that for purposes of paragraph (d)(5) of the Plan Asset Regulation (A) the "initial valuation date" of such First Tier Company was October 30, 2006, and (B) the "annual valuation period" of such First Tier Company is established as the 90-day period beginning on each anniversary date of the foregoing initial valuation date.

The Borrowing hereunder on the Borrowing Occasion shall constitute a representation and warranty, as of the date of such Borrowing, by each Loan Party, that the conditions contained in Section 5.2 have been satisfied.

ARTICLE VI

AFFIRMATIVE COVENANTS OF KIMCO

So long as the Commitments remain in effect or any Loan remains outstanding and unpaid, or any other amount is owing to any Lender or the Administrative Agent hereunder, it is hereby agreed as follows:

SECTION 6.1

Financial Statements.

(a)

Kimco shall furnish to the Administrative Agent (with sufficient copies for each Lender):  (i) as soon as available, but in any event within 90 days after the end of each fiscal year of Kimco, a copy of the consolidated balance sheet of Kimco and its subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows of Kimco and its subsidiaries for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers, LLP or other independent certified public accountants of nationally recognized standing; and (ii) as soon as available, but in any event not later than 45 days after the end of each of the first three (3) quarterly periods of each fiscal year of Kimco, the unaudited consolidated balance sheet of Kimco and its subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of Kimco and its subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period, as the case may be, in the previous year, certified by a Responsible Officer of Kimco as being fairly stated in all material respects (subject to normal year-end audit adjustments).

(b)

Kimco shall furnish or cause to be furnished to the Administrative Agent (with sufficient copies for each Lender), in the form delivered to Prudential, copies of the quarterly and annual balance sheets and consolidated statements of operations for the Borrower and its Subsidiaries and for each First Tier Company and its Subsidiaries.  Delivery of (i) such quarterly balance sheets and consolidated statements of operations shall be made not later than 45 days after the end of each of the first three (3) quarterly periods of each fiscal year of each of the Borrower or each First Tier Company, as applicable, and (ii) such annual balance sheets and consolidated statements of operations shall be made not later than 90 days after the end of the fiscal year of each of the Borrower or each First Tier Company, as applicable.

(c)

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, if applicable, and in any event disclosed therein).

The Administrative Agent shall make available to the Lenders (which the Administrative Agent may effect by electronic posting) the materials furnished to it pursuant to this Section.

SECTION 6.2

Certificates; Other Information.

There shall be furnished to the Administrative Agent (with sufficient copies for each Lender (in the case of clauses (a) and (b) below) or each relevant Lender (in the case of clause (c) below)):

(a)

concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and 6.1(b), a compliance certificate of a Responsible Officer of Kimco substantially in the form of Exhibit E;

(b)

within ten (10) days after the same are sent, copies of all financial statements and reports which Kimco sends to its stockholders, and within ten (10) days after the same are filed, copies of all financial statements, reports or other documents which Kimco may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

(c)

promptly, upon request of the Administrative Agent, a list of all Entities, and such additional financial information, information with respect to any Property and other information as any Lender may from time to time reasonably request (through the Administrative Agent).

The Administrative Agent shall make available to the Lenders (which the Administrative Agent may effect by electronic posting) the materials furnished to it pursuant to this Section.

SECTION 6.3

Payment of Obligations.

Kimco shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Kimco or (b) (i) Non-Recourse Indebtedness and (ii) other obligations which aggregate not more than $100,000,000, in each case to the extent that Kimco has determined in good faith that it is in its best interests not to pay or contest such Non-Recourse Indebtedness or such other obligations, as the case may be.

SECTION 6.4

Maintenance of Existence, etc.

(a)

Kimco shall preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business.

(b)

Kimco shall comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

SECTION 6.5

Inspection of Property; Books and Records; Discussions.

Kimco shall keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Kimco and its Subsidiaries with officers and employees of Kimco and its Subsidiaries and with its independent certified public accountants.

SECTION 6.6

Notices.

Kimco shall promptly give notice to the Administrative Agent and each Lender of:

(a)

the occurrence of any Default or Event of Default related to Kimco of which it has knowledge;

(b)

any (i) default or event of default under any Contractual Obligation of Kimco or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Kimco or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c)

any litigation or administrative or other proceeding affecting Kimco or any of its Subsidiaries in which the amount involved is $100,000,000 or more and not covered by insurance or in which material injunctive or similar relief is sought, or the occurrence in respect of any material Subsidiary of any case, proceeding, event, or circumstance of the nature set forth in paragraph (f) of Article VIII; and

(d)

any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.6 shall be accompanied by a statement of a Responsible Officer of Kimco setting forth details of the occurrence referred to therein and stating what action Kimco proposes to take with respect thereto.

The Administrative Agent shall promptly forward to the Lenders (which the Administrative Agent may effect by electronic posting) any written notice hereunder furnished to it pursuant to this Section.

SECTION 6.7

Further Assurances.

Kimco will execute any and all further documents, financing statements, agreements and instruments, and take all further action (including, without limitation, filing Uniform Commercial Code and other financing statements and the establishment of and deposit of Collateral into custody accounts) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or Wachovia Bank may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Loan Documents.  Kimco shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions and lien searches) as the Required Lenders shall reasonably request to evidence compliance with this Section 6.7 and the perfection and priority status of each such security interest and Lien.

ARTICLE VII

AFFIRMATIVE COVENANTS OF THE HS LOAN PARTIES

So long as the Commitments remain in effect or any Loan remains outstanding and unpaid, or any other amount is owing to any Lender or the Administrative Agent hereunder, it is hereby agreed as follows:

SECTION 7.1

Certificates; Other Information.

The HS Loan Parties shall furnish or cause to be furnished to the Administrative Agent (with sufficient copies for each Lender):

(a)

promptly, upon request of the Administrative Agent, such additional financial information, information with respect to any Property and other information as any Lender may from time to time reasonably request (through the Administrative Agent); and

(b)

together with (i) the occurrence of each Prepayment Event, a notice of such occurrence, identifying the relevant Scheduled Property or Person and the nature of such Prepayment Event, (ii) each prepayment of Net Cash Proceeds, or the determination in respect of any Prepayment Event that there are no Net Cash Proceeds or no current Net Cash Proceeds, a certificate of a Responsible Officer of the Borrower or of the applicable First Tier Company or Companies setting forth the details of the relevant Prepayment Event in reasonable detail and showing the calculation of the amount of Net Cash Proceeds to be prepaid in respect thereof or an explanation for the absence of Net Cash Proceeds or current Net Cash Proceeds.

The Administrative Agent shall make available to the Lenders (which the Administrative Agent may effect by electronic posting) the materials furnished to it pursuant to this Section.

SECTION 7.2

Payment of Obligations.

Each HS Loan Party shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such HS Loan Party or (b) (i) Non-Recourse Indebtedness and (ii) other obligations which aggregate not more than $25,000,000, in each case to the extent that such HS Loan Party has determined in good faith that it is in its best interests not to pay or contest such Non-Recourse Indebtedness or such other obligations, as the case may be.

SECTION 7.3

Maintenance of Existence, etc.

(a)

Each HS Loan Party shall preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 9.9.

(b)

Each HS Loan Party shall comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

SECTION 7.4

Maintenance of Property; Insurance.

Each HS Loan Party shall keep all property useful and necessary in its business in good working order and condition; maintain insurance with financially sound and reputable insurance companies rated at least A- by A.M. Best & Co. on all of its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

SECTION 7.5

Inspection of Property; Books and Records; Discussions.

Each HS Loan Party shall keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender (upon reasonable notice and during normal business hours) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of such HS Loan Party and its Subsidiaries with officers and employees of such HS Loan Party and its Subsidiaries and with its independent certified public accountants.

SECTION 7.6

Notices.

The HS Loan Parties shall promptly furnish or cause to be furnished to the Administrative Agent and each Lender notice of:

(a)

the occurrence of any Default or Event of Default of which any HS Loan Party has knowledge;

(b)

any (i) default or event of default under any Contractual Obligation of any HS Loan Party or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between any HS Loan Party or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c)

any litigation or administrative or other proceeding affecting any HS Loan Party or any of its Subsidiaries, in which the amount involved is $25,000,000 or more and not covered by insurance or in which material injunctive or similar relief is sought, or the occurrence in respect of any HS Loan Party or any of its Subsidiaries of any case, proceeding, event, or circumstance of the nature set forth in paragraph (f) of Article X; and

(d)

any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 7.6 shall be accompanied by a statement of a Responsible Officer of the HS Loan Party giving such notice, setting forth details of the occurrence referred to therein and stating what action such HS Loan Party proposes to take with respect thereto.

The Administrative Agent shall promptly forward to the Lenders (which the Administrative Agent may effect by electronic posting) any written notice hereunder furnished to it pursuant to this Section.

SECTION 7.7

Environmental Laws.

Each HS Loan Party shall:

(a)

Comply with, and use its best efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use its best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

(b)

Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect or (ii) such HS Loan Party has determined in good faith that contesting the same is not in the best interests of such HS Loan Party and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect.

(c)

Defend, indemnify and hold harmless the Administrative Agent and each Lender, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (whether arising pre-judgment or post-judgment) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of such HS Loan Party, its Subsidiaries or the Properties, or the real estate properties owned directly or indirectly by such HS Loan Party, or any orders, requirements or demands of Governmental Authorities related thereto, including attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.  Notwithstanding anything to the contrary in this Agreement, this indemnity shall continue in full force and effect regardless of the termination of this Agreement.

SECTION 7.8

Compliance with Laws.

Each HS Loan Party will, and will cause each of its subsidiaries to, comply with all applicable laws, ordinances, rules, regulations and requirements of Governmental Authorities (including ERISA, Environmental Laws and all zoning and building codes with respect to Real Estate Assets), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 7.9

ERISA-Related Update.

At least thirty (30) days prior to the last day of the then current Annual Valuation Period (as such term is defined in the Plan Asset Regulation) for each First Tier Company, such First Tier Company shall deliver to the Administrative Agent a REOC Update Opinion, or a REOC Update Certificate, in either case dated as of a date at least thirty (30) days prior to the last day of such Annual Valuation Period but not earlier than the first day thereof.

SECTION 7.10

Further Assurances.

The HS Loan Parties will, and will cause their Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including, without limitation, filing Uniform Commercial Code and other financing statements and the establishment of and deposit of Collateral into custody accounts) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or Wachovia Bank may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Loan Documents and the HS Loan Parties shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions and lien searches) as the Required Lenders shall reasonably request to evidence compliance in accordance with this Section 7.10 and the perfection and priority status of each Lien in the Collateral.

ARTICLE VIII

NEGATIVE COVENANTS OF KIMCO

So long as the Commitments remain in effect or any Loan remains outstanding and unpaid, or any other amount is owing to any Lender or the Administrative Agent hereunder, Kimco hereby agrees that:

SECTION 8.1

Financial Covenants.

Kimco shall not directly or indirectly:

(a)

Total Indebtedness Ratio.  Permit, at the last day of any Test Period, the ratio of (i) Total Indebtedness as of such day to (ii) Gross Asset Value as of such day to exceed 0.60 to 1.00 (or 0.65 to 1.00 for a period not to exceed 270 consecutive days in the event that during the applicable period Kimco or one of the Consolidated Entities has incurred Indebtedness in connection with Major Acquisitions).

(b)

Total Priority Indebtedness Ratio.  Permit, at the last day of any Test Period, the ratio of (i) Total Priority Indebtedness as of such day to (ii) Gross Asset Value as of such day to exceed 0.35 to 1.00.

(c)

[reserved].

(d)

[reserved].

(e)

Unsecured Interest Expense Ratio.  Permit, for any Test Period, the ratio of (i) Unencumbered Assets NOI for such period to (ii) Total Unsecured Interest Expense for such period to be less than 1.75 to 1.00.

(f)

Fixed Charge Coverage Ratio.  Permit, for any Test Period, the ratio of Total Adjusted EBITDA for such period to Total Debt Service for such period to be less than 1.50 to 1.00.  Solely for the purpose of calculating the ratio in this clause (f), Total Adjusted EBITDA (i) shall include cash flow distributions (other than distributions in respect of capital transactions) from Noncontrolled Entities ("Noncontrolled Entity Operating Cash Flow"), provided that Noncontrolled Entity Operating Cash Flow distributed during the most recent twelve-month period in respect of any Noncontrolled Entity shall be included, without duplication, only to the extent of 50% of the amount of such distributions made in such twelve-month period, and (ii) shall be increased by the amounts excluded pursuant to clauses (d), (e) and (f) of the definition of the term "Total Adjusted EBITDA".

Solely for the purposes of this Section 8.1:  direct or indirect reference to EBITDA, NOI, Indebtedness and debt service (and items thereof, when applicable) with respect to the Entities, when included, shall be included only to the extent of the Ownership Percentage therein, except as otherwise specifically provided.

ARTICLE IX

NEGATIVE COVENANTS OF THE HS LOAN PARTIES

So long as the Commitments remain in effect or any Loan remains outstanding and unpaid, or any other amount is owing to any Lender or the Administrative Agent hereunder, it is hereby agreed that:

SECTION 9.1

Limitation on Transactions with Affiliates.

Neither any HS Loan Party nor any of its Subsidiaries shall, directly or indirectly, enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate other than a Property Management Agreement and a Leasing Agreement, each dated on or about October 31, 2006 with Kimco or its Affiliates unless (a) no Default or Event of Default would occur as a result thereof and (b) such transaction is (i) in the ordinary course of the business of the HS Loan Party that is a party thereto and (ii) upon fair and reasonable terms no less favorable to the HS Loan Party that is a party thereto or is affected thereby than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate.

SECTION 9.2

Limitation on Changes in Fiscal Year.

No HS Loan Party shall cause or permit its fiscal year to end on a day other than December 31, unless otherwise required by any applicable law, rule or regulation.

SECTION 9.3

Limitation on Lines of Business; Issuance of Commercial Paper; Swap Agreements.

No HS Loan Party nor any of its Subsidiaries shall, directly or indirectly:

(a)

Engage in activities other than real estate business and real estate related business activities;

(b)

Issue any commercial paper; or.

(c)

Enter into any Swap Agreement, except Swap Agreements entered into in the ordinary course of business (not for purposes of speculation) to hedge or mitigate risks, including those related to interest rates or currency exchange rates, to which such HS Loan Party or such Subsidiary is exposed in the conduct of its business or the management of its liabilities.

Nothing contained in this paragraph shall be construed to permit any transaction that is prohibited under Section 9.4 or Section 9.5.

SECTION 9.4

Limitation on Indebtedness.

No HS Loan Party, nor any entity through which any HS Loan Party holds (directly or indirectly) any interest in any Scheduled Property, shall have any Indebtedness for borrowed money other than (a) obligations under the Loan Documents, (b) Indebtedness in existence on the Effective Date, as set forth in Schedule 3.3, (c) Indebtedness incurred after the Effective Date that refinances, refunds or replaces Indebtedness described in the preceding clauses (a) or (b) (including Indebtedness for any related premiums, fees or other expenses incurred in connection with such refinancing, refunding or replacement Indebtedness), provided that all prepayments required under Section 2.2 in connection therewith shall be made within the time required by such Section, (d) Indebtedness that refinances equity capital provided by Prudential and/or Kimco with respect to a Hold Property for which commercial mortgage backed securities financing was not obtained in connection with the Merger, provided that all prepayments required under Section 2.2 in connection therewith shall be made within the time required by such Section, and (e) additional secured financing, provided that (i) the Liens granted in respect thereof shall comply with Section 9.5 hereof and (ii) all prepayments required under Section 2.2 in connection therewith shall be made within the time required by such Section.

SECTION 9.5

Limitation on Liens.

(a)

Equity Interests. No HS Loan Party shall grant or create (or permit any Subsidiary of such HS Loan Party to grant or create), or suffer the existence of (i) any Liens on any Collateral other than the Liens arising under the Loan Documents, whether junior, equal or superior in priority to the Liens created by the Loan Documents, or (ii) any Liens on any equity interest held directly or indirectly by any HS Loan Party, which equity interest represents a direct or indirect ownership interest in any Scheduled Property.

(b)

Scheduled Property.  No HS Loan Party shall grant or create (or permit any Subsidiary of such HS Loan Party to grant or create), or suffer the existence of, any Liens on any Scheduled Property, except for Permitted Liens and mortgage Liens securing Indebtedness permitted under Section 9.4; provided that in the case of Liens securing the Indebtedness described in Section 9.4(e) the loan to value ratio applicable to each Property subject to any such Lien securing any such Indebtedness shall be at least 50%, provided, further, that all prepayments required under Section 2.2 in connection with any transaction referred to in this clause (b) shall be made within the time required by such Section.

SECTION 9.6

Plans.

(a)

No HS Loan Party shall maintain or contribute to any Plan at any time.

(b)

No First Tier Company shall change the annual valuation period referred to in its AVP Certificate without the prior written consent of the Administrative Agent.

SECTION 9.7

Margin Stock, Use of Facility.

The Borrower will not, directly or indirectly, use the proceeds of any Loan in a manner that will violate or be inconsistent with Regulation T, U, or X of the Board.

SECTION 9.8

Ownership of Property.

The HS Loan Parties shall not permit at any time the facts as represented in Section 3.3(b) to change in any material respect without the consent of the Administrative Agent, which shall not be unreasonably withheld, delayed or conditioned in the event of any proposed change which does not adversely affect the interests of the Lenders.

SECTION 9.9

Limitation on Certain Fundamental Changes.

Neither any HS Loan Party nor any of its Subsidiaries shall, directly or indirectly: enter into any merger, consolidation or amalgamation unless such transaction does not involve all or a substantial portion of the property, business or assets owned or leased by such HS Loan Party and its Subsidiaries determined on a consolidated basis with respect to such HS Loan Party and its Subsidiaries taken as a whole; provided that PPRP may be dissolved or liquidated (and engage in any merger or consolidation in connection therewith) so long as the proceeds of such dissolution or liquidation are distributed to a Loan Party or a Subsidiary of an HS Loan Party.

SECTION 9.10

Limitation on Restricted Payments.

If there has occurred and is continuing or if there would thereby occur any Default or Event of Default, neither any HS Loan Party nor any of its Subsidiaries shall, directly or indirectly, declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of such HS Loan Party or Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, or enter into any transaction that has a substantially similar effect to any of the foregoing, either directly or indirectly, whether in cash or property or in obligations of such HS Loan Party or any Subsidiary; provided that at no time may there be any dividend or distribution by any HS Loan Party of any asset constituting non-cash proceeds of a Prepayment Event.

ARTICLE X

EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a)

The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan or any other amount payable hereunder within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

(b)

Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made or furnished; or

(c)

There shall be any default in the observance or performance of any agreement contained in Section 7.6(a), Section 7.9, Section 8.1 or Article IX; or

(d)

Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Article), and such default shall continue unremedied for a period of 30 days after notice from the Administrative Agent or the Required Lenders; or

(e)

Any HS Loan Party or any Subsidiary of any HS Loan Party shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding (x) any obligations of such HS Loan Party hereunder (which shall be governed by clause (a) above) and (y) any Non-Recourse Indebtedness) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $25,000,000; or

(f)

(i) Any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or such Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)

One or more judgments or decrees shall be entered against any HS Loan Party or any Subsidiary of any HS Loan Party involving in the aggregate a liability (not paid or fully covered by insurance) of $25,000,000 or more (excluding Non-Recourse Indebtedness), and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(h)

There shall be a material adverse change in the financial condition of Kimco and its Subsidiaries taken as a whole; or

(i)

At any time any HS Loan Party or any Subsidiary of any HS Loan Party shall be required to take any actions in respect of environmental remediation and/or environmental compliance, the aggregate expenses, fines, penalties or other charges with respect to which are recourse to such Loan Party and, in the judgment of the Required Lenders, could reasonably be expected to exceed $50,000,000 over the amount of available insurance; provided that any such remediation or compliance shall not be taken into consideration for the purposes of determining whether an Event of Default has occurred pursuant to this paragraph (i) if (i) such remediation or compliance is being contested by such HS Loan Party or the applicable Subsidiary in good faith by appropriate proceedings or (ii) such remediation or compliance is satisfactorily completed within 90 days from the date on which such HS Loan Party or the applicable Subsidiary receives notice that such remediation or compliance is required, unless such remediation or compliance cannot reasonably be completed within such 90 day period in which case such time period shall be extended for a period of time reasonably necessary to perform such compliance or remediation using diligent efforts (not to exceed 180 days if the continuance of such remediation or compliance beyond such 180 day period, in the judgment of the Required Lenders, could reasonably be expected to have a Material Adverse Effect); or

(j)

Kimco shall default in making any payment under the Kimco Guarantee, or shall repudiate or disaffirm the Kimco Guarantee, or the Kimco Guarantee shall for any reason not be in full force and effect; or

(k)

Kimco shall be in payment default under, or there shall otherwise have been an acceleration of, any Recourse Indebtedness of Kimco and/or any Subsidiaries thereof in an aggregate amount exceeding $100,000,000; or

(l)

Any Loan Document shall for any reason not be in full force and effect in any material respect as to any HS Loan Party, or shall not provide to the Administrative Agent the Liens and the material rights, priorities, powers and privileges purported to be created thereby or the legality, validity or enforceability of any thereof shall be contested or repudiated by any Loan Party; or

(m)

Any First Tier Company shall default in making any payment under the FTC Guarantee, or shall repudiate or disaffirm the FTC Guarantee, or the FTC Guarantee shall for any reason not be in full force and effect as to any First Tier Company;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) the Administrative Agent may, or upon the request of the Majority Lenders the Administrative Agent shall, by notice to Kimco, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) the Administrative Agent may, or upon the request of the Majority Lenders the Administrative Agent shall, by notice to Kimco, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable; provided, however, that with respect to each of the immediately preceding clauses (A) and (B) if the Event of Default relates to or is attributable to only a particular First Tier Company, then the amount that shall or may be due and payable shall be limited to an amount equal to the product of (i) the total amount that would be due and payable in the absence of this proviso, multiplied by (ii) the FTG Percentage of such First Tier Company at such time as determined under Section 12.9(i).

Except as expressly provided above in this Article, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

ARTICLE XI

THE AGENTS

SECTION 11.1

The Agents.

For purposes of this Section 11.1 and Section 12.6, the term "Related Parties" shall mean, with respect to any specified Person, (i) any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such specified Person, and (ii) the respective directors, officers, employees, agents and advisors of such specified Person and of any other Person referred to in the preceding clause (i).

(a)

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

(b)

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and each Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such bank (an "Administrative Agent Affiliate") may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

(c)

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided herein), and (iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Kimco or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Administrative Agent Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided herein) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default other than nonpayment of principal or interest unless and until written notice thereof is given to the Administrative Agent by Kimco or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document, or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d)

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e)

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

(f)

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and Kimco. By the Required Lenders' giving at least thirty (30) Business Days prior written notice to the Administrative Agent and Kimco, the Administrative Agent may be removed, by action of the Required Lenders (excluding the bank serving as Administrative Agent (the "Agent Bank")), (i) at any time for gross negligence or willful misconduct, as determined by the Required Lenders (excluding for such determination the Agent Bank), or (ii) in the event that the Agent Bank, in its capacity as a Lender, shall have assigned all of its outstanding Commitments or Loans to another bank, financial institution or other entity pursuant to Section 12.6, and at the end of such thirty (30) Business Day period the Agent Bank shall be deemed discharged from its duties and obligations as Administrative Agent hereunder and under any other Loan Documents.  Upon any such resignation or removal, the Required Lenders shall have the right, in consultation with Kimco, to appoint a successor.  In the case of resignation by the Administrative Agent, if no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor to a retired Administrative Agent, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under any other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent's resignation or removal hereunder, the provisions of this Article, including Section 11.2, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

(g)

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

SECTION 11.2

Indemnification.

The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentages of the Commitments in effect on the date on which indemnification is sought under this Section 11.2 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Applicable Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Loans and regardless of whether pre-judgment or post-judgment) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction.  The agreements in this Section 11.2 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

SECTION 11.3

Certain Agents, Arrangers, and Bookrunners.

Each of the Co-Syndication Agents, Co-Documentation Agents, Bookrunners and Joint Lead Arrangers referred to on the cover of this Agreement in its capacity as such shall have no rights, duties or responsibilities hereunder, nor any fiduciary relationship with any party hereto, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Co-Syndication Agents, Co-Documentation Agents, Bookrunners, or Joint Lead Arrangers in their respective capacities as such.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1

Amendments and Waivers.

Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 12.1.  The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the relevant Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or Note, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase or reduce (except for reductions in accordance with Section 2.1(f)) the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this Section 12.1 or change Section 2.7(a) or Section 12.12(a) in either case in a manner that would alter the pro rata sharing of payments required thereby, reduce the percentage specified in the definitions of Required Lenders or Majority Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, amend the definition of "Applicable Percentage", amend the proviso to the definition of the term "Unencumbered Properties", release any Guarantee, amend, modify or waive any Guarantee in any material respect, release any Collateral (provided that in connection with a disposition of Scheduled Properties permitted hereunder that is structured in a manner involving the transfer of equity interests constituting Collateral, as to which there shall have been prepaid all amounts required to be prepaid under Section 2.2(b), the Administrative Agent may release Collateral to the extent that the Collateral so released relates solely to the Scheduled Properties so disposed of), or amend, modify, or waive any provision of any Loan Document which, by its terms, requires the consent, approval or satisfaction of all Lenders, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Article XI or otherwise affect the rights or duties of the Administrative Agent without the written consent of the then Administrative Agent.  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Loan Parties, the Lenders, the Administrative Agent and all future holders of the Notes.  In the case of any waiver, the Borrower, the other Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under any outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing to the extent therein specified; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

SECTION 12.2

Notices.

All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Loan Parties and the Administrative Agent, and as notified to the Administrative Agent pursuant to an administrative questionnaire in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

Any Loan Party:

Kimco Realty Corporation

3333 New Hyde Park Road, Suite 100

New Hyde Park, New York 11042

Attention: Glenn G. Cohen

Telecopy: (516) 869-2572

The Administrative Agent:

JPMorgan Chase Bank, N.A.

277 Park Avenue, 3rd Floor

New York, New York 10072

Attention: Charles E. Hoagland

Telecopy: (646) 534-0574

with a copy to:

JPMorgan Chase Bank, N.A.

270 Park Avenue, 15th Floor

New York, New York 10017-2070

Attention: Elena Gillcrist

Telecopy: (212) 270-3513

and (except for
borrowing requests,
interest elections, and
requests pursuant to
Sections 12.8 or 12.9) to:

JPMorgan Chase Bank, N.A.

270 Park Avenue

New York, NY  10017

Attention: Jacqueline F. Stein, Esq.

Vice President & Senior Associate Counsel

Telecopy: (212) 270-2873

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.1, 2.2, or 2.3 shall not be effective until received.

SECTION 12.3

No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 12.4

Survival of Representations and Warranties.

All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans hereunder, except as may be expressly stated therein.

SECTION 12.5

Payment of Expenses and Taxes; Indemnity.

The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the fees and disbursements of counsel to the Administrative Agent; (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses (including post-judgment costs and expenses) incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents, and any such other documents, including the fees and disbursements of counsel to the Administrative Agent, and the several Lenders; (c) to pay, and indemnify and hold harmless each Lender and the Administrative Agent (and their respective affiliates, officers, directors, employees, advisors and agents) from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents, and any such other documents; and (d) to pay, and indemnify and hold harmless each Lender and the Administrative Agent (and their respective affiliates, officers, directors, employees, advisors and agents) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (and regardless of whether pre-judgment or post-judgment) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, and any such other documents, including any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Loan Party, any of its Subsidiaries or any of the Scheduled Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that such Loan Party shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnitee or its Affiliates as determined by a court of competent jurisdiction.  The agreements in this Section 12.5 shall survive the termination of this Agreement, and the payment of the Loans and all other amounts payable hereunder.

SECTION 12.6

Successors and Assigns.

For purposes of this Section 12.6 the term "Related Parties" shall have the meaning given thereto in Section 11.1 hereof.

(a)

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) none of the Loan Parties may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.

(b)

(1)

Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement and under the other Loan Documents (including all or a portion of its Commitment, or the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)

the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below), or, if an Event of Default has occurred and is continuing, any other assignee; and

(B)

the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment or Loan to an assignee that is a Lender or an Affiliate or Approved Fund of a Lender with a Commitment or Loan immediately prior to giving effect to such assignment.

(ii)

Assignments shall be subject to the following additional conditions:

(A)

except in the case of an assignment to a Lender or an Affiliate or Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption (as defined below) with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)

each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement and the other Loan Documents;

(C)

the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption substantially in the form of Exhibit A or in any other form approved by the Administrative Agent (an "Assignment and Assumption"), together with a processing and recordation fee of $4,000 (which, except as provided in Section 2.13, shall not be payable by the Borrower); and

(D)

the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in the form approved by the Administrative Agent (an "Administrative Questionnaire").

For the purposes of this Section 12.6, the term "Approved Fund" has the following meaning:

"Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)

Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.9, 2.10, 2.11 and 12.5).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)

The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, or the principal amount of the Loans, owing to, each Lender pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)

Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this paragraph (b) and any written consent to such assignment required by this paragraph (b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.7(b) or 11.2, the Administrative Agent shall have no obligation to accept such Assignment and

Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)

(2)

Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations in respect of its Commitment, under this Agreement and under the other Loan Documents (including all or a portion of its Commitment or the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower, the other Loan Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.1 that affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.9, 2.10 and 2.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.12(b) as though it were a Lender, provided such Participant agrees to be subject to Section 12.12(a) as though it were a Lender.

(ii)

A Participant shall not be entitled to receive any greater payment under Section 2.9 or 2.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Kimco's prior written consent.  A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.10(a) unless Kimco is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.10(b) as though it were a Lender.

(d)

Any Lender may at any time pledge or assign a security interest in, all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 12.7

Disclosure.

Subject to Section 12.20, the Borrower authorizes each Lender to disclose to any Participant or assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

SECTION 12.8

Extension of Maturity Date.

By notice to the Administrative Agent not earlier than 90 days nor later than 30 days before the Original Maturity Date, the Borrower may extend the Maturity Date to the date that is one year after the Original Maturity Date (the "Extended Maturity Date"); provided that (a) the Borrower shall have paid to the Administrative Agent for the account of the Lenders on the Original Maturity Date a nonrefundable extension fee in an amount equal to 0.20% (20 basis points) of the aggregate outstanding principal amount of the Loans as of the Original Maturity Date, and (b) the following conditions shall be satisfied:

(i)  Each of the representations and warranties made by the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Original Maturity Date as if made on and as of such date except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date;

(ii)  (A) No Default or Event of Default shall have occurred and be continuing on the date of such notice or as of the Original Maturity Date, and (B) Kimco would be in compliance with each financial covenant set forth in paragraphs (a) through (f) of Section 8.1 if the ratio or amount referred to therein were to be calculated as of the Original Maturity Date (provided that for the purposes of determining such compliance, Gross Asset Value shall be determined for the most recent Test Period as to which a compliance certificate has been delivered pursuant to Section 6.2(a)); and

(iii)  The Borrower shall have prepaid the Loans in an aggregate amount since the Borrowing Date of at least an amount equal to the lesser of (A) $165,000,000 and (B) if the aggregate principal amount of the Loans on the Borrowing Date (the "Initial Loan Amount") is less than $650,000,000, the product of the Initial Loan Amount times 0.25.

The request for an extension under this Section 12.8 shall constitute a representation and warranty by the Borrower as of the date of such request and as of the Original Maturity Date that the conditions contained in this Section 12.8 have been satisfied, and shall be accompanied by a certificate of a Responsible Officer of the Borrower to such effect.  The Administrative Agent shall promptly notify the Lenders of any such extension.

SECTION 12.9

FTC Guarantee.

(a)

Guarantee by First Tier Companies.  In order to induce the Administrative Agent and the Lenders to execute and deliver this Agreement and to make or maintain the Loans hereunder, and in consideration thereof, the First Tier Companies (in their capacities as the guarantors under this Section 12.9, the "FTC Guarantors") hereby unconditionally and irrevocably, jointly and severally, guarantee, as primary obligors and not merely as sureties, to the Administrative Agent, for the ratable benefit of the Secured Parties, up to their respective FTG Percentages thereof, the prompt and complete payment by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, and each FTC Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing any of their rights against such FTC Guarantor under the Guarantee contained in this Section 12.9; provided that the amount payable at any time by any particular FTC Guarantor shall be limited to the amount determined under Section 12.9(i) hereof.  The Guarantee contained in this Section 12.9, subject to Section 12.9(d), shall remain in full force and effect, as limited in amount hereunder, until the Obligations are paid in full in cash and the Commitments are terminated.  Each FTC Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Section 12.9, it will notify the Administrative Agent or such Lender in writing that such payment is made under the Guarantee contained in this Section 12.9 for such purpose, provided that failure to provide such notice shall not alter or affect the amount of such FTC Guarantor’s liability hereunder or its FTG Percentage.  No payment or payments made by the Borrower or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any FTC Guarantor under this Section 12.9, which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Obligations, up to its FTG Percentage thereof, until, subject to Section 12.9(d), the Obligations are paid in full in cash and the Commitments are terminated.

(b)

Amendments, etc. With Respect to the Applicable Obligations.  Each FTC Guarantor shall remain obligated under this Section 12.9 notwithstanding that (i) without any reservation of rights against any FTC Guarantor, and (ii) without notice to or further assent by any FTC Guarantor, (x) any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded, (y) any of the Obligations may be continued, increased in amount, or otherwise modified, and the applicable Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and (z) this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the requisite Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the applicable Obligations may be sold, exchanged, waived, surrendered or released.  None of the Administrative Agent or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the Guarantee contained in this Section 12.9 or any property subject thereto.

(c)

Guarantee Absolute and Unconditional.  Each FTC Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the Guarantee contained in this Section 12.9 or acceptance of the Guarantee contained in this Section 12.9; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the Guarantee contained in this Section 12.9, and all dealings between any FTC Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the Guarantee contained in this Section 12.9.  The Administrative Agent and any Lender will, to the extent permitted by applicable law, request payment of any applicable Obligation from the Borrower before making any claim against the FTC Guarantors under this Section 12.9, but will have no further obligation to proceed against the Borrower or to defer for any period a claim against any FTC Guarantor hereunder.  Except as expressly provided in the preceding sentence, each FTC Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any FTC Guarantor or the Borrower with respect to the Obligations.  The Guarantee contained in this Section 12.9 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any collateral security therefor or Guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) the legality under applicable laws of repayment by the Borrower of any Obligations or the adoption of any applicable laws purporting to render any Obligations null and void, (c) any change in the structure or tax characterization of the Borrower, or any transaction (including any merger or consolidation) to which it may be a party (in each case whether or not permitted under the Loan Documents), (d) any defense, setoff or counterclaim (other than a defense of payment) which may at any time be available to or be asserted by any FTC Guarantor or the Borrower against the Administrative Agent or any Lender, or (e) any other circumstance whatsoever (with or without notice to or knowledge of any FTC Guarantor or the Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for any Obligations, or of any FTC Guarantor under the Guarantee contained in this Section 12.9, in bankruptcy or in any other instance.  When the Administrative Agent or any Lender is pursuing its rights and remedies under this Section 12.9 against any FTC Guarantor, the Administrative Agent or such Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or Guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or Guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, Guarantee or right of offset, shall not relieve any FTC Guarantor of any liability under this Section 12.9, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against any FTC Guarantor.

(d)

Reinstatement.  The Guarantee contained in this Section 12.9 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its Property, or otherwise, all as though such payments had not been made.

(e)

Payments.  Each FTC Guarantor hereby agrees that any payments in respect of the Obligations pursuant to this Section 12.9 will be paid without setoff or counterclaim in Dollars at the office of the Administrative Agent specified for payment under this Agreement.

(f)

Independent Obligations.  The obligations of each FTC Guarantor under the Guarantee contained in this Section 12.9 are independent of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against any FTC Guarantor whether or not the Borrower is joined in any such action or actions.  Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each FTC Guarantor.

(g)

Defenses of FTC Guarantor.  To the fullest extent permitted by applicable law, each FTC Guarantor waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than the final and indefeasible payment in full in cash of the Obligations.  To the fullest extent permitted by applicable law, the Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise, extend or otherwise adjust any part of the Obligations, make any other accommodation with any Loan Party or any other guarantor or exercise any other right or remedy available to them against any Loan Party or any other guarantor, without affecting or impairing in any way the liability of any FTC Guarantor hereunder except to the extent the Obligations have been fully paid in cash.  Pursuant to applicable law, each FTC Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of any FTC Guarantor against any Loan Party or any other guarantor, as the case may be, or any security, or would otherwise exonerate any FTC Guarantor.

(h)

Agreement to Pay; Subordination.  In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against the FTC Guarantors by virtue hereof, upon the failure of any Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each FTC Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations, up to its FTG Percentage thereof.  Upon payment by any FTC Guarantor of any sums to the Administrative Agent or any Secured Party as provided above, all rights of such FTC Guarantor against any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations.  If any amount shall erroneously be paid to any FTC Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right or any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

(i)

Limitations.  The maximum liability of each FTC Guarantor under this Section 12.9 (and accordingly the liability of such FTC Guarantor that is secured by Collateral in which such FTC Guarantor has granted a security interest securing its obligations hereunder) shall be limited as provided in paragraph (a).  For purposes of this Agreement, the "FTG Percentage" of each FTC Guarantor shall be the percentage set forth opposite the name of such FTC Guarantor on Schedule 12.9; provided, that if there is an Event of Default which affects only a particular First Tier Company (a “Defaulting FTC”) so that, pursuant to the proviso at the end of the penultimate paragraph of Article X, only a portion of the Obligations become due and payable, and such portion is paid by the Borrower or Kimco, thereafter the FTG Percentage of each First Tier Company other than the Defaulting FTC shall be adjusted to be equal to the percentage equivalent of a fraction, the numerator of which is the FTG Percentage of such First Tier Company immediately prior to such default, and the denominator of which is the sum of the FTG Percentages immediately prior to such default of all of the First Tier Companies other than the Defaulting FTC.

SECTION 12.10

KIMCO Guarantee.

(a)

Guarantee by Kimco.  In order to induce the Administrative Agent and the Lenders to execute and deliver this Agreement and to make or maintain the Loans hereunder, and in consideration thereof, Kimco (in its capacity as the guarantor under this Section 12.10, the "Investor Guarantor") hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of the Secured Parties, the prompt and complete payment by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, and the Investor Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing any of their rights under the Guarantee contained in this Section 12.10.  The Guarantee contained in this Section 12.10, subject to Section 12.10(d), shall remain in full force and effect until the Obligations are paid in full in cash and the Commitments are terminated. The Investor Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Section 12.10, it will notify the Administrative Agent or such Lender in writing that such payment is made under the Guarantee contained in this Section 12.10 for such purpose.  No payment or payments made by the Borrower or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Investor Guarantor under this Section 12.10, which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Obligations until, subject to Section 12.10(d), the Obligations are paid in full in cash and the Commitments are terminated.

(b)

Amendments, etc. With Respect to the Applicable Obligations.  The Investor Guarantor shall remain obligated under this Section 12.10 notwithstanding that (i) without any reservation of rights against the Investor Guarantor, and (ii) without notice to or further assent by the Investor Guarantor, (x) any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded, (y) any of the Obligations may be continued, increased in amount, or otherwise modified, and the applicable Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and (z) this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the requisite Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the applicable Obligations may be sold, exchanged, waived, surrendered or released.  None of the Administrative Agent or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the Guarantee contained in this Section 12.10 or any property subject thereto.

(c)

Guarantee Absolute and Unconditional.  The Investor Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the Guarantee contained in this Section 12.10 or acceptance of the Guarantee contained in this Section 12.10; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the Guarantee contained in this Section 12.10, and all dealings between the Investor Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the Guarantee contained in this Section 12.10.  The Administrative Agent and any Lender will, to the extent permitted by applicable law, request payment of any applicable Obligation from the Borrower before making any claim against the Investor Guarantor under this Section 12.10, but will have no further obligation to proceed against the Borrower or to defer for any period a claim against the Investor Guarantor hereunder.  Except as expressly provided in the preceding sentence, the Investor Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Investor Guarantor or the Borrower with respect to the Obligations.  The Guarantee contained in this Section 12.10 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any collateral security therefor or Guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) the legality under applicable laws of repayment by the Borrower of any Obligations or the adoption of any applicable laws purporting to render any Obligations null and void, (c) any change in the structure or tax characterization of the Borrower, or any transaction (including any merger or consolidation) to which it may be a party (in each case whether or not permitted under the Loan Documents), (d) any defense, setoff or counterclaim (other than a defense of payment) which may at any time be available to or be asserted by the Investor Guarantor or the Borrower against the Administrative Agent or any Lender, or (e) any other circumstance whatsoever (with or without notice to or knowledge of the Investor Guarantor or the Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for any Obligations, or of the Investor Guarantor under the Guarantee contained in this Section 12.10, in bankruptcy or in any other instance.  When the Administrative Agent or any Lender is pursuing its rights and remedies under this Section 12.10 against the Investor Guarantor, the Administrative Agent or such Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or Guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or Guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, Guarantee or right of offset, shall not relieve the Investor Guarantor of any liability under this Section 12.10, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against the Investor Guarantor.

(d)

Reinstatement.  The Guarantee contained in this Section 12.10 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its Property, or otherwise, all as though such payments had not been made.

(e)

Payments.  The Investor Guarantor hereby agrees that any payments in respect of the Obligations pursuant to this Section 12.10 will be paid without setoff or counterclaim, in Dollars at the office of the Administrative Agent specified for payment under this Agreement.

(f)

Independent Obligations.  The obligations of the Investor Guarantor under the Guarantee contained in this Section 12.10 are independent of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against the Investor Guarantor whether or not the Borrower is joined in any such action or actions.  Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Investor Guarantor.

(g)

Defenses of Investor Guarantor.  To the fullest extent permitted by applicable law, the Investor Guarantor waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than the final and indefeasible payment in full in cash of the Obligations.  To the fullest extent permitted by law, the Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise, extend or otherwise adjust any part of the Obligations, make any other accommodation with any Loan Party or any other guarantor or exercise any other right or remedy available to them against any Loan Party or any other guarantor, without affecting or impairing in any way the liability of the Investor Guarantor hereunder except to the extent the Obligations have been fully paid in cash.  Pursuant to applicable law, the Investor Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Investor Guarantor against any Loan Party or any other guarantor, as the case may be, or any security, or would otherwise exonerate the Investor Guarantor.

(h)

Agreement to Pay; Subordination.  In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against the Investor Guarantor by virtue hereof, upon the failure of any Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Investor Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations.  Upon payment by the Investor Guarantor of any sums to the Administrative Agent or any Secured Party as provided above, all rights of the Investor Guarantor against any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations.  If any amount shall erroneously be paid to the Investor Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 12.11

Reserved.

SECTION 12.12

Adjustments; Set-off.

(a)

If any Lender (a "benefited" Lender) shall at any time receive any payment of all or part of its Exposure or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Article X(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Exposure  or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Exposure, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that (i) if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).

(b)

In addition to any rights and remedies of the Lenders provided by law, each Lender and each of its Affiliates shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, obligations, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any of its Affiliates or any branch or agency thereof to or for the credit or the account of the Borrower.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 12.13

Counterparts.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts each of which shall constitute an original, but all of which when taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with Kimco and the Administrative Agent.  Delivery of an executed counterpart of a signature page of this Agreement by any electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 12.14

Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12.15

Integration.

This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Guarantors, the Administrative Agent, and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

SECTION 12.16

GOVERNING LAW.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.17

Submission to Jurisdiction; Waivers.

Each Loan Party hereby irrevocably and unconditionally:

(a)

submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)

consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)

agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Loan Party at its address set forth in Section 12.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)

agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)

waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding in connection with this Agreement or any other Loan Document any special, exemplary, punitive or consequential damages.

SECTION 12.18

Acknowledgments.

Each Loan Party hereby acknowledges that:

(a)

it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)

neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and the Lenders, on the one hand, and such Loan Party, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)

no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and the Administrative Agent or among the Loan Parties, the Administrative Agent and the Lenders.

SECTION 12.19

WAIVERS OF JURY TRIAL.

EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 12.20

Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder or to which the Administrative Agent or any Lender is a party, (f) subject to an agreement containing provisions substantially the same as those of this Section, a copy of which shall have been provided to Kimco, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Loan Parties.  For the purposes of this Section, "Information" means all information received from the Loan Parties relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis; provided that in the case of information received from any Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  Notwithstanding anything herein to the contrary, "Information" shall not include, and each party hereto may disclose to any and all Persons, without limitation of any kind, any information with respect to the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure.

SECTION 12.21

USA Patriot Act.

Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), hereby notifies the Loan Parties that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with the Act.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duty executed and delivered by their proper and duly authorized officers as of the day and year first above written.

KIMCO REALTY CORPORATION By: /s/ Glenn G. Cohen Name: Glenn G. Cohen Title: Vice President and Treasurer

PK SALE LLC By: /s/ Glenn G. Cohen Name: Glenn G. Cohen Title: Authorized Signatory

PRK HOLDINGS I LLC By: KIMCO PK, LLC, member By: KIMCO PK INC., managing member By: /s/ Glenn G. Cohen Name: Glenn G. Cohen Title: Vice President and Treasurer

PRK HOLDINGS II LLC By: KIMCO PK, LLC, member By: KIMCO PK INC., managing member By: /s/ Glenn G. Cohen Name: Glenn G. Cohen Title: Vice President and Treasurer

PRK HOLDINGS III LLC By: KIMCO PK, LLC, member By: KIMCO PK INC., managing member By: /s/ Glenn G. Cohen Name: Glenn G. Cohen Title: Vice President and Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender By: /s/ Donald Shokrian Name: Donald Shokrian Title: Managing Director

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Syndication Agent and as a Lender By: /s/ Matthew Ricketts Name: Matthew Ricketts Title: Vice President

THE BANK OF NOVA SCOTIA, as a Syndication Agent and as a Lender By: /s/ Steven S. Kerr Name: Steven S. Kerr Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Documentation Agent and as a Lender By: /s/ William A. Jordan Name: William A. Jordan Title: Vice President

ROYAL BANK OF CANADA, as a Documentation Agent and as a Lender By: /s/ Jake Sigmund Name: Jake Sigmund Title: Authorized Signatory

REGIONS BANK, as a Lender By: /s/ Lori Chambers Name: Lori Chambers Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender By: /s/ Jeffrey Jacobsen Name: Jeffrey Jacobsen Title: Senior Vice President

BANK OF AMERICA, N.A., as a Lender By: /s/ Eyal Namordi Name: Eyal Namordi Title: Senior Vice President

THE ROYAL BANK OF SCOTLAND PLC, as a Lender By: /s/ Brett Thompson Name: Brett Thompson Title: Vice President

CITICORP NORTH AMERICA, INC., as a Lender By: /s/ Ricardo James Name: Ricardo James Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender By: /s/ J.T. Johnson Coe Name: J.T. Johnson Coe Title: Managing Director By: /s/ Perry Forman Name: Perry Forman Title: Director

MERRILL LYNCH BANK USA, as a Lender By: /s/ Louis Alder Name: Louis Alder Title: First Vice President

MIZUHO CORPORATE BANK (USA), as a Lender By: /s/ Toru Inoue Name: Toru Inoue Title: Deputy General Manager

THE BANK OF NEW YORK MELLON, as a Lender By: /s/ David Applebaum Name: David Applebaum Title: Vice President

UBS LOAN FINANCE LLC, as a Lender By: /s/ Irja R. Otsa Name: Irja R. Otsa Title: Associate Director By: /s/ Richard L. Tavrow Name: Richard L. Tavrow Title: Director

CHANG HWA COMMERCIAL BANK, LTD., NEW YORK BRANCH, as a Lender By: /s/ Jim C.Y. Chen Name: Jim C.Y. Chen Title: VP & General Manager

CIBC INC., as a Lender By: /s/ Joel Gershkon Name: Joel Gershkon Title: Authorized Signatory

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD. NEW YORK BRANCH, as a Lender By: /s/ Tsang-Pei Hsu Name: Tsang-Pei Hsu Title: VP & Deputy General Manager

EXHIBIT A

TO CREDIT AGREEMENT

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below (the “Effective Date”) and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below  (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which (and any other Loan Documents requested by Assignee) is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (a) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor (including guarantees) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[which is an Affiliate/Approved Fund of [identify Lender][1]

3.	Borrower(s):	PK Sale LLC

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:

The $650,000,000 Credit Agreement dated as of August 26, 2008 among PK Sale LLC, PRK Holdings I LLC, PRK Holdings II LLC, PRK Holdings III LLC, Kimco Realty Corporation, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto, as amended, supplemented or otherwise modified from time to time

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$	%
$	$	%
$	$	%

1 Select as applicable.

2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee (in the case of an Assignee that is not a Lender) agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:______________________________

Name:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:______________________________

Name:

Title:

[Consented to and]3 Accepted:

JPMORGAN CHASE BANK, N.A., as

Administrative Agent

By_________________________________

Name:
Title:

[Consented to:]4

PK SALE LLC

By________________________________

Name:

Title:

3 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

4 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

[SIGNATURE PAGE OF ASSIGNMENT AND ASSUMPTION]

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1   Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, Kimco, the First Tier Companies, PPRP or any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, Kimco, the First Tier Companies, PPRP or any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date specified in this Assignment and Assumption, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements [referred to in Section 4.1 thereof] [delivered pursuant to Sections 6.1 and 6.2 thereof, as applicable,]5 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including, without limitation, pursuant to Section 2.10(b) (with respect to Non U.S. Lenders) or Section 2.10(c) (with respect to U.S. Lenders) thereof), duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.   Payments.    From and after the aforesaid Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding such Effective Date and to the Assignee for amounts which have accrued from and after such Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by any electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

5 Select as applicable.

EXHIBIT B

TO CREDIT AGREEMENT

[FORM OF]

NOTE

$________________

New York, New York

__________ ___, 200__

FOR VALUE RECEIVED, the undersigned, PK SALE LLC, a Delaware limited liability company (the “Borrower”), hereby unconditionally promises to pay to the order of _______________________________ (the “Lender”) at the office of JPMorgan Chase Bank, N.A., located at 270 Park Avenue, New York, New York 10017 (or at such other address as the Administrative Agent may hereafter specify by notice to the Borrower), in immediately available funds, on the date or dates specified in the Credit Agreement referred to below, the principal sum of [AMOUNT OF LOAN] DOLLARS ($__________) or such lesser sum as may at the time be owed to the Lender under the Credit Agreement.  All payments due to the Lender hereunder shall be made to the Lender at the place, in the currency and in the manner specified in such Credit Agreement.  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.4 of such Credit Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type, currency and amount of each Loan made pursuant to the Credit Agreement, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurocurrency Loans, the length of each Interest Period with respect thereto and, in the case of Money Market Loans, the Money Market Rate Period with respect thereto.  Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided that the failure of the holder of this Note to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of such Loan.

This Note (a) is one of the Notes referred to in the Credit Agreement dated as of August 26, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among PK Sale LLC, PRK Holdings I LLC, PRK Holdings II LLC, PRK Holdings III LLC, Kimco Realty Corporation, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional prepayment in whole or in part as provided in the Credit Agreement.  This Note is guaranteed as provided in the Credit Agreement.

Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

[Remainder of page intentionally left blank]

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

PK SALE LLC By: Name: Title:

SIGNATURE PAGE TO NOTE

Schedule A

To Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS (ALL IN DOLLARS)

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurocurrency Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule B

To Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EUROCURRENCY LOANS

Date	Currency and Amount of Eurocurrency Loans	Amount Converted to or Continued as Eurocurrency Loans	Interest Period and Eurocurrency Rate with Respect Thereto	Amount of Principal of Eurocurrency Loans Repaid	Amount of Eurocurrency Loans Converted to ABR Loans	Unpaid Principal Balance of Eurocurrency Loans	Notation Made By

Schedule C

To Note

LOANS AND REPAYMENTS OF MONEY MARKET LOANS (ALL IN DOLLARS)

Date	Amount of Money Market Loans	Money Market Rate Period	Amount of Principal of Money Market Loans Repaid	Unpaid Principal Balance of Money Market Loans	Notation Made By

EXHIBIT C

TO CREDIT AGREEMENT

[FORM OF]

HS PLEDGE AND SECURITY AGREEMENT

HS PLEDGE AND SECURITY AGREEMENT (as it may be amended, supplemented, or otherwise modified from time to time, this "Agreement") dated as of August 26, 2008, made by [PRK Holdings I LLC], [PRK Holdings II LLC], [PRK Holdings III LLC], a Delaware limited liability company (the "Debtor"), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (the "Administrative Agent") for the benefit of the Secured Parties (as defined in the Credit Agreement referenced below).

R E C I T A L S :

Reference is hereby made to the Credit Agreement dated as of August 26, 2008 (as amended, supplemented, or otherwise modified from time to time, the "Credit Agreement") among PK Sale LLC (the “Borrower”), the Debtor, [PRK Holdings I LLC, PRK Holdings II LLC, PRK Holdings III LLC], as Guarantors, the Lenders from time to time party thereto (the “Lenders”), the Administrative Agent and the other parties party thereto from time to time.  Terms used herein as defined terms and not otherwise defined herein shall have the meanings given thereto in the Credit Agreement.

The Lenders have made, and may hereafter make, Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.  In connection therewith, the Debtor has executed and delivered to the Administrative Agent the Credit Agreement which includes the FTC Guarantee whereby the Debtor guarantees the Debtor’s FTG Percentage of the Obligations referred to in the Credit Agreement.  The obligations of the Lenders to make and maintain the outstanding Loans to the Borrower under the Credit Agreement are conditioned on, among other things, the execution and delivery by the Debtor of an agreement in the form hereof.

The Debtor, by its signature below, represents and warrants that it shall derive substantial direct or indirect benefits from the extensions of credit to the Borrower under the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Grant of Security Interests; Certain Definitions.  The Debtor, as security for the payment in full when due of all of the Debtor's present and future obligations under the Credit Agreement (the "Secured Obligations"), does hereby grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a first and exclusive continuing Lien on and security interest in the property and property rights listed on Schedule 1 hereto (hereinafter called the "Collateral").  For purposes of this Agreement, the terms "Company", “Companies” and "Company Documents" shall have the meanings given thereto in Schedule 1.

2.

Assurances; Company Documents.  (a)  At any time and from time to time, upon demand of the Administrative Agent, the Debtor will, at its sole expense, give, execute, file and record, or cause the same to be done by other parties, any and all notices, financing statements, financing statement amendments, continuation statements, instruments, documents or agreements that the Administrative Agent may reasonably consider necessary to create, confirm, preserve, maintain, continue, perfect or validate, or establish the priority of, the security interest granted hereunder or to enable the Administrative Agent to exercise or enforce its rights hereunder with respect to such lien and security interest.

(b)

The Debtor has heretofore and/or contemporaneously herewith furnished the Administrative Agent with true and correct copies of the Company Documents.  Without in any way impairing any applicable restrictions on the rights of any Persons to amend or modify in any way any of the Company Documents, the Debtor agrees promptly to furnish the Administrative Agent with a copy of any amendment to or other modification of any of the Company Documents.

3.

Representations; Warranties; Covenants.  The Debtor hereby represents, warrants and covenants, to and with the Administrative Agent, that:

(a)

Except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties hereunder, or as otherwise expressly permitted under the Credit Agreement, the Debtor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the property in which a security interest is granted or purported to be granted by it hereunder, (ii) holds in the manner aforesaid such Collateral hereunder free and clear of all Liens, and has not authorized and will not authorize (except in favor of the Administrative Agent for the benefit of the Secured Parties) the filing of any financing statement or other similar notice, covering the Collateral or any part thereof, and (iii) will not make or suffer any assignment or pledge, or create or suffer the creation of any Lien affecting the Collateral or any part thereof.

(b)

Other than the Company Documents, there are no certificates or other instruments or documents evidencing or representing any of the Collateral, and the Debtor will cause any and all instruments, documents, or certificates hereafter issued evidencing or representing such Collateral (if in transferable form, duly endorsed if required or accompanied by executed undated instruments of transfer satisfactory to the Administrative Agent) to be forthwith delivered to and deposited with the Administrative Agent for the benefit of the Secured Parties in pledge hereunder (and held apart separately in trust for the benefit of the Administrative Agent for the benefit of the Secured Parties pending such delivery).

(c)

The Debtor (i) has, and at all times will have, good right and legal authority to grant a security interest in the Collateral in the manner hereby contemplated and (ii) will defend its and the Administrative Agent's title and interest thereto or therein, against any and all Liens of any nature, however arising, of all Persons whomsoever.

(d)

No consent or approval of any governmental body or regulatory authority or any securities exchange is necessary for the validity of the grant of the security interest created hereby, nor does the entering into or performance hereunder by the Debtor violate any provision of any law, rule, regulation, order, writ or decree to which the Debtor or its assets is subject or constitute a default under the terms of any indenture, agreement, instrument or document, or any order or decree of any court, tribunal, or other Person or body, to which the Debtor or any Company is a party or by which the Debtor, such Company or the property of any thereof is bound or affected.

(e)

The execution and delivery of this Agreement by the Debtor is effective to vest in the Administrative Agent for the benefit of the Secured Parties the rights in the Collateral as set forth herein.  Without limiting the foregoing, upon execution and delivery hereof, the Administrative Agent for the benefit of the Secured Parties shall have a valid and enforceable first priority continuing security interest in the Collateral and upon filing of an appropriate Uniform Commercial Code financing statement naming the Debtor as debtor and the Administrative Agent as secured party with the office(s) specified in Schedule 3 hereto, such security interest shall be fully perfected.  This Agreement constitutes the legal, valid and binding obligation of the Debtor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the rights of debtors and creditors generally and principles of equity.

(f)

With respect to any Company that the Debtor has a limited liability company interest in, the Debtor is a member in good standing of such Company in accordance with the applicable Company Documents and applicable law.

(g)

All necessary action on the part of any Company and any manager or member thereof, including, without limitation, the Debtor, to authorize the execution, delivery and performance of this Agreement, and the creation and grant of the security interest hereunder in the Collateral, has been duly and properly taken and all conditions to the effectiveness of such security interest have been met.  Without limiting the foregoing, such security interest is permitted under the relevant Company Documents and/or has been duly agreed to by all requisite action by such Company and its managers and members, free of all rights of first offer, rights of first refusal, buy/sell arrangements or other rights of such Company or of any manager or member thereof, or any other restrictions.

(h)

[Reserved.]

(i)

The exact legal name, the jurisdiction of organization, the principal place of business and chief executive office of the Debtor, the office where it keeps its records regarding the Collateral, the federal taxpayer identification number of the Debtor, and any tradename or fictitious name under which it does business, or has done business at any time during the period of five (5) years prior to the date hereof, are all set forth on Schedule 4 hereto.

4.

Distributions; Voting Rights; Debtor Obligations.

(a)

Except as provided in the next sentence, the Debtor shall be entitled, except as limited by the Credit Agreement, to receive payments, dividends and distributions from the Companies.  After written notice by the Administrative Agent to the Debtor, which the Administrative Agent may give, in its sole discretion, upon the occurrence and during the continuation of an Event of Default, or automatically, without notice, in the case of the occurrence of and during the continuance of any Event of Default under paragraph (f) of Article X of the Credit Agreement (other than an Event of Default subject to the proviso in the penultimate paragraph of Article X of the Credit Agreement that does not pertain to the Debtor), all rights of the Debtor to receive payments, dividends, and distributions from such Companies under the preceding sentence shall cease, and all such rights shall thereupon become vested in the Administrative Agent for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to receive and retain such payments, dividends, and distributions, it being further agreed that if any such distribution or dividend is in the form of property other than cash, the Administrative Agent may sell such property or any part thereof in accordance with Section 7 hereof and apply the proceeds of sale in accordance with Section 8 hereof and the provisions of the Credit Agreement.  Subject to the provisions of the Credit Agreement, the Administrative Agent shall have the sole and exclusive right to receive and retain any payment, dividend, or distribution arising or paid or made after the Debtor’s rights to receive the same shall have ceased under the preceding sentence, all of which shall be applied by the

Administrative Agent in accordance with Section 8 hereof and the provisions of the Credit Agreement.  Any amounts paid or distributed to the Debtor notwithstanding the preceding sentences of this paragraph shall forthwith be delivered to the Administrative Agent for the benefit of the Secured Parties in the form received (except for the appropriate endorsement of any checks and except for any other appropriate instruments of transfer), and all such amounts distributed to the Debtor shall be received and held apart separately in trust for the benefit of the Administrative Agent pending such delivery.  The Debtor hereby authorizes the Administrative Agent, at any time after the occurrence and during the continuation of an Event of Default, to give notice to any Company that all payments, dividends, and distributions in respect of the limited liability company interest of the Debtor in such Company, or otherwise in respect of the Collateral, are to be made directly to the Administrative Agent for the benefit of the Secured Parties until written notice by the Administrative Agent to the contrary.

(b)

Upon the occurrence and during the continuance of an Event of Default, but only upon written notice from the Administrative Agent in its sole discretion to the Debtor that the Administrative Agent has elected to exercise voting rights hereunder, all rights of the Debtor to exercise voting and other consent rights, if any, as a member or holder of any other interest of the Company shall cease to the extent so elected by the Administrative Agent, and all such voting and consent rights shall thereupon be exercisable by the Administrative Agent to the extent so elected by the Administrative Agent.

(c)

Notwithstanding anything contained elsewhere herein, this Agreement shall not in any way be deemed to obligate the Administrative Agent or the Secured Parties, or any purchaser at a foreclosure or other sale or disposition of any Collateral, or any other transferee of the Administrative Agent, to assume any of the Debtor’s obligations, duties, expenses or liabilities in respect of the Collateral (collectively, "Debtor Obligations") arising prior to such foreclosure or other sale or disposition unless the Administrative Agent, or any such purchaser or other transferee, otherwise expressly agrees to assume any or all of said Debtor Obligations in writing.  In the event of a foreclosure or other sale or disposition by the Administrative Agent, neither the Administrative Agent nor any other Secured Party shall be deemed to have assumed any of such Debtor Obligations arising prior to such foreclosure or other sale or disposition except as provided in the preceding sentence.

5.

Additional Covenants.  The Debtor hereby covenants and agrees that the Debtor will give the Administrative Agent prior notice of any change of principal place of business, chief executive office, place where books and records covering the Collateral are kept, name, identity, taxpayer identification number or change of jurisdiction or structure in respect of itself or any Company, including, without limitation, notice of any transaction referred to in Section 9.9 of the Credit Agreement or any other event that might result in an impairment of the effectiveness of any Uniform Commercial Code filing in respect of the Collateral.

6.

Costs and Expenses.  The Debtor agrees that it shall be responsible for all amounts for which the Borrower is responsible under Section 12.5 of the Credit Agreement to the extent pertaining to this Agreement, the Collateral hereunder, or the FTC Guarantee of the Debtor, and the Administrative Agent may take judgment for all such amounts.

7.

Event of Default.  Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may (without any obligation to seek performance of any guarantee or other accommodation in favor of the Administrative Agent in respect of any Obligations or Secured Obligations or to resort to any other security, right or remedy granted to it under any other instrument or agreement, including, without limitation, any other Loan Document or other instrument or agreement referred to herein) sell the Collateral, or any part thereof, at public or private sale for cash, or upon credit or for future delivery, as the Administrative Agent shall deem appropriate.  The Administrative Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing part or all of the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof such of the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the relevant Company, the Debtor or any other member of such Company, and the Debtor hereby waives (to the fullest extent permitted by law) all rights of redemption, stay and appraisal which the Debtor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the Debtor at least 10 days' written notice (which the Debtor agrees is commercially reasonable and sufficient notice for purposes of the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction and any other applicable law) of the Administrative Agent's intention to make any sale of any of the Collateral granted by the Debtor.  Such notice, in the case of a public sale, shall state the time and place for such sale.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole discretion) determine.  The Administrative Agent shall not be obligated to make any sale of the Collateral or any part thereof if it shall determine not to do so, regardless of the fact that notice of sale of such of the Collateral shall have been given.  The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral or any part thereof so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral or any part thereof so sold and, in case of any such failure, such Collateral or any part thereof may be sold again upon like notice, and in no event shall any portion of the proceeds of any such sale be credited against payment of the costs, expenses and obligations set forth in Section 8 hereof until cash payment for the Collateral or any part thereof so sold has been received by the Administrative Agent.  At any public or private sale of any of the Collateral, the Administrative Agent may bid for or purchase, free (to the fullest extent permitted by law) from any equity or right of redemption, stay or appraisal on the part of the Debtor with respect to the Collateral (all said rights being also hereby waived and released to the fullest extent permitted by law), all of the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Administrative Agent in respect of any of the Secured Obligations as a credit against the purchase price, and the Administrative Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Debtor therefor.  Without limiting the generality of the foregoing, the Debtor agrees that it shall be commercially reasonable for the Administrative Agent to transfer the Collateral to another member of any Company.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement, and the Debtor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose upon and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section shall be deemed to conform to the standards of commercial reasonableness as provided in the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction or other applicable law.

8.

Application.  The proceeds of any sale of any of the Collateral pursuant to Section 7 hereof, any amounts received by the Administrative Agent under Section 4(a) hereof, any other amounts received by the Administrative Agent in respect of the Collateral, as well as any Collateral consisting of cash, shall be applied by the Administrative Agent as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Administrative Agent in connection with such sale or otherwise in connection with this Agreement or any of the Obligations, if and to the extent the Borrower or the Debtor are liable therefor under the Credit Agreement, including, but not limited to, all court costs and the reasonable fees and expenses of its experts, agents and legal counsel (including reasonably allocated costs of any internal counsel involved in any of the foregoing), the repayment of all advances made by the Administrative Agent on behalf of the Debtor or to protect the Collateral and/or the rights of the Administrative Agent therein, and any other costs or expenses incurred in connection with the reasonable exercise of any right or remedy hereunder;

SECOND, to the payment in full of the Secured Obligations as provided in the Credit Agreement; and

THIRD, to the Debtor, its successors or assigns, subject to any provision of law, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds or other amounts.  Upon any sale of the Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt by the Administrative Agent or by the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

9.

Attorney in Fact.  The Debtor hereby appoints the Administrative Agent the attorney-in-fact of the Debtor (which power of attorney shall be exercised only during the continuance of an Event of Default) for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest, any proxy or proxies heretofore given by the Debtor to any other Person being hereby revoked.  Without limiting the generality of the foregoing, after the occurrence of and during the continuance of an Event of Default, the Administrative Agent shall have the right, with full power of substitution either in the Administrative Agent's name or in the name of the Debtor, to execute, acknowledge, deliver, and record or file all documents, instruments, agreements, financing statements and schedules or exhibits thereto in order to preserve and perfect the security interest granted hereunder, to exercise all rights and privileges to the same extent the Debtor shall have been entitled under the Company Documents and in accordance with applicable law, including without limitation, after written notice to the Debtor, all voting rights of the Debtor as a member of any Company, and to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all monies due or to become due under and by virtue of any of the Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Debtor representing any distribution, dividend, or other amount payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; provided that nothing contained in this Agreement shall be construed as requiring or obligating the Administrative Agent to make any payment to any party in respect of the Collateral, or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral (or any other collateral for or any guarantee in respect of any of the Obligations or Secured Obligations) or any part thereof or the monies due or to become due in respect thereof or any property covered thereby, or to extend any credit or accommodation thereof to any party, and no action taken by the Administrative Agent or omitted to be taken with respect to the Collateral (or any other collateral for or any guarantee in respect of any of the Obligations or Secured Obligations) or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Company or the Debtor or any other member of any Company or any guarantor of any of the Obligations or Secured Obligations or to any claim or action against the Administrative Agent, in the absence of the gross negligence or willful misconduct of the Administrative Agent as determined by a court of competent jurisdiction; provided further, that the Administrative Agent shall not have the right to exercise any voting or other consent rights referred to in Section 4(b) hereof unless and until the Administrative Agent shall have given the notice of election referred to in that Section. The Debtor’s appointment of the Administrative Agent as attorney-in-fact, and the Administrative Agent's right to execute, acknowledge, perform, deliver, record, or file documents (including the making of Uniform Commercial Code financing statement filings without the signature, and on behalf, of the Debtor) and to endorse checks, drafts, orders and other instruments for the payment of money payable to the Debtor representing any distribution, dividend, or other amount payable in respect of the Collateral or any part thereof or on account thereof, shall commence on the date hereof.

10.

No Obligation of Lender.  The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  The Administrative Agent may, in its sole and absolute discretion, but with no obligation whatsoever to do so, expend or invest monies to cure a default by the Debtor as a member of any Company or otherwise protect the Collateral.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

11.

Cumulative Remedies.  All rights and remedies of the Administrative Agent hereunder are cumulative and are not exclusive of any other rights or remedies provided by law or otherwise.

12.

Securities Act and Related Matters.  The Debtor understands and acknowledges that compliance with certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same, including, without limitation, to limit purchasers to those who agree to acquire the Collateral for their own account, for investment and not with a view to the resale or distribution thereof.  The Debtor acknowledges that any such sales may be at prices and on terms less favorable to the Administrative Agent than might be achieved through a public sale without restrictions (including in a public offering through a registration statement) and the Debtor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner notwithstanding the failure to effect such registration (whether or not available) or otherwise offer the Collateral at a public sale.  The Debtor confirms that the Administrative Agent shall have sole and absolute discretion in determining the type and conduct of all public and private sales of Collateral (or any part thereof), in any manner and under any circumstances the Administrative Agent may choose; and the Debtor clearly understands that neither the Administrative Agent nor any agent of the Administrative Agent is to have any such general duty or obligation to the Debtor, and the Debtor will not attempt to hold the Administrative Agent or any agent of the Administrative Agent responsible for the sale of all or any part of the Collateral at an inadequate price, even if the Administrative Agent shall accept the first offer received or fail to approach more than one possible purchaser.  Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, the Administrative Agent were to place all or any part of the Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Collateral for its own account, or if the Administrative Agent placed all or any part of the Collateral privately with a purchaser or purchasers (including a customer of the Administrative Agent or any other Secured Party).  The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations of sales prices may exceed substantially the price at which the Administrative Agent sells.

13.

No Discharge of Debtor; No Assumption of Debtor Liabilities.  All rights of the Administrative Agent hereunder, the grant of the security interest in the Collateral, and all obligations of the Debtor hereunder, shall be absolute and unconditional, irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or of any other agreement or instrument with respect to any of the Obligations or Secured Obligations or of any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations or Secured Obligations, including, without limitation, any increase in amount, extension of the time of payment of all or any amount due thereunder, any change in interest rates applicable thereto, any subordination thereof or of other obligations thereto, or renewal of all or any thereof, or any other amendment or waiver of or any consent to any departure from the terms of the Credit Agreement or any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any collateral security in respect thereof, or any release or amendment or waiver of or departure from any guarantee of all or any of the Obligations or Secured Obligations or the failure to enforce any such collateral security or guarantee, (d) any change in the structure or tax characterization of the Debtor or any Company, or any transaction (including any merger or consolidation) to which it may be a party (in each case whether or not permitted under the Loan Documents), or (e) any other circumstance that might otherwise constitute a defense available to, or a discharge, release, or exoneration of, any Person in respect of the Obligations or the Secured Obligations or in respect of this Agreement, other than the final payment in full in cash of the Secured Obligations.  Nothing in this Agreement shall cause or obligate the Administrative Agent to assume or otherwise be or become liable for the Debtor's obligations, liabilities, duties, expenses, or costs in respect of any Collateral, under any Company Documents or under law in respect of any Company.

14.

Further Waivers.  The Debtor hereby waives presentment, demand, and protest (to the fullest extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.  Except notices which are expressly provided for herein or in the Credit Agreement, the Debtor hereby waives (to the fullest extent permitted by applicable law) notice of any kind in connection with this Agreement.  The Debtor hereby further waives (to the fullest extent permitted by applicable law) any claims of any nature whatsoever against the Administrative Agent (and its directors, shareholders or controlling Persons, officers, employees, agents, nominees, counsel and each of them) arising out of or related to the sale or transfer of the Collateral in accordance with of this Agreement or applicable law, notwithstanding that such sale or transfer occurred at such time or in such a manner as to directly or indirectly decrease the purchase price required to be paid for the Collateral.

15.

Termination and Release.  This Agreement shall terminate when the Credit Agreement shall no longer be in effect and all of the Obligations shall have been finally paid in full in cash (other than unasserted indemnification obligations, if any, which shall continue as unsecured obligations of the Debtor after termination hereof), at which time the Administrative Agent shall reassign and deliver to the Debtor, or to such Person or Persons as the Debtor shall designate (subject to any provision of law or as a court of competent jurisdiction may otherwise direct), against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Administrative Agent pursuant to the terms hereof and shall still be held by the Administrative Agent hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse to or representation or warranty by the Administrative Agent and solely at the expense of the Debtor.

16.

[Reserved.]

17.

Amendments; Waivers.  No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Debtor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent.  Any such waiver, consent or approval shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Debtor in any case shall entitle the Debtor to any other or further notice or demand in the same, similar or other circumstances.  No waiver by the Administrative Agent of any breach or default of or by the Debtor under this Agreement shall be deemed a waiver of any other previous breach or default or any thereafter occurring.

18.

Reliance; Survival; Severability.  (a)  All covenants, agreements, representations and warranties made by the Debtor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the Secured Parties and shall survive the making of the Loans, regardless of any investigation made by the Administrative Agent or any Secured Party or on its behalf, and shall continue in full force and effect as long as any Obligations remain outstanding and unpaid.

(b)

Any provision of this Agreement that is illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability of such provisions in any other jurisdiction.  The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement, or to otherwise amend this Agreement to achieve such result.

19.

Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Debtor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.  The Debtor may not assign or transfer any of its rights or obligations hereunder or any interest herein or in the Collateral except as expressly contemplated by this Agreement or the other Loan Documents (and any such attempted assignment shall be void).

20.

GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

21.

Headings.  Any Section headings in this Agreement are for convenience only and shall not affect the construction hereof.

22.

Notices.  Notices, consents and other communications provided for herein shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 12.2 of the Credit Agreement, except that the address of the Debtor for purposes hereof is set forth next to its signature below.  Communications and notices to any Company shall be given to it at its address set forth in Schedule 2 hereto.

23.

Additional Expenses; Indemnification.   The Debtor agrees to pay upon demand to the Administrative Agent the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, that the Administrative Agent may incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (b) the exercise or enforcement of any of the rights of the Administrative Agent hereunder, or (c) the failure by the Debtor to perform or observe any of the provisions hereof.  If the Debtor shall fail to do any act or thing that it has covenanted to do hereunder or any representation or warranty of the Debtor hereunder shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and there shall be added to the Secured Obligations the cost or expense incurred by the Administrative Agent in so doing.

24.

Counterparts.  This Agreement may be executed in separate counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one Agreement.  Delivery of an executed counterpart of a signature page of this Agreement by any electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.

25.

Integration; Submission to Jurisdiction; Consent to Service.  (a)  Except as expressly herein provided, this Agreement and the other Loan Documents constitute the entire agreement among the parties relating to the subject matter hereof.  Any previous agreement among the parties with respect to the transactions contemplated hereunder is superseded by this Agreement and the other Loan Documents.  Except as expressly provided herein or in the other Loan Documents, nothing in this Agreement or in any other Loan Document, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or such other Loan Documents.

(b)  The Debtor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent may otherwise have to bring any action or proceeding relating to this Agreement against the Debtor or its properties in the courts of any jurisdiction.

(c)

The Debtor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in the preceding paragraph.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)

Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 22 hereof.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

26.

Injunctive Relief.  The parties hereto agree that certain of the rights of the Administrative Agent hereunder are of a nature such that an action for damages in connection with the breach thereof by the Debtor would not provide an adequate remedy for the Administrative Agent, and the Debtor agrees that the Administrative Agent shall be entitled to injunctive relief and specific performance in the case of a breach or attempted breach of any of the provisions hereof.

27.

WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this HS Pledge and Security Agreement as of the day and year first above written.

Addresses of Debtor for notices:

c/o Kimco Realty Corporation 3333 New Hyde Park Road, Suite 100 New Hyde Park, New York 11042 Attention: Glenn G. Cohen Telecopy: (516) 869-2572	PRK HOLDINGS [I][II][III] LLC By: Kimco PK, LLC, member By: Kimco PK Inc., managing member By: Name: Title:

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT – PRK HOLDINGS [I][II][III] LLC]

JPMORGAN CHASE BANK, N.A., as Administrative Agent By: Name: Title:

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT – PRK HOLDINGS [I][II][III] LLC]

Schedule 1 to HS Pledge and Security Agreement

Collateral

(a)  The limited liability company interest, corporate stock or other equity interest of the Debtor in, and all other present and future right, title and interest of the Debtor as a member, shareholder or other equity holder of each of  [PK I Holdco LLC, a Delaware limited  liability company], [PK II Holdco LLC, a Delaware limited  liability company], [PK III Holdco LLC, a Delaware limited  liability company], PK Sale LLC, a Delaware limited  liability company, and Pan Pacific Retail Properties, Inc., a Maryland corporation, and any successor(s) thereto or assignee(s) thereof (each a “Company” and, collectively, the "Companies"), and the rights, interest, and benefits in respect thereof of the Debtor arising under the respective agreements, documents and/or certificates (including, without limitation, the limited liability company agreement of each Company that is a limited liability company, the certificate of incorporation of each Company that is a corporation, the other constituent documents of each Company, any other publicly filed documents, and any certificates representing any of the Debtor's equity interest in any Company), constituting or governing any Company (collectively, the "Company Documents"), and all other benefits pertaining thereto and any and all investment property, general intangibles, payment intangibles and accounts (and rights in respect of letters of credit) (as such terms are defined in the Uniform Commercial Code of the State of New York as now in effect) now owned or hereafter arising or acquired relating to the Debtor’s interest as a member or as a holder of any other equity or ownership interest (including any debt obligation representing any rights to payment as a holder of an equity or other ownership interest) in any Company and/or any of the foregoing; including, without limitation, all distributions and dividends by, and any other payments from, any Company, and all present and future rights to receive any distributions, dividends, or other payments from any Company as a member or in respect of any other equity or ownership interest (including any debt obligation representing any rights to payment as a holder of an equity or other ownership interest), whether the same constitute distributions or dividends of capital, surplus, or profits, or derive from any other source, including, without limitation, any such distribution, dividend or payment derived from, representing, based upon, measured by, or otherwise in respect of, (A) the operating revenues of any Company, or (B) any sale, assignment, transfer, or other disposition (or transaction having comparable effect) of any assets of any Company, any mortgaging, encumbering, or other financing or refinancing of any assets of any Company, any insurance proceeds or condemnation awards in respect of any assets of any Company, any merger, consolidation, or recapitalization of any Company, any redemption or liquidation of the interest of the Debtor in any Company, or any contribution of any property to any Company by any member thereof (all of which property and rights referred to in this paragraph (a) are referred to collectively as the "Pledged Property");

(b)

any custodial or other safekeeping or similar accounts in which any of the Pledged Property or any of the property described in the following paragraph (c) is deposited, any securities accounts containing or comprising any Pledged Property and any securities entitlements or other rights in respect thereof; and

(c)

all of the proceeds, products, rents, issues and profits of any of the property described in paragraphs (a) and (b) or this paragraph (c).

* * *

Schedule 2 to HS Pledge and Security Agreement

Address of each Company for Notices

Company	Notice Address
PK [I][II][III] Holdco LLC	c/o Kimco Realty Corporation 3333 New Hyde Park Road, Suite 100 New Hyde Park, New York 11042 Attention: Glenn G. Cohen Telecopy: (516) 869-2572
PK Sale LLC	c/o Kimco Realty Corporation 3333 New Hyde Park Road, Suite 100 New Hyde Park, New York 11042 Attention: Glenn G. Cohen Telecopy: (516) 869-2572
Pan Pacific Retail Properties, Inc.	c/o Kimco Realty Corporation 3333 New Hyde Park Road, Suite 100 New Hyde Park, New York 11042 Attention: Glenn G. Cohen Telecopy: (516) 869-2572

* * *

Schedule 3 to HS Pledge and Security Agreement

Offices for Filing UCC Financing Statements

Secretary of State of the State of Delaware

Secretary of State of the State of Maryland

Schedule 4 to HS Pledge and Security Agreement

Debtor’s Exact Legal Name	Debtor's Jurisdiction of Organization	Debtor’s Principal Place of Business, Chief Executive Office and Places Where Records Regarding Collateral Are Kept	Debtor's Taxpayer Identification No.	Tradenames and Fictitious Names of the Debtor
PRK Holdings [I]II][III] LLC	Delaware	c/o Kimco Realty Corporation 3333 New Hyde Park Road Suite 100 New Hyde Park, New York 11042 Attention: Glenn G. Cohen Telecopy: (516) 869-2572	[20-5782636] [20-5782671] [20-5782698]	None.

Exhibit D-1

750 E. Pratt Street, Suite 900	Telephone 410-244-7400	www.venable.com
Baltimore, Maryland 21202	Facsimile 410-244-7742

August 26, 2008

The Lenders, JPMorgan Chase Bank, N.A., as

Administrative Agent and the other agents,

in each case, under the Credit Agreement referred to below

c/o  JPMorgan Chase Bank, N.A.

277 Park Avenue, 3rd Floor

New York, New York 10072

Re:

Kimco Realty Corporation/ PK Sale LLC

Ladies and Gentlemen:

We have served as Maryland counsel to Kimco Realty Corporation, a Maryland corporation (the "Company"), in connection with the execution, delivery and performance of the Credit Agreement, dated as of August 26, 2008 (the "Credit Agreement"), by and among PK Sale LLC, a Delaware limited liability company, PRK Holdings I LLC, a Delaware limited liability company, PRK Holdings II LLC, a Delaware limited liability company, PRK Holdings III LLC, a Delaware limited liability company, the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, the other agents party thereto and the lenders from time to time party thereto (the "Lenders").  This firm did not participate in the negotiation or drafting of the Credit Agreement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

1.

The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

2.

The Bylaws of the Company (the "Bylaws"), certified as of the date hereof by an officer of the Company;

3.

Resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, relating to the execution, delivery and performance of the Credit Agreement, certified as of the date hereof by an officer of the Company;

4.

A certificate as of a recent date of the SDAT as to the good standing of the Company;

5.

A certificate executed by an officer of the Company, dated as of the date hereof;

6.

The Credit Agreement; and

7.

Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.

Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.

Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.

Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

The Lenders, JPMorgan Chase Bank, N.A., as

Administrative Agent and the other agents,

in each case, under the Credit Agreement referred to below

August 26, 2008

4.

All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.

The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland and is in good standing with the SDAT.

2.

The Company has the corporate power to execute, deliver and perform the Credit Agreement.

3.

The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Credit Agreement have been duly authorized by all necessary corporate action on the part of the Company.

4.

The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Credit Agreement do not violate the Charter or the Bylaws.

5.

The Credit Agreement has been duly executed and delivered by the Company.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you solely for your benefit and the benefit of your successors and permitted assigns under the Credit Agreement.  Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent, except that copies of this opinion may be provided to governmental authorities if so requested, or as otherwise may be required by law, but no such parties shall be entitled to rely on this opinion.  Notwithstanding the foregoing, Wachtell, Lipton, Rosen & Katz, counsel to the Company, may rely on this opinion solely for the purpose of providing its opinion, dated the date hereof, relating to the Credit Agreement.

Very truly yours,

/s/ Venable LLP

August 26, 2008

To JPMorgan Chase Bank, N.A., as

Administrative Agent under the Credit Agreement

referred to below, and the other agents thereunder

The Lenders party to the

Credit Agreement referred to below

Ladies and Gentlemen:

We have acted as special New York counsel to PK Sale LLC, a Delaware limited liability company (the “Borrower”) and to PRK Holdings I LLC (“PRK I”), PRK Holdings II LLC (“PRK II”), and PRK Holdings III LLC (“PRK III”, and together with PRK I and PRK II, the “PRK Entities”, and the Borrower, together with the PRK Entities, the “Subject Parties”), each a Delaware limited liability company, and Kimco Realty Corporation (“KRC”), a Maryland corporation (collectively, the PRK Entities and KRC are the “Guarantors”), in connection with the Credit Agreement (the “Credit Agreement”), dated as of the date hereof, among the Borrower, the Guarantors, JPMorgan Chase Bank, N.A., as Administrative Agent, the other agents party thereto and the lenders from time to time party thereto (the “Lenders”).  Terms defined in the Credit Agreement are used herein as defined therein.  The Borrower and the Guarantors are herein referred to collectively as the “Obligors”.  This opinion letter is being delivered pursuant to Section 5.2(c) of the Credit Agreement.

In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

(a)

the Credit Agreement;

(b)

the Notes executed and delivered by the Borrower on the date hereof;

(c)

the HS Pledge and Security Agreement executed and delivered by PRK I and the Administrative Agent, the HS Pledge and Security Agreement executed and delivered by PRK II and the Administrative Agent, and the HS Pledge and Security Agreement executed and delivered by PRK III and the Administrative Agent, in each case dated as of the date hereof;

(d)

the organizational or governing documents of each of the Subject Parties (such documents, as to each Subject Party, its “Organizational Documents”);

(e)

certificates from the Secretary of State of Delaware (as to the Subject Parties) attesting to the continued existence and good standing of each of the Subject Parties;

(f)

such records of the Obligors and such other documents as we have deemed necessary to form a basis for the opinions expressed below; and

(g)

unfiled copies of the financing statements listed on and attached as Schedule I hereto (the “Financing Statements”), naming the Obligors indicated on such Schedule I as debtors and the Administrative Agent as secured party, which we understand will be filed in the Office of the Secretary of State of Delaware (the “Filing Office”).

The agreements referred to in clauses (a), (b) and (c) are collectively referred to herein as the “Documents”.

We have also examined such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed.

We have relied upon representations made in or pursuant to the Credit Agreement, the other Loan Documents and certificates, instruments and other documents delivered in connection therewith or in connection with this opinion for certain factual matters.  With your consent, we have not independently verified the factual matters contained in such representations.

The phrase “of which we have actual knowledge” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the Transactions.

With your approval we have assumed:

(i)

the genuineness of all signatures;

(ii)

the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies;

JPMorgan Chase Bank, N.A., et al.

August 26, 2008

(iii)

that each of the parties to the Documents (other than the Subject Parties) has the power and authority (corporate or otherwise) to enter into, deliver and perform each of its respective obligations thereunder, and is duly organized, validly existing and in good standing under the law of its jurisdiction of organization;

(iv)

the due authorization, execution and delivery of the Documents by each of the parties thereto (other than the Subject Parties);

(v)

that the Documents are the legal, valid, binding and enforceable obligation of all parties thereto (other than the Obligors);

(vi)

that all authorizations, approvals or consents of, and all filings or registrations with any governmental or regulatory authority or agency required for the execution, delivery or performance by the parties to the documents and agreements we have reviewed have been obtained or made and are in effect, except to the extent expressly covered by the opinions rendered herein;

(vii)

that the execution, delivery and performance by each party of its obligations under the Documents will comply with applicable law and with any requirement or restriction imposed by any court or governmental body having jurisdiction over it or any of its assets and will not result in a default under or breach of any agreement or instrument then binding upon it (in each case, except to the extent expressly covered by this opinion);

(vi)

that the execution and delivery of the Documents by each of the parties thereto (other than the Subject Parties), and the performance and consummation of the transactions contemplated by the Documents by each of the parties thereto (other than the Subject Parties) will not violate, conflict with or result in a breach of, or require any consent under, the charter, by-laws, limited liability company agreement, partnership agreement or equivalent organizational documents of any such party;

(viii)

that there are no facts relating to the transactions contemplated by the documents that are unknown to us and that, if known, would change the conclusions expressed in this opinion; and

(ix)

that the parties to the Documents will comply with the provisions thereof to the extent relevant to the opinions expressed herein.

We are members of the bar of the State of New York; we express no opinion as to the laws of any jurisdiction other than (a) the law of the State of New York (the “Subject Law”), (b) with respect only to the opinions in paragraphs 7, 8, 9 and 10 below, the Limited Liability Company Act of the State of Delaware, and (c) with respect only to the opinion in paragraph 3 below, the Federal laws of the United States of America.

Based upon the foregoing and subject to the comments and qualifications set forth below, we are of the opinion that:

1.

Each of the Documents constitutes the legal, valid and binding obligation of each Obligor party thereto enforceable against such Obligor in accordance with its terms.

2.

Assuming the proceeds of the Loans are used solely for the purposes set forth in the Credit Agreement, none of the execution and delivery by each Obligor of the Documents to which such Obligor is a party, or the borrowings by Borrower and performance by each Obligor of its payment obligations under the Documents to which such Obligor is a party, will violate, conflict with or result in a breach of, or require any consent under any applicable law, rule or regulation under the Subject Law.

3.

Upon the application of proceeds from Loans made on the Closing Date in accordance with the requirements of the Documents, neither the Borrower nor any of the other Obligors will be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.

Each HS Pledge and Security Agreement creates, in favor of the Administrative Agent, for the benefit of the Lenders, a security interest under the New York Uniform Commercial Code as in effect on the date hereof (the “NY UCC”) in all of the respective right, title and interest of the Obligor party thereto in, to and under the Collateral (as defined in such HS Pledge and Security Agreement) of such Obligor in which a security interest can be created under Article 9 of the NY UCC (the “Article 9 Collateral”) as collateral security for the payment of the Secured  Obligations (as defined in such HS Pledge and Security Agreement) of such Obligor.

JPMorgan Chase Bank, N.A., et al.

August 26, 2008

5.

The execution, delivery and performance by each Obligor of the Documents to which it is a party will not conflict with or result in any breach or contravention of, or (except as contemplated in connection with the Transactions) the creation of any Lien under, or (except as contemplated in connection with the Transactions) require any payment to be made under (A) any material Contractual Obligation of such Obligor, or (B) any order, injunction, writ or decree of any Governmental Authority or arbitral award to which such Obligor or its property is subject, in the case of each of clauses (A) and (B) of which we have actual knowledge.

6.

There are no actions, suits, proceedings, claims or disputes pending or threatened in writing at law, in equity, in arbitration or before any Governmental Authority, by or against any Obligor that (a) as of the Effective Date, purport to affect the Credit Agreement or any other Documents, or (b) would reasonably be expected to have a Material Adverse Effect, in the case of each of clauses (a) and (b) of which we have actual knowledge.

7.

Each of the Documents has been duly executed and delivered by each Subject Party party hereto.

8.

Each of the Subject Parties is a limited liability company, duly organized, validly existing and in good standing under the laws of the state in which it was organized.

9.

Each of the Subject Parties has requisite corporate or other power and authority to execute and deliver the Documents and to perform its obligations thereunder.  The execution and delivery by each of the Subject Parties of the Documents to which it is a party, and the performance of its obligations thereunder, have been duly authorized by all requisite corporate or other action.

10.

The execution, delivery and performance by each of the Subject Parties of the Documents to which it is a party do not violate the Organizational Documents of such Subject Party.

11.

No action by or in respect of, filing with or authorization or approval from, any governmental authority of the State of New York is required solely in connection with the execution and delivery by any Obligor of the Documents to which it is a party and the performance of its obligations thereunder.

Although we express no opinion as to the law of the State of Delaware (other than the Limited Liability Company Act of the State of Delaware), we have reviewed Article 9 of the Uniform Commercial Code in effect in the State of Delaware as set forth in Title 6 of the Delaware Code Annotated (the “DE UCC”) and, based solely on such review, we advise you that (a) the Financing Statements are in appropriate form for filing in the Filing Office and (b) upon the filing of the Financing Statements in the Filing Office, the Administrative Agent will have a perfected security interest for the benefit of the Lenders in that portion of the Article 9 Collateral in which a security interest is perfected by filing a financing statement in the Filing Office.

Our opinion in paragraph 4 is subject to the qualifications that:

(a)

a security interest in proceeds is subject to the requirements and limitations of Section 9-315 of the NY UCC and Section 552(b) of Title 11, United States Code (the “Bankruptcy Code”);

(b)

we call to your attention that the duties to exercise reasonable care in the custody and preservation of collateral, to deal with and to dispose of collateral in a commercially reasonable manner and to act in good faith with diligence, reasonableness and care, all as required by the NY UCC, the DE UCC or other applicable law, may not be released or disclaimed by agreement or waiver;

(c)

our opinion is limited to each Obligor’s “rights” in the Collateral and we assume that “value” has been given as contemplated by Section 9-203 of the NY UCC, and we express no opinion as to the existence of, or the right, title or interest of any Obligor in, to or under, any of any Collateral or other collateral;

(d)

Section 552 of the Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of its Bankruptcy Code case may be subject to a lien resulting from any security agreement or pledge agreement entered into by the debtor before such commencement;

(e)

pursuant to Section 9-320 of the NY UCC, a buyer of goods in the ordinary course of business other than a person buying farm products from a person engaged in farming operations takes free of a security interest created by his seller even though the security interest is perfected and the buyer knows of its existence;

JPMorgan Chase Bank, N.A., et al.

August 26, 2008

(f)

we express no opinion as to the creation, perfection or priority of any security interest in (or other lien on) any Collateral to the extent that, pursuant to Section 9-109 of the NY UCC, Article 9 of the NY UCC does not apply thereto;

(g)

we wish to point out that Section 9-301(c)(3) of the NY UCC provides that when goods are located in a jurisdiction, the local law of that jurisdiction governs the effect of perfection or nonperfection and the priority of a nonpossessory security interest in such collateral; and

(h)

we assume that no statute, regulation or treaty of the United States exists that would make any HS Pledge and Security Agreement ineffective to create a security interest in the Collateral thereunder.

The opinions expressed above are subject to the following qualifications and comments:

(i)

The Documents are subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and (ii) the application of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

(ii)

We express no opinion as to the effect of the law of any jurisdiction (other than the State of New York) wherein any Lender may be located or wherein enforcement of the Documents may be sought, including without limitation as to the effect of the laws of any jurisdiction (other than the State of New York) wherein any Lender may be located which limits rates of interest that may be charged or collected by such Lender.

(iii)

We wish to point out that the obligations of the Obligors, and the rights and remedies of the Administrative Agent and the Lenders, under each HS Pledge and Security Agreement may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in such HS Pledge and Security Agreement, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures (taken as a whole) that will be afforded to the Administrative Agent inadequate for the practical realization of the substantive benefits purported to be provided to the Administrative Agent and the Lenders by such HS Pledge and Security Agreement.

(iv)

We wish to point out that the acquisition by any Obligor after the funding of the Loan under the Credit Agreement of an interest in any property or assets that becomes subject to the Lien of the HS Pledge and Security Agreement may constitute a voidable preference under Section 547 of the Bankruptcy Code.

(v)

We express no opinion as to the location of, the existence of, or the right, title or interest of any Obligor in, to or under, any of the Collateral.

(vi)

Except as expressly provided in paragraph 4 above, and without limiting the effect of the paragraph immediately following opinion paragraph 11 (as to the DE UCC), we express no opinion as to the creation, perfection or priority of any security interest in, or other Lien on, the Collateral.

(vii)

Our opinions as to compliance with certain statutes, rules and regulations are based upon a review of those statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Documents.

(viii)

We express no opinion with respect to:  (i) the enforceability of provisions in the Documents relating to delay or omission of enforcement of rights or remedies, waivers of defenses, waivers of notices, or waivers of benefits of usury, appraisement, valuation, stay, extension, moratorium, redemption, statutes of limitation or other non-waivable benefits bestowed by operation of law; (ii) the lawfulness or enforceability of exculpation clauses, clauses relating to releases of unmatured claims, clauses purporting to waive unmatured rights, severability clauses, and clauses similar in substance or nature to those expressed in the foregoing subclause (i) and this subclause (ii), insofar as any of the foregoing are contained in the Documents; (iii) the enforceability of the indemnification or contribution provisions set forth in the Documents to the extent they purport to relate to liabilities resulting from or based upon a party’s own negligence, recklessness or intentional misfeasance or any violation of Federal or state securities or blue sky or other laws or (iv) any provision of the Documents which provides for the severance of invalid, illegal or unenforceable provisions.

JPMorgan Chase Bank, N.A., et al.

August 26, 2008

(ix)

The provisions of the Documents that permit the Administrative Agent or any of the Lenders to take action or make determinations, or to benefit from indemnities and similar undertakings of any of the Obligors, may be subject to a requirement that such action or inaction by the Administrative Agent or any of the Lenders that may give rise to a request for payment under such an undertaking be taken or not taken, on a reasonable basis and in good faith and may also be subject to public policy and equitable limitations.

(x)

We express no opinion as to the effect of Federal and New York laws regarding fraudulent transfers or fraudulent conveyances, or of provisions of the law of the jurisdiction of organization of each Guarantor restricting dividends, loans or distributions by a corporation or limited liability company to or for the benefit of its stockholders or members, on the validity or enforceability of the Documents against any of the Guarantors party thereto or any other obligation under the Documents.

(xi)

We express no opinion as to (i) whether a Federal or state court outside of the State of New York would give effect to the choice of New York law provided for in any of the Documents, (ii) provisions of the Documents that relate to the subject matter jurisdiction of the federal or state courts of New York to adjudicate any controversy related to any of the Documents or the transactions contemplated thereby, (iii) the waiver of inconvenient forum (and any similar provisions in any of the other Documents), (iv) the waiver of any right of immunity, (v) the waiver of jury trial found in any of the documents, or (vi) the effect (if any) of any law of any jurisdiction (other than the State of New York) in which any enforcement action of any of the Documents may be sought.

(xii)

The enforceability of provisions in the Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

(xiii)

We express no opinion with respect to Section 12.12 of the Credit Agreement (and any similar provisions in any of the other Documents) insofar as they purport to create rights of set-off: (i) against deposits and indebtedness held or owing by persons other than Lenders; (ii) in respect of contingent and unmatured indebtedness; (iii) against assets of an Obligor with respect to indebtedness owing by another Obligor; or (iv) in favor of participants.

(xiv)

We assume that (i) there has been no mutual mistake of fact or misunderstanding, or fraud, duress, or undue influence in connection with the negotiation, execution or delivery of the Documents, and (ii) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, vary, modify, supplement or qualify the terms of the Documents.

(xv)

We express no opinion as to the validity, binding effect or enforceability of the security interests under the Documents in any circumstances where such validity, binding effect or enforceability is governed by or subject to the laws of any jurisdiction other than the State of New York, whether such circumstances arise by reason of any Collateral being located, or deemed located, in any such other jurisdiction or otherwise.

This opinion is being furnished to you as of the date hereof only, and we assume no obligation to advise you of facts, circumstances, events or developments (including developments in or concerning the Subject Law or any other laws) which may hereafter be brought to our attention and which may alter, affect or modify the opinions expressed therein.

JPMorgan Chase Bank, N.A., et al.

August 26, 2008

At the request of our clients, this opinion letter is, pursuant to Section 5.2(c) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to the Obligors solely for your benefit.  This letter is not to be relied upon by any other Person (other than any of your successors, permitted assignees or participants in accordance with the Credit Agreement) for any other purpose.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz

PM:gp

Schedule I

Financing Statements

The financing statements attached hereto, on form UCC-1, naming the Person listed below as debtor and the Administrative Agent as secured party for the benefit of the Lenders, to be filed in the offices listed opposite the name of such party:

Debtor	Filing Office
PRK Holdings I LLC	Delaware
PRK Holdings II LLC	Delaware
PRK Holdings III LLC	Delaware

Exhibit D-2

MAYER BROWN
Mayer Brown LLP 1909 K Street, N.W. Washington, D.C. 20006-1101 Main Tel (202) 263-3000 Main Fax (202) 263-3300 www.mayerbrown.com

August 26, 2008

The Prudential Insurance Company of America Prudential Real Estate Investors 8 Campus Drive, 4th Floor Arbor Circle South Parsippany, New Jersey 07054
Re: Real Estate Operating Company Opinion

Dear Ladies and Gentlemen:

We acted as special counsel to The Prudential Insurance Company of America in connection with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) aspects of the formation and operation of PRK Holdings I LLC (“PK I”), PRK Holdings II LLC (“PK II”), and PRK Holdings III LLC (“PK III”) (collectively, the “PK Entities”).  In connection therewith, we rendered an opinion dated October 30, 2006 (the “Initial Opinion”) with respect  to the status of each of the PK Entities as a “real estate operating company” (“REOC”) within the meaning ascribed to that term by U.S. Department of Labor regulation 29 C.F.R. § 2510.3-101 (the “Regulation”).  The Regulation provides that if an entity, such as one of the PK Entities, is a real estate operating company, the assets of the entity will not constitute plan assets of the employee benefit plans that acquire interests in the entity for the purposes of the ERISA, and the prohibited transaction rules of section 4975 of the Internal Revenue Code of 1986 (the “Code”).1  You have requested our opinion whether each of the PK Entities, as of December 31, 2007 (the “2007 Testing Date”), qualified as a REOC and currently so qualifies, such that the assets of each of the PK Entities will not be deemed to be “plan assets” within the meaning of the Regulation.

SUMMARY

Subject to the limitations and qualifications below, it is our opinion that (1) based on the documents that we have reviewed and the representations and assumptions with respect to the facts set out below made to us, each of the PK Entities qualified as a REOC under the Regulation as of the 2007 Testing Date and (2) subsequent to the date hereof, assuming that, and for so long as, each PK Entity continued to operate as described herein, each PK Entity continues to qualify as a REOC under the Regulation as of the date hereof.

FACTS

 In forming our opinion, we have relied upon and assumed the accuracy of certain documents and representations provided by representatives of the PK Entities.  Among other documents and representations, we have examined and relied upon the Limited Liability Company Agreements of the PK Entities, dated as of October 30, 2006, amended as of April 15, 2008 and August 26, 2008; the Limited Liability Company Agreements of PK I Holdco LLC, PK II Holdco LLC, and PK III Holdco LLC, each a wholly owned subsidiary of its respective PK Entity dated as of October 30, 2006; a template Limited Liability Company Agreement for the Limited Liability Company Agreements of PK I Panther Lake LLC, PK II Olympia West Center LLC, and PK III Tacoma Central LLC, which template was also used for other properties held by the PK Entities; the Outline and Timeline of Acquisition Steps dated October 30, 2006 (the “Steps Outline”), and certain other agreements, documents and representations provided by representatives of the PK Entities, each without independent verification.  We have assumed and representatives of the PK Entities have reaffirmed, for purposes of this opinion, the accuracy of the facts, representations and assumptions with respect to the facts set forth in the Initial Opinion and on which the Initial Opinion relied.  Based on the foregoing, we understood and relied upon the following facts:

1     Unless otherwise specified herein, subsequent references to the application of ERISA should be deemed to include references to the prohibited transaction provisions of the Code.

Mayer Brown LLP operates in combination with our associated English limited liability partnership and Hong Kong partnership (and its associated entities in Asia).

The PK Entities were formed for the purpose of acquiring, owning and managing certain retail properties owned by Pan Pacific Retail Properties, Inc. (“PNP”), a publicly traded real estate investment trust (“REIT”).  As of July 9, 2006, PNP entered into an agreement to merge with KRC Acquisition, Inc., a subsidiary of Kimco Realty Corporation (“KRC”), a company that specializes in shopping center acquisitions, development, and management, which merger was effected on October 31, 2006.  On August 1, 2006, KRC and The Prudential Insurance Company of America (“Prudential”), an insurance company organized as a New Jersey corporation, entered into a memorandum of understanding (the “MOU”) to form a joint venture to complete the merger with PNP.  The full PNP portfolio was comprised of approximately 138 neighborhood shopping centers located in five states on the West Coast,  which were divided into a “Sell Portfolio” and a “Hold Portfolio.”

Each of the PK Entities acquired certain of the retail properties comprising the Hold Portfolio, each of which is held in a separate wholly owned subsidiary.  The properties comprising the Sell Portfolio are held in PK Sale LLC (“PK Sale”), and each of the PK Entities holds a pro rata interest in the Sell Portfolio.  More specifically, PK1 holds a 46.2921% interest, PK2 holds a 45.5763% interest, and PK3 holds an 8.1316% interest in the Sell Portfolio within PK Sale.   Many of the Sell Properties have already been sold, and the remainder are expected to be sold to third parties as market conditions permit.  A wholly owned subsidiary of PK Sale holds interests in seven Hold Properties structured as joint ventures with unrelated third parties (the “CTOP Properties”), of which three are beneficially owned by PK I and four are beneficially owned by PK II.2

As of the 2007 Testing Date, the members of PK I were a limited liability company in which Prudential is the sole member, acting on behalf of PRISA, a pooled separate account, and Kimco PK, LLC (“Kimco PK”), a Delaware limited liability company that is an indirect wholly owned subsidiary of KRC.  Similarly, the members of PK II as of the 2007 Testing Date were a limited liability company in which Prudential is the sole member, acting on behalf of PRISA II, also a pooled separate account, and Kimco PK.  The members of PK III were a limited liability company in which Prudential is the sole member, acting on behalf of a single customer separate account maintained on behalf of the Western Conference of Teamsters Pension Trust (“WCOT”), and Kimco PK.

Each Prudential separate account involved in the transactions described in this opinion holds assets attributable to ERISA plans, either primarily or exclusively.  Thus, we have assumed, for the purpose of this opinion, that the underlying assets of PRISA I, PRISA II, and WCOT are treated as “plan assets” for ERISA purposes.  In the case of each PK Entity, Prudential, on behalf of the applicable separate account, holds an 85% interest in the PK Entity, and KRC holds the remaining 15% interest.

On October 30, 2006, Prudential and KRC executed the Limited Liability Company Agreements for each of the PK Entities and certain subsidiary limited liability companies, each of which were formed as Delaware limited liability companies.  Prudential and KRC made their initial equity capital contributions to each PK Entity to enable each PK Entity to make its initial long-term investment on the same day (the “REOC Testing Date”).3

On the REOC Testing Date, each PK Entity made its initial long-term investment, which in each case consisted of an acquisition of a retail property from the PNP portfolio.  PK I acquired Panther Lake (“Panther Lake”), a retail shopping center located in Kent, Washington;  PK II acquired Olympia West Center, a retail shopping center located in Mill Creek, Washington (“Olympia West”); and  PK III acquired Tacoma Central, a retail shopping center located in Tacoma, Washington (“Tacoma Central”) (each an “Initial Property” and collectively, the “Initial Properties”).  Each of the Initial Properties is a multi-building retail shopping center with parking facilities and multiple retail tenants with varying lease terms.  Under the lease agreements with the tenants of each of the Initial Properties, the owner is responsible for maintaining common areas and conducting ongoing maintenance activities for the buildings and grounds. 4

Over the three-day period commencing on the REOC Testing Date, additional multi-tenant retail properties were transferred from the PNP portfolio to the PK Entities. Each PK Entity holds its Hold Properties (other than its interests in the CTOP Properties) through a wholly-owned limited liability company subsidiary (each a “PK Holding Company”).

2     The beneficial interests in these seven CTOP Properties are represented by separate share classes  in PK Sale that are held by PK I and PK II, respectively.

3     KRCcontributed cash equal to 1% of the cost of the initial long-term investment property for each PK Entity, and Prudential, on behalf of each respective separate account, contributed the remaining 99%.  KRC made additional contributions to each PK Entity on the following day to satisfy its commitment to contribute 15% of the equity capital to each PK Entity.

4     We understand that the lease agreements with tenants of the other Hold Properties also require the owner to perform these maintenance activities.

Each PK Holding Company has formed separate wholly-owned limited liability company subsidiaries to hold each real estate asset (each a “Record Owner”) other than those properties held by PK Sale.  Each Record Owner is managed by its sole member, the PK Holding Company, which, in turn, is managed by its sole member, the PK Entity.  Many of the real estate assets were subject to financing existing at the time of acquisition.  However, financing for  such investments may be obtained at the Record Owner level, the PK Entity level, or the PK Holding Company level.  KRC has represented to us that the information it has provided to us regarding the cost of each investment allocable to each PK Entity has been determined according to generally accepted accounting principles (“GAAP”), as applicable to each investment at the time such investment was made, and we have, with KRC’s permission, relied on this representation.

Each of the PK Entities is managed by an Executive Committee.  In general, except as otherwise provided in the Limited Liability Company Agreement for each PK Entity, the Executive Committee is responsible for making all decisions of the Company and any of its subsidiaries, including the power to approve or disapprove the adoption of an annual capital budget or annual operating budget and any strategic plan for any property held directly or indirectly by the PK Entity and any material variations therefrom. The Executive Committee is also authorized to appoint an individual representative (the “Asset Manager”) as defined in the Property Management Agreement described below, to act as the agent of the Record Owner under any such Agreement, subject to authority and supervision of the Executive Committee.  The Record Owner may replace the Asset Manager at any time upon written notice to the Property Manager.

On the REOC Testing Date, the Record Owner of each Initial Property entered into a property management agreement (a “Property Management Agreement”) with KRC Property Management I, Inc. (the “Property Manager”), an affiliate of KRC. Under the terms of each Property Management Agreement, the Asset Manager is responsible for effecting the overall investment strategy established by the PK Entity for the property.  The Property Manager must annually submit a budget and strategic plan for the property for approval by the Record Owner, and the Asset Manager must approve major variances therefrom (collectively, the “Property Level Major Decisions”). The Property Manager and the Record Owner have also entered into a leasing agency agreement pursuant to which the Property Manager will agree to perform certain services in connection with the negotiation, renewal, extension, or modifications of leases, each of which must be on the Record Owner’s approved lease form.  In addition, the Record Owner retains other ongoing supervisory rights, including the right to examine the books and records and to enter the property at any time. The Record Owner’s consents or approvals may be given only by its member (in each case, the respective PK Holding Company) acting through the Asset Manager, and in each case must be authorized in accordance with the Limited Liability Company Agreement for the PK Entity.  Each Property Management Agreement may be terminated for cause and is subject to immediate termination under certain circumstances.  In addition, each Property Management Agreement may be terminated by the Record Owner upon 30 days’ prior written notice without cause.   Each leasing agency agreement will be terminated automatically upon the termination of the related Property Management Agreement.  Because the Limited Liability Company Agreement for each PK Entity provides that the PK Entity may exercise the rights of any Record Owner, each PK Entity ultimately retains control over the hiring and termination of the Property Manager and the leasing agent.

As noted above, each PK Entity made its first investment on October 30, 2006.  Consistent with the Regulation requirements, we understand that the Executive Committee of each PK Entity established as its “annual valuation period” as defined in the Regulation, the ninety-day period beginning on the anniversary of its initial investment made on the REOC Testing Date for the purpose of determining whether it satisfies the requirements under the Regulation of a real estate operating company.  Thus, the first annual valuation period commenced on October 30, 2007 and ended on January 28, 2008.  As of December 31, 2007 (the “2007 Testing Date”), more than 50% of each PK Entity’s assets were indirectly invested in wholly-owned multi-tenant retail properties.

ANALYSIS

You have requested our opinion as to whether each of the PK Entities qualified as a REOC, within the meaning ascribed to that term by the Regulation, as of the 2007 Testing Date.

The Regulation provides that, except under certain circumstances set forth therein, the investment by ERISA plans in a partnership, corporation or other entity may result in the assets of that entity being treated as assets of the investing ERISA plans.  If the assets of an entity are deemed to be ERISA plan assets, the management and operation of that entity and its assets will be subject to ERISA’s fiduciary and prohibited transaction requirements.

One exception from treatment of an entity’s assets as ERISA plan assets is provided under the Regulation for an entity that qualifies as an operating company.  The term “operating company” is defined in the Regulation as (i) an entity that is primarily engaged, directly or indirectly, through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital, (ii) a “venture capital operating company,” or (iii) a REOC.

The Regulation establishes two tests, a “REOC Ownership Test” and a “REOC Management Test,” which an entity must satisfy in order to constitute a REOC.  The REOC Ownership Test must be met on the first day on which the entity makes any investment other than certain short-term investments pending long-term commitment or distribution, and annually thereafter on at least one day during each “annual valuation period.”  As noted above, it requires that at least 50% of the entity’s assets valued at cost (but excluding certain short-term investments pending long-term commitment or distribution) be invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development activities.  Regulation § 2510.3-101(e)(1). The REOC Management Test requires a real estate operating company to be engaged in the ordinary course of its business directly in real estate management or development activities.  Regulation § 2510.3-101(e)(2).

Initial Valuation Date

For any entity established on or after March 13, 1987, the Regulation defines the entity’s initial valuation date, or REOC Testing Date, as the date of its first investment other than short-term investments ending long-term commitment.  The Regulation preamble makes it clear that the short-term investments that may be disregarded are limited to investments such as commercial paper which are in fact short-term.  In the Initial Opinion, we concluded that each PK Entity should qualify as a REOC on its REOC Testing Date.

Annual  Valuation Period

The Regulation further provides that an entity’s “Annual Valuation Period” is a pre-established annual period, not exceeding 90 days in duration, which begins not later than the anniversary of the Initial Valuation Date.  Regulation section 2510.3-101(d)(5)(ii) and (e).  Each PK Entity has selected the ninety-day period beginning on each anniversary of the Initial Valuation Date for its Annual Valuation Period.  The 2007 Testing Date is within each PK Entity’s most recent Annual Valuation Period.

REOC Ownership Test

Investments in Managed or Developed Real Estate.  The first element of the REOC Ownership Test is that the requisite percentage of a real estate operating company’s assets be “invested in real estate which is managed or developed.”  According to the preamble to the Regulation, the purpose of the operating company exclusion is to distinguish companies that carry on an active trade or business, and which thus would not be likely vehicles for the indirect provision of investment management services, from investment funds which may serve as conduits for the provision of such services.  In the case of a REOC, the preamble states that the approach of the Regulation is to ensure that only those entities which demonstrate a substantial ongoing commitment to managing and developing real estate will qualify for treatment as REOCs.  This is in contrast to entities, for example, which acquire and hold property primarily for appreciation.

The Department of Labor has indicated in Example 7 of the Regulation that real property subject to a long-term lease, under which substantially all management and maintenance activities with respect to the property are the responsibility of the lessee, would not constitute “managed” real estate for purposes of the REOC Ownership Test.  In contrast, Example 8 describes a shopping center, with individual stores leased for relatively short periods to various merchants, as involving sufficiently active participation by the owner to constitute “managed” real estate.  We believe that the multi-tenant retail properties described above that are held by each of the PK Entities more closely resemble the shopping center illustrated in Example 8 than the long-term net-leased property illustrated in Example 7 and that such properties constitute, as of the 2007 Testing Date, “managed” real estate for purposes of the REOC Ownership Test.

As described above, each PK Entity owns its real estate interests through directly or indirectly owned subsidiary holding companies (other than its interests in PK Sale and the CTOP Properties).5  Although it is possible to interpret the phrase “invested in real estate” to require a direct ownership interest, in our opinion, a real estate operating company’s investment in real property may be an indirect ownership interest.  We base our opinion on example 9 of the Regulation which describes a real estate operating company that is engaged in the business of making convertible mortgage loans. § 2510.3-101(j)(9).  In this respect, example 9 is identical to example (h)(12) in the 1985 proposed regulation.  Although the definition of a real estate operating company in the Regulation differs in several respects from the definition in the proposed regulation, there is no evidence that the Department of Labor intended to be more restrictive in the Regulation than in the proposed regulation with respect to the nature of a real estate operating company’s interests in real estate.  Further we find no basis for distinguishing the rationale for example 9 from the rationale expressed by the Department of Labor for example (h)(12) in the 1985 proposed regulation:

5       Although we express no opinion on the issue, we have assumed for purposes of this opinion that the PK Entities would not have sufficient management rights with respect to PK Sale or the real property held directly or indirectly by PK Sale to satisfy the REOC Management Test with respect to those properties.   Based on the cost figures provided to us by KRC (see discussion of determination of cost below), we understand that approximately 64.08% of the assets of PK I, 68.63% of the assets of PK II, and 77.88% of the assets of PK III, are invested in multi-tenant retail properties held by Record Owners under arrangements described above (that is, other than properties held in PK Sale or its subsidiaries).

With respect to the nature of the interests in real estate acquired by the company, the example in paragraph (h)(12) makes it clear that the entity need not have acquired actual ownership interests in real estate in order to be a real estate operating company, provided its investment gives the company an opportunity to participate in the earnings from the real estate and any appreciation in its value, and provided also that the company obtains and exercises the right to participate in, or influence, the management of the real estate.

50 Fed. Reg. 966 (Jan. 8, 1985).

Similarly, in Advisory Opinion 95-04A (May 3, 1995), the Labor Department opined that a wholly-owned subsidiary of a venture capital operating company could be disregarded so that the venture capital operating company could look through the subsidiary to the venture capital investments of the subsidiary, treating them as if owned by the parent venture capital operating company in determining whether the venture capital operating company satisfied the venture capital operating company ownership test.  Although the advisory opinion considered venture capital operating companies rather than real estate operating companies, it is reasonable to expect that the same analysis would be applied to the REOC Ownership Test.

For the foregoing reasons, it is our opinion that a real estate operating company’s indirect ownership interest in real estate may be included as an investment in real estate for purposes of determining whether the real estate operating company satisfies the REOC Ownership Test, provided that the other elements of the REOC Ownership Test are met with respect to such real property.

Right to Participate in Management or Development Activities.  The REOC Ownership Test also requires that an entity obtain the right to participate directly in the management or development activities of its real estate investments.  The Regulation indicates that an entity will not fail to qualify as a real estate operating company merely because it uses independent contractors to conduct its day-to-day real estate management activities, provided that the entity retains authority to supervise and terminate the independent contractor.  Example 8 in the Regulation illustrates a real estate operating company which uses independent contractors to negotiate individual leases, maintain common areas and conduct maintenance activities with respect to shopping center properties owned by that entity, subject to the entity’s responsibility to supervise and authority to terminate the independent contractors.  The Regulation notes in this example that:  “The fact that [the entity] does not have its own employees who engage in day-to-day management and development activities is only one factor in determining whether it is actively managing or developing real estate.”  Accordingly, the use of the Property Manager by each Record Owner to perform day-to-day property management activities pursuant to Property Management Agreements under which the PK Entity, through its authority as the sole indirect member and manager of each Record Owner, may terminate the Property Management Agreement, without cause, on 30 days’ prior written notice and retains approval and supervisory rights over significant property management activities, should not cause the PK Entity to fail to have the requisite management rights with respect to those properties.

In addition, examples in the Regulation make it clear that a real estate operating company need not actually conduct or control day-to-day management activities with respect to its real property investments, provided that it retains the right to substantially participate directly in the management. For instance, in example 9 of the Regulation, discussed above, the entity satisfied the management rights requirement where the terms of convertible mortgage loans gave it substantially greater rights than under conventional mortgage loans to substantially influence or to substantially participate in the management of the property.

Although each PK Entity owns its interests in real properties (other than its interests in PK Sale and the CTOP Properties) indirectly through subsidiary limited liability companies (Record Owners), it has structured its wholly-owned investments so as to enable it to substantially participate directly in the management of those properties. This has been accomplished, in part, by being the sole member of the PK Holding Company which, in turn, is the sole member of each Record Owner.

Determination of Cost.  The REOC Ownership Test is applied based on the relative cost of a real estate operating company’s assets.  The term “cost” is not defined or discussed in the Regulation.  The 1985 proposed regulation that preceded the Regulation would have used a fair market value standard for purposes of the REOC Ownership Test.  In explaining the change to a cost standard in the final Regulation, the preamble to the Regulation states that:

This modification should eliminate the difficulties that were identified by the commentators in valuing assets for which there is no recognized market.  Moreover, the Department has determined that valuing assets at cost is a more appropriate way of applying the percentage test because that method focuses on the degree of a company’s commitment of resources to venture capital activities and because, under that method, a company’s compliance with the percentage test will not be affected by the relative success or failure of [various] investments.

51 Fed. Reg. 41272 (Nov. 13 1986) (discussing venture capital operating companies and incorporated in the discussion of real estate operating companies at p. 41275).

In light of the foregoing, and in the absence of any statement to the contrary by the Department of Labor, we believe that the cost of a property allocable to a PK Entity determined in accordance with GAAP principles (which may include leverage incurred by the PK Entity or its subsidiary to acquire property) should be an appropriate basis for determining cost for the purpose of the REOC Ownership Test.

REOC Management Test

In addition to the REOC Ownership Test, a real estate operating company must satisfy the REOC Management Test, which requires that a real estate operating company engage directly in real estate management or development activities in the ordinary course of its business during each valuation year.  In our Initial Opinion, we expressed our understanding that each PK Entity will regularly exercise the rights described above with respect to its Initial Property and the other properties held by each PK Entity (other than through its interest in PK Sale or the properties held thereunder) in the ordinary course of its business.  You have represented to us that each of the PK Entities has at all times exercised, and will continue to regularly exercise, such rights.  Accordingly, based upon the foregoing, it is our opinion that each PK Entity qualified as a real estate operating company as of the 2007 Testing Date.

CONCLUSION

Based upon the foregoing, it is our opinion that, under the law and regulations in effect on the date of this letter as applied to the contemplated business structure, investments and activities of the PK Entities as described herein, each of the PK Entities qualified as a real estate operating company within the meaning of the Regulation as of the 2007 Testing Date.

In order to continue to constitute a real estate operating company, each PK Entity must satisfy the requirements of the REOC Ownership Test on at least one day during each annual valuation period.  The PK Entity must also continue to satisfy the REOC Management Test during each testing year which ends on the last day of the PK Entity’s annual valuation period.

This opinion is based on the applicable provisions of ERISA, the Code and the regulations thereunder as in effect on the date of this letter.  We call your attention to the fact that the Regulation has not been the subject of significant binding interpretation by the Department of Labor or the courts and that the Regulation, ERISA and the Code are subject to change and to new interpretations, either prospectively or retroactively.  Such changes or new interpretations could render the affected provisions of this opinion inoperative.  Changes in the operation of the PK Entities from those represented to us by you or the documents on which we have relied may also affect our analysis.  We disclaim any undertaking or obligation to advise you or any other recipient of this letter of any changes in the law or facts which may be brought to our attention after the date of this letter.  The Administrative Agent, the Syndication Agents, the Documentation Agents, and the Lenders under the Credit Agreement dated as of August 26, 2008 (the “Credit Agreement”) among PK Sale LLC, PRK Holdings I LLC, PRK Holdings II LLC, PRK Holdings III LLC, Kimco Realty Corporation, JPMorgan Chase Bank, N.A., as administrative agent, the other agents party thereto, and the Lenders party thereto and each of their respective successors and assigns may rely on this opinion for the purpose of the Credit Agreement as if it were addressed to each of them.  Subject to the preceding sentence, this letter is rendered solely to, and for the benefit of, the addressee hereof and may not be relied upon by any other party or for any other purpose without our prior written consent.

Sincerely,

Mayer Brown LLP

By:

Exhibit E

FORM OF
COMPLIANCE CERTIFICATE

[For the Fiscal Quarter ended
[For the Fiscal Year ended

This Compliance Certificate is furnished pursuant to Section 6.2(a) of the $650,000,000 Credit Agreement dated as of August 26, 2008 (the "Credit Agreement"), among PK Sale LLC, PRK Holdings I LLC, PRK Holdings II LLC, PRK Holdings III LLC, Kimco Realty Corporation,  the Lenders from Time to Time Parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto.

Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The undersigned Responsible Officer of Kimco hereby certifies as follows:

(1) The financial statements referred to in Section 6.1(a) or 6.1(b), as  the case may be, of the Credit Agreement which are delivered concurrently with the delivery of this Compliance Certificate are complete and correct in all material respects and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods except as approved by the accountants performing the audit in connection therewith or the undersigned, as the case may be, and disclosed therein.

(2) The covenants listed below are calculated with respect to the period of two consecutive fiscal quarters of Kimco ended on the date set forth above.

(Amounts presented in 000's except ratios)
1.	Total Indebtedness Ratio (Section 8.1(a))
(a) Total Indebtedness: (without duplication of letter of credit obligations)
(b) Gross Asset Value
(i) Total EBITDA
1. Consolidated Net Income
2. Adjustments to Consolidated Net Income:
add back:
A. Depreciation and Amortization
B. Losses on extraordinary items
C. Losses on operating real estate sales
D. Losses on early extinguishment of debt
E. Losses on impairments
F. Losses on investments in marketable securities
G. Provisions for income taxes
H. EBITDA adjustment of Unconsolidated entities
I. Total interest expense
add subtract:
A. Gain on extraordinary items
B. Gain on operating real estate sales
C. Gain on early extinguishment of debt
D. Gain on impairments
E. Gains on investments in marketable securities
F. Benefits for income taxes
Net Adjustments
3. (i) Total EBITDA (after giving effect to adjustments)
(ii) management fee income included in Total EBITDA
(iii) other income included in Total EBITDA not attributable to Properties
(iv) sum of (ii) and (iii)
(v) 15% of Total EBITDA above
(vi) amount by which (iv) exceeds (v)
(vii) replacement reserve @ $.15 per square foot of gross leasable area
(viii) Straight lining adjustment

(ix) EBITDA of the Noncontrolled Entities
(x) Income from mezzanine and mortgage loan receivables
(xi) Dividend and interest income from marketable securities
(xii) EBITDA of identified properties
(xiii) Total Adjusted EBITDA = (i) - (vi) - (vii) -(viii)- (ix)-(x)-(xi)- (xii)
(xiv) 2 times the amount in (xiii) is Annualized Total Adjusted EBITDA
(xv) (xiv) divided by 0.075
(xvi) Unrestricted Cash and Cash Equivalents
(xvii) land and development projects at cost
(xviii) mezzanine and mortgage loan receivables, at lower of cost or market
(xix) [Reserved]
(xx) marketable securities valued as reflected on Kimco's consolidated financial statements
(xxi) investment and advances in Noncontrolled Entities
(xxii) Aggregate purchase price for each Identified Property
(xxiii) sum of (xv) plus (xvi) plus (xvii) plus (xviii) plus (xix) plus (xx) plus (xxi) plus (xxii), subject to the limitations below, is tentative "Gross Asset Value"
Gross Asset Value
40% of Gross Asset Value
Sum of (xvii) plus (xviii) (other than mortgage loan receivables, at lower of cost or market) plus (xxi) limited to 40% of Gross Asset Value

Adjustment so not more than 25% of Gross Asset Value is attributable to assets located outside United States or Entities not organized in and having principal offices in the United States

Equals Gross Asset Value

TOTAL INDEBTEDNESS RATIO (a)/(b)

Must be less than or equal to: 0.60 (or 0.65 for a period not to exceed 270 consecutive days in the event that during the applicable period Kimco or one of the Consolidated Entities has incurred Indebtedness in connection with Major Acquisitions)

2.	Total Priority Indebtedness Ratio (Section 8.1(b))
(a) Total Priority Indebtedness
(i) Indebtedness of Kimco and Consolidated Entities secured by their respective assets
(ii) Unsecured third party Indebtedness of the Consolidated Entities other than Kimco or any Consolidated Entity (excluding any unsecured debt unconditionally guaranteed by Kimco)
(iii) sum of (i) plus (ii) is "Total Priority Indebtedness"
(b) Gross Asset Value

TOTAL PRIORITY INDEBTEDNESS RATIO (a)/(b):

Must be less than or equal to:

3.	Minimum Unsecured Interest Coverage Ratio (Section 8.1(e))
(a) Unencumbered Property NOI
(v) Property Gross Revenues
(w) Property Operating Expenses
(x) management fee reserve of 3% of Property Gross Revenues
(y) replacement reserve @ $.15 per square foot, per annum of GLA
(z) (v) - (w) - (x) - (y) is " Unencumbered Property NOI"
(b) Dividends and interest on marketable securities
(c) Dividends and interest on marketable securities
(d) Income from mezzanine and mortgage loan receivables
(e) (a) plus (b) plus (c) plus (d) is tentative Unencumbered Asset NOI

Adjustment so not more than 25% of Unencumbered Asset NOI is attributable to assets located outside United States or Entities not organized in and having principal offices in the United States, management fee revenues earned in respect of properties owned by any Noncontrolled Entity, dividend and interest income from unencumbered mezzanine loan receivables

(f) Equals Unencumbered Asset NOI
(g) Total Unsecured Interest Expense

RATIO OF UNENCUMBERED ASSETS NOI TO TOTAL UNSECURED INTEREST EXPENSE

Must be greater than or equal to: 1.75:1.00

4.	Fixed Charge Coverage Ratio (Section 8.1(f))
(a) Total Adjusted EBITDA (from prior page)
(b) Income from mortgage loan receivables
(c) Dividend and interest income from marketable securities
(d) Distributions for the non-controlled entities for full year
(e) Distributions for the non-controlled entities for full year @ 50%
(f) Distributions for the non-controlled entities for six month period
(g) Distributions for the non-controlled entities for six month period is lesser of (e) or (f)
(h) EBITDA attributable to Identified Properties
(i) Fixed Charge Total Adjusted EBITDA (a) plus (b) plus (c) plus (g) plus (h)
(j) Total Debt Service
(i) Total Interest Expense
(ii) aggregate amount of scheduled payments on Indebtedness (excluding optional payments, balloon payments and annual installments)
(iii) Preferred stock dividends
(iv) Total of (i), (ii) and (iii)

FIXED CHARGE COVERAGE RATIO: (i)/(j)

Must be greater than or equal to: 1.50:1.00

(3) To the best of such Responsible Officer's knowledge, the Borrower and each other Loan Party has, during the period referred to above, observed or performed all of its covenants and other agreements, and satisfied every condition contained in the Credit Agreement and the other  Loan Documents to which it is a party to be observed, performed or satisfied by it, and as of the date hereof such Responsible Officer has obtained no knowledge of any Default or Event of Default except as follows: NONE.

IN WITNESS WHEREOF, I have hereto set my name.

Title: Vice President-Treasurer

Schedule 1.1 A

Lenders and Commitments as of Immediately after giving effect to the Effective Date

Lender	Commitment		Percentage
lPMorgan Chase Bank, N.A.	$57,000,000		8.769230769%
Wachovia Bank, National Association	$57,000,000		8.769230769%
Regions Bank	$47,000,000		7.230769230%
Royal Bank of Canada	$47,000,000		7.230769230%
The Bank of Nova Scotia	$47,000,000		7.230769230%
U.S. Bank National Association	$47,000,000		7.230769230%
Wells Fargo Bank, National Association	$47,000,000		7.230769230%
Bank of America, N.A.	$40,000,000		6.153846153%
The Royal Bank of Scotland PLC	$40,000,000		6.153846153%
Citicorp North America, Inc.	$35,000,000	I	5.384615384%
Deutsche Bank Trust Company Americas	$35,000,000		5.384615384%
UBS Loan Finance LLC	$35,000,000		5.384615384%
Merrill Lynch Bank USA	$30,000,000		4.615384615%
Mizuho Corporate Bank (USA)	$30,000,000		4.615384615%
The Bank of New York Mellon	$30,000,000		4.615384615%
Chang Hwa Commercial Bank, Ltd., New York Branch	$10,000,000		1.538461538%
CIBC Inc.	$10,000,000		1.538461538%
Mega International Commercial Bank Co., Ltd., New York Branch.	$6,000,000		0.923076923%
Totals:	$650,000,000		100.000000000%

Schedule 1.IB

FFO DefInition Variations

1. Gains or losses on early extinguishment of Indebtedness not included in FFO.

2. Losses on the sales of operating properties not included in FFO.

Schedule 3.3

Scheduled Properties

attached

Schedule 3.3
Assets held as of June 9, 2008
Figures in USD 000'$
Book Values as of March 31, 2008
PKI	Sites	Project Name		GLA City	State	Hold/Sale Property	3/31/08 Basis	3/31/08 Debt	Maturity
PKI	1440	Bel AirVillage S.C.		89,216 Elk Grove	CA	Hold Property	30,261	11,624	9/10/2011
PKI	1443A	Cable		160,811 Orangevale	CA	Hold Property	26,641	16,700	11/1/2016
PKI	1484	Canyon Ridge Plaza		86.909 Kent	WA	Hold Property	21.620	13,000	11/1/2016
PKI	1501A	Cheyenne Commons		362,758 Las Vegas	NV	Hold Property	61,559	55.000	11/1/2015
PKI	1406	Country Fair Shopping Cenier		168,264 Chino	CA	Hold Property	37,655	28,550	1111/2016
PKI	1408	Del Norte Plaza		231,157 Escondido	CA	Hold Property	67,632	15,289	611/2009
PKI	1517	East Burnside Plaza		38,363 Portland	OR	Hold Property	10.107	6.295	11/1/2016
PKI	1455	Fashion Faire Place		95,255 San Leandro	CA	Hold Property	26,530	17,150	1111/2016
PKI	1413	Fullerton Town Center		270,647 Fullerton	CA	Hold Property	70,248	44,000	11/1/2016
PKI	1414	Gardena Gateway Center		65,987 Gardena	CA	Hold Property	21,430	6,452	9/10/2011
PK I	1456	Glen Cove Center		66,000 VaHejo	CA	Hold Property	17,322	10,500	111112016
PKI	1416	Granary Square		143,333 Valencia	CA	Hold Property	46,986	28,900	11/1/2016
PKI	1518	Gresham Town Fair		264,765 Gresham	OR	Hold Property	43,107	15,710	6/1/2009
PKI	1490	Jefferson Square		146,819 Seattle	WA	Hold Property	31,025	12,265	4/1/2009
PKI	1418	La Verne Towne Center		229.252 La Verne	CA	Hold Property	28.530	18,200	11f112016
PKI	1461	Laguna Park Village		34,015 Elk Grove	CA	Hold Property	12,499	4,591	9/10/2011
PKI	1463	Lakewood Shopping Center		107,769 Windsor	CA	Hold Property	21,450	13,800	11/1/2016
PKI	1464	Lakewood Village		126,187 Windsor	CA	Hold Property	38,877	23.290	11/1/2016
PKI	1469	Northridge Plaza		98,625 Fair Oaks	CA	Hold Property	17 ,506	8,700	11/1/2016
PKI	1491A	Olympia Square		168.209 Olympia	WA	Hold Property	42,030	25.400	11/112016
PKI	1428	Palomar Village SC		139,130 Temecula	CA	Hold Property	37,971	24,600	11/1/2016
PKI	1494	Panther Lake		69,020 Kent	WA	Hold Property	16,545	9,800	11/1/2016
PKI	1429	Pavilions Place		208,660 Westminster	CA	Hold Property	73,241	45,600	1111/2016
PKI	1473	Plaza 580 Shopping Center		104,363 Livermore	CA	Hold Property	38,205	21,040	1111(2016
PKI	1508	Rainbow Promenade		228,279 Las Vegas	NY	Hold Property	62,160	37,900	11i1!2016
PKI	1430	Rancho Las Palmas		165,156 Rancho Mirage	CA	Hold Property	45,735	24,700	1211/2010
PKI	1474	Rheem Valley		163,975 Moraga	CA	Hold Property	39.851	25,750	1111/2016
PKI	1495	Silverdale Plaza		170,406 Silverdale	WA	Hold Property	36,864	24,000	11/1/2016
PKI	1496	Silverdale Shopping Center		67,287 Silverdale	WA	Hold Property	18,225	5,626	111/2012
PKi	1478	Scuthpointe Plaza		188,874 Sacramento	CA	Hold Property	28,010	9,117	6/1/2009
PK I	1531	Sunset Esplanade		260,954 Hillsboro	OR	Hold Property	54,574	36,000	11/1/2016
PK I	1433	Sycamore Plaza		105,085 Anaheim	CA	Hold Property	19,674	11,825	11/1/2016
				4,825,530			1,164,270	651,374

			32	PRK Holdings I, LLC % of Assets			44.49%

PK II	1499	Alamosa Plaza		77 ,650 Las Vegas	NY	Hold Property	28,169	12,791	11/1/2009
PKII	1401	Anaheim Plaza		347,350 Anaheim	CA	Hold Property	92,762	61,750	11/1/2016
PK II	1402	Bixby Hacienda Plaza		135,012 Hacienda Heights	CA	Hold Property	46,796	30.800	11/1/2016
PK II	1403	Brookhurst Center		185,247 Anaheim	CA	Hold Property	43,567	25,500	11/1/2016
PKII	1442	Brookvale Shopping Center		131,239 Fremont	CA	Hold Property	28,042	19,300	11/112016
PKII	1445	Century Center		214,772 Modesto	CA	Hold Property	40.938	27,800	11/112016
PK II	1449	Country Gables Shopping Center		140,184 Granite Bay	CA	Hold Property	33,711	21.500	11/1/2016
PK II	1450	Creekside Center		80,911 Hayward	CA	Hold Property	16,429	10,200	11/112016
PKII	1431	Downey S.C.		114,722 Downey	CA	Hold Property	1,594	—
PK II	1451	Dublin Retail Center		154,728 Dublin	CA	Hold Property	29.434	18,400	11/1/2016
PK II	1409	EI Camino North		366,775 Oceanside	CA	Hold Property	105,080	61,400	11/1/2016
PK II	1486	Frontier Village Shopping Ctr		195,932 lake Stevens	WA	Hold Property	47.430	30,900	11/1/2015
PKII	1468	Gateway ShOPPing Center		113,641 Mill Creek	WA	Hold Property	28,886	18,500	11/1/2016
PKII	1505	Green Valley Town & Country		130,773 Henderson	NY	Hold Property	31,004	19,600	11/1/2016
PKII	1420	Larwin Square Shopping Center		210,743 Tustin	CA	Hold Property	57,223	33,200	11/1/2016
PK II	1422	Marina Village		148,756 Huntington Beach	CA	Hold Property	36,549	21,600	111112016
PKII	1423	Melrose Village Plaza		136,672 Vista	CA	Hold Property	29,167	8,080	8/10/2009
PKIi	1523A	Milwaukie Marketplace		185,859 Milwaukie	OR	Hold Property	28,571	—
PKII	1468	Monterey Plaza		183,180 San Jose	CA	Hold Property	54,588	15,328	8/10/2009
PKI!	1426	Ocaanside Town & Country		88,363 Oceanside	CA	Hold Property	12,193	6,800	11/1/2016

PK	1470	Olympia Place		114,733 Walnut Creek	CA	Held Property	73.427	44,200	11/1/2016
PKII	1492	Olyrnpia West Cenier		69,212 Olympia	WA	Hold Property	20,064	14,000	11/1/2016
PKII	1472	Pine Creek Shopping Center		217,525 Grass Valley	CA	Hold Property	52,741	31,100	11/1/2016
PKII	1510A	Sahara Pavilion North		333,236 Las Vegas	NV	Hold Property	92,297	56,250	11/1/2016
PKII	1497A	Sunset Square		376,023 Bellingham	WA	Hold Property	58,937	39,000	11/1/2016
PKII	1434	Tuslin Heights Shopping Center		138,348 Tustin	CA	Hold Property	36,108	9,394	811 0/2009
PKII	1435	Vermont-Slauson Shopping Ctr		169,744 Los Angeles	CA	Hold Property	23,988	—
PKII	1533	Tanasbourne Village		208,644 Hillsboro	OR	Sale Property	65,529	16,510	8/1 0/2009	PPRP	PK II beneficial owner
				4,969.974			1,216,283	653,902

			28	PRK Holdings II, LLC % of Assets			46.48%

PKIII	1441	Blossom Valley Plaza		111,558 Turlock	CA	Hold Property	22,567	13,600	11/1/2016
PKIII	1404	Canyon Square Plaza		96,662 Santa Clarita	CA	Hold Property	23,356	13,800	11/1/2016
PKIII	1500	Caughlin Ranch		113,376 Reno	NV	Hold Property	25,599	16,800	11/1/2016
PKIII	1410	Enclnitas Marketplace		119,738 Encinitas	CA	Hold Property	33,235	16,700	11/1/2016
PKIII	1454	F airmant Shopping Center		104,281 Pacifica	CA	Hold Property	30,145	14,700	11/1/2016
PKIII	1432	San Dimas Marketplace		154,000 San Dimas	CA	Hold Property	43,256	22,500	11/1/2016
PKfII	1532	Sunset Mall		115,635 Portland	OR	Hold Property	25,255	7.145	9/1/2012
PKIII	1498	Tacoma Central		134,839 Tacoma	WA	Hold Property	33,081	17,000	11/1/2016
				950,089			236,494	122,245

				8 PRK Holdings Ill, LLC % of Assets			9.04%

				Total Hold Assets			2,617 ,047

PK Sale	1514	Albany Plaza	109.891 Albany	OR	Sale Property	13,529
PK Sale	1439	Angels Camp Town Center	77,967 Angel's Camp	CA	Sale Property	10,488
PK Sale	1516	Canby Square Shopping Center	115,701 Canby	OR	Sale Property	16,978
PK Sale	1502	Decatur Meadows	111,245 Las Vegas	NV	Sale Property	15,741
PK Sale	1503	Eagle Station	114,258 Carson City	NV	Sale Property	15,805
PK Sale	1452	Eastridge Plaza	81,010 Porterville	CA	Sale Property	7,406
PK Sale	1504	Elko Junction Shopping Center	170,812 Elko	NV	Sale Property	18,529
PKSalo	1453	Elverta Crossing	119,998 Antelope	CA	Sale Property	15.394
PK Sale	1412	Foothill Marketplace	308,846 Rancho Cucamonga	CA	Sale Property	54.313
PK Sale	1487	Garrison Square	69,790 Vancouver	WA	Sale Property	8.591
PK Sale	1415	Gordon Ranch Marketplace	128,082 Chino Hills	CA	Sale Property	25.331
PK Sale	1520	Hood River Shopping Center	108.554 Hood River	OR	Sale Property	15.194
PK Sale	1417	Kenneth Hahn	165,195 Los Angeles	CA	Sale Property	14.813	6,000	1111/2015
PK Sale	1462	Laguna Village	120,893 Sacramento	CA	Sale Property	33.081
PK Sale	1419	Lakewood Plaza	113,511 Bellflower	CA	Sale Property	11,850
PK Sale	1521	Medford Center	335,043 Medford	OR	Sale Property	52,830
PKSale	1466	Mineral King	46,460 Visalia	CA	Sale Property	7.686			CTOP
PK Sale	1467	Mission Ridge Plaza	96,393 Manteca	CA	Sale Property	19.750
PK Sale	1540	North Coast Health Center	126,889 Encinitas	CA	Sale Property	5,700
PK Sale	1507	North Reno	139,484 Reno	NV	Sale Property	10,950	5,090	7/112012
PK Sale	1525	Oregon Trait Center	208.276 Gresham	OR	Sale Property	34,024
PK Sate	1471	Park Place	150,766 Vallejo	CA	Sale Property	28,338
PK Sale	1526	Pioneer Plaza	96,027 Springfield	OR	Sale Property	14,143
PK Sale	1527	Powell Valley Junction	107,583 Gresham	OR	Sale Property	10,369
PK Sale	1509	Renaissance West	169,160 Las Ve9as	NV	Sale Property	45,966	28,797	1/10/2015
PK Sale	1528	Rockwood Plaza	92,872 Gresham	OR	Sala Property	9,381
PK Sale	1511A	Satlara Pavilion South	160,842 Las Vegas	NV	Sale Property	32,927
PK Sale	1534	Troutdale Market	98,137 Troutdale	OR	Sale Property	7,406
PK Sale	1479	Ukiah Crossroads	110,565 Ukiah	CA	Sate Property	16,290
PK Sale	1480	Victorian Walk	102,581 Fresno	CA	Sala Property	9,875
PK Sale	1512	West Town	65,424 Winnemucca	NV	Sale Property	5,579

PK Sale	1481	Yreka Junction	127,148 Yreka	CA	Sale Property	14,808
PK Sale	1405	China Town Square	341,577 Chino	CA	Sale Property	80,535	24,923	1/1/2010	CTOP	PK I beneficial owner
PK Sale	1421	Lorna Square	210,621 San Diego	CA	Salo Property	65.189	17,346	6/1/2009	CTOP	PK I beneficial owner
PK Sale	1425	North County Plaza	160,928 Ca~sbad	CA	Sale Property	42,317	30,000	1/1/2016	CTOP	PK I benefICial owner
PK Sale	1411	Fire Mountain	90,178 Oceanside	CA	Sale Property	35,679	11,712	1/1/2012	CTOP	PK II beneftdal owner
PK Sale	1424	Mountain Square	271,867 Upland	CA	Sale Property	59,722	23,927	1/1/2012	CTOP	PK II beneficial owner
PK Sate	1539	North Mountain Village	94,379 Phoenix	AZ.	Sale Property	15.412	7.173	8/1/2011	CTOP	PK II beneficial owner
PK Sale	1438	Vineyards Marketplace	56,019 Rancho Cucamonga	CA	Sale Property	17,707	5.029	11/10/2009	CTOP	PK II beneficial owner
		TOTAL	5,374,972			919,625	159,997
		Number of Properties	39

Schedule 3.11

Condemnation and Eminent Domain Proceedings

Site 1451 -- Dublin Retail Center, Dublin, CA

Schedule 4.1

Certain Financial Disclosure

NONE

Schedule 12.9

FTG Percentages

FTG GUARANTOR	FTG PERCENTAGE

PRK Holdings I LLC	46.2921%
PRK Holding II LLC	45.5763%
PRK Holdings III LLC	8.1316%